AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 1999

                                                      REGISTRATION NO. 333-68747
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                       AND
                            POST-EFFECTIVE AMENDMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

           MERRILL LYNCH & CO., INC.                            DELAWARE                             13-2740599
(Exact name of registrant as specified in charter)      (State of incorporation)      (I.R.S. employer identification number)
     MERRILL LYNCH PREFERRED FUNDING VI, L.P.                   DELAWARE                             13-4034253
  (Exact name of registrant as specified in             (State of organization)       (I.R.S. employer identification number)
     certificate of limited partnership)
    MERRILL LYNCH PREFERRED CAPITAL TRUST VI                    DELAWARE                             13-7174482
   (Exact name of registrant as specified in            (State of organization)       (I.R.S. employer identification number)
          certificate of trust)

                             WORLD FINANCIAL CENTER
                                   NORTH TOWER
                          NEW YORK, NEW YORK 10281-1334
                                  (212)449-1000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                              ---------------------
                              MARK B. GOLDFUS, ESQ.
                                 GENERAL COUNSEL
                                  CORPORATE LAW
                            MERRILL LYNCH & CO., INC.
                             WORLD FINANCIAL CENTER
                                   NORTH TOWER
                          NEW YORK, NEW YORK 10281-1334
                                  (212)449-6990
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------
                                   Copies to:

NORMAN D. SLONAKER, ESQ.    DONALD R. CRAWSHAW, ESQ.     RICHARD T. PRINS, ESQ.
    BROWN & WOOD LLP           SULLIVAN & CROMWELL        SKADDEN, ARPS, SLATE,
 ONE WORLD TRADE CENTER         125 BROAD STREET           MEAGHER & FLOM LLP
NEW YORK, NEW YORK 10048    NEW YORK, NEW YORK 10004        919 THIRD AVENUE
                                                        NEW YORK, NEW YORK 10022

                              ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                             ---------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE


         This registration statement contains:

     (a) a prospectus which is to be used by Merrill Lynch & Co., Inc. ("ML&Co.") in connection with offerings of its:

          o    debt securities;

          o    warrants;

          o    common stock;

          o    preferred stock; and

          o    depositary shares;

     (b) a prospectus which is to be used by ML&Co. in connection with offerings of its Structured Yield Product Exchangeable for Stock; and

     (c) a prospectus including alternate pages, which is to be used in connection with offerings of

          o the preferred securities of Merrill Lynch Preferred Capital Trust VI ("ML Trust");

          o the preferred securities of Merrill Lynch Preferred Funding VI, L.P. ("ML Partnership");

          o    the subordinated debentures of ML&Co.; and

          o    the guarantees of ML&Co. of:

          o    the preferred securities of ML Trust;

          o    the preferred securities of ML Partnership; and

          o    specified debentures issued by ML&Co.'s affiliates

Additionally, there is a prospectus supplement relating to ML&Co.'s medium-term notes, a prospectus to be used by ML&Co.'s wholly-owned subsidiary, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated in connection with market-making transactions and a form of prospectus supplement for the offering of ML&Co.'s Market Index Target-Term Securities. This amendment does not include all of the prospectuses to be used in connection with market-making transactions.





The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary Prospectus dated February 26, 1999

PROSPECTUS

                                     [LOGO]

                            Merrill Lynch & Co., Inc.

                   Debt Securities, Warrants, Preferred Stock,
                       Depositary Shares and Common Stock

o  By this prospectus, we may offer            o  When we offer securities, we will provide you
   from time to time up  to $      of our:        with a prospectus supplement or  a term sheet
                                                  describing the terms of the specific issue of
o  debt securities;                               securities including the offering price of the
                                                  securities.
o  warrants;
                                               o  You should read this prospectus and the
o  common stock;                                  prospectus supplement or the term sheet relating
                                                  to the specific issue of securities carefully
o  preferred stock; and                           before you invest.

o  depositary shares.




     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                           --------------------------

                         The date of this prospectus is          , 199 .

                            MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd., Merrill Lynch Asset Management L.P. and Merrill Lynch Mercury Asset Management, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     o    securities brokerage, trading and underwriting;

     o    investment  banking,   strategic   services,   including  mergers  and
          acquisitions and other corporate finance advisory activities;

     o asset management and other investment advisory and recordkeeping services;

     o trading and brokerage of swaps, options, forwards, futures and other derivatives;

     o    securities clearance services;

     o    equity, debt and economic research;

     o banking, trust and lending services, including mortgage lending and related services; and

     o    insurance sales and underwriting services.

     We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

     Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

          In this prospectus, references to "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of all the securities offered under this prospectus.

                                USE OF PROCEEDS


          We intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include financing the activities of our subsidiaries, financing our assets and those of our subsidiaries, the lengthening of the average maturity of our borrowings, and financing acquisitions. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to lengthen the average maturity of our borrowings. To the extent that securities being purchased for resale by our subsidiary, Merrill Lynch Pierce, Fenner & Smith Incorporated, referred to in this prospectus as MLPF&S, are not resold, the aggregate proceeds that we and our subsidiaries would receive would be reduced.



      RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED
                   FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


          In 1998, we acquired the outstanding shares of Midland Walwyn, Inc., in a transaction accounted for as a pooling-of-interests. The following information has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated:




                                                            Year Ended Last Friday in December
                                                          1994     1995    1996    1997     1998

Ratio of earnings to fixed charges (a).................     1.2     1.2     1.2      1.2     1.1
Ratio of earnings to combined fixed charges
       and preferred stock dividends (a)...............     1.2     1.2     1.2      1.2     1.1

         For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                                 THE SECURITIES


     ML&Co. intends to sell its securities from time to time. These securities may include the following, in each case, as specified by ML&Co. at the time of offering:

     o    common stock;

     o    preferred stock;

     o    depositary shares representing preferred stock;

     o debt securities, comprising senior debt securities and subordinated debt securities, each of which may be convertible into common stock or preferred stock;

     o    warrants to purchase debt securities;

     o    warrants to purchase shares of common stock;

     o    warrants to purchase shares of preferred stock;

     o warrants entitling the holders to receive from ML&Co. a payment or delivery determined by reference to decreases or increases in the level of an index or portfolio ("Index Warrants") based on:

          o    one or more equity or debt securities;

          o any statistical measure of economic or financial performance such as a currency or a consumer price or mortgage index; or

          o    the price or value of any commodity or any other item or index;

     o warrants to receive from ML&Co. the cash value in U.S. dollars of the right to purchase ("Currency Call Warrants") or to sell ("Currency Put Warrants" and, together with the Currency Call Warrants, the "Currency Warrants") specified foreign currencies or units of two or more specified foreign currencies;

     o    shares of preferred stock which may be:

          o    convertible into preferred stock or common stock or

          o exchangeable for debt securities, preferred stock or depositary shares representing preferred stock

     The warrants to purchase debt securities, common stock, preferred stock and depositary shares representing preferred stock, the Index Warrants and the Currency Warrants are collectively referred to as the "Warrants", and the debt securities, the Warrants, the preferred stock, the depositary shares and the common stock are collectively called the "Securities".

     We may offer the Securities independently or together with other Securities and the Securities may be attached to, or separate from other Securities. We will offer the Securities to the public on terms determined by market conditions at the time of sale and set forth in a prospectus supplement or term sheet relating to the specific issue of Securities.

     The Securities offered by this prospectus may be offered separately or together in one or more series of up to $ aggregate public offering price or its equivalent in such foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as shall be designated by ML&Co. at the time of offering, subject to reduction on account of the sale of other securities under the registration statement of which this prospectus is a part.


                         DESCRIPTION OF DEBT SECURITIES


     Unless otherwise specified in a prospectus supplement, the senior debt securities are to be issued under an indenture (the "1983 Indenture"), dated as of April 1, 1983, as amended and restated and as further amended, between ML&Co. and The Chase Manhattan Bank, as trustee or issued under an indenture (the "1993 Indenture"), dated as of October 1, 1993, as amended, between ML&Co. and The Chase Manhattan Bank, as trustee (each, a "Senior Debt Trustee"). The 1983 Indenture and the 1993 Indenture are referred to as the "Senior Indentures". Unless otherwise specified in a prospectus supplement, the subordinated debt securities are to be issued under an indenture (the "Subordinated Indenture"), between ML&Co. and The Chase Manhattan Bank, as trustee (the "Subordinated Debt Trustee"). The Senior Debt Securities and Subordinated Debt Securities may also be issued under one or more other indentures (each, a "Subsequent Indenture") and have one or more other trustees (each, a "Subsequent Trustee"). Any Subsequent Indenture relating to senior debt securities will have terms and conditions identical in all material respects to the above-referenced Senior Indentures and any Subsequent Indenture relating to subordinated debt securities will have terms and conditions identical in all material respects to the above-referenced Subordinated Indenture, including, but not limited to, the applicable terms and conditions described below. Any Subsequent Indenture relating to a series of debt securities, and the applicable trustee, will be identified in the applicable prospectus supplement or term sheet. The Senior Indentures, the Subordinated Indenture and any Subsequent Indentures (whether senior or subordinated) are referred to herein as the "Indentures"; and the Senior Debt Trustees, the Subordinated Debt Trustee and any Subsequent Trustees are referred to herein as the "Trustees". A copy of each Indenture is filed (or, in the case of a Subsequent Indenture, will be filed) as an exhibit to the registration statement relating to the Securities. The following summaries of certain provisions of the Indentures are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the respective Indentures, including the definitions of terms.

Terms of the Debt Securities

     ML&Co. may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. ML&Co. may issue debt securities upon the satisfaction of conditions, including the delivery to the applicable Trustee of a resolution of the Board of Directors of ML&Co., or a committee of the Board of Directors, or a certificate of an officer of ML&Co. who has been authorized by the Board of Directors to take that kind of action, which fixes or establishes the terms of the debt securities being issued. Any resolution or officer's certificate approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, including:

     o the aggregate principal amount and whether there is any limit upon the aggregate principal amount that may be subsequently issued;

     o    the stated maturity date;

     o the principal amount payable whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

     o    any fixed or variable interest rate or rates per annum;

     o    any interest payment dates;

     o    any  provisions  for   redemption,   the  redemption   price  and  any
          remarketing arrangements;

     o    any sinking fund requirements;

     o whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

     o the form in which the debt securities may be issued, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the debt securities in either form;

     o whether and under what circumstances ML&Co. will pay additional amounts ("Additional Amounts") under any debt securities held by a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether ML&Co. has the option to redeem the affected debt securities rather than pay any Additional Amounts;

     o    whether the debt securities are to be issued in global form;

     o    the title and series designation;

     o    the minimum denominations;

     o whether, and the terms and conditions relating to when, ML&Co. may satisfy all or part of its obligations with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the Holders of the debt securities, other securities, which may or may not be issued by or are obligations of ML&Co., or a combination of cash, other securities and/or property ("Maturity Consideration");

     o any additions or deletions in the terms of the debt securities with respect to the Events of Default set forth in the respective Indentures;

     o the terms, if any, upon which the debt securities may be convertible into common stock or preferred stock of ML&Co. and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

     o whether, and the terms and conditions relating to when, the debt securities may be transferred separately from Warrants if the debt securities and Warrants are issued together; and

     o any other terms of the debt securities which are not inconsistent with the provisions of the applicable Indentures.

     Please see the accompanying prospectus supplement or the terms sheet you have received or will receive for the terms of the specific debt securities being offered. This prospectus may be delivered before or concurrently with the delivery of a terms sheet. Debt securities may also be issued under the
Indentures upon the exercise of warrants to purchase debt securities. See "Description of Debt Warrants". Nothing in the Indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

     Prospective purchasers of debt securities should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

     Each series of debt securities will be issued, as described in the prospectus supplement, in fully registered form without coupons, and/or in bearer form with or without coupons, and in denominations set forth in the prospectus supplement. No service charge will be made for any registration of transfer of registered debt securities or exchange of debt securities, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with any registration of transfer or exchange. Each Indenture provides that debt securities may be issued in global form. If any series of debt securities is issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interest in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium, Additional Amounts, Maturity Consideration and interest on, a global debt security will be payable or deliverable in the manner described in the applicable prospectus supplement.

     The provisions of the Indentures permit ML&Co., without the consent of holders of any debt securities, to issue additional debt securities with terms different from those of debt securities previously issued and to reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

     The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. The subordinated debt securities will be unsecured and will be subordinated to all existing and future Senior Indebtedness of ML&Co., as defined below. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the holders of the debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

     ML&Co. will pay or deliver principal and any premium, Additional Amounts, Maturity Consideration and interest in the manner, at the places and subject to the restrictions set forth in the applicable Indenture, the debt securities and the applicable prospectus supplement. However, payment of any interest and any Additional Amounts may be made at the option of ML&Co. by check mailed to the holders of registered debt securities at their registered addresses.

     Debt securities may be presented for exchange, and registered debt securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the applicable Indenture, the debt securities and the applicable prospectus supplement. Debt securities in bearer form and the coupons, if any, pertaining to the debt securities will be transferable by delivery. No service charge will be made for any transfer or exchange of debt securities, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

     Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued under the Indentures. If so specified in a prospectus supplement, ML&Co. may issue subordinated debt securities under a separate indenture which provides for a single issue of zero coupon convertible subordinated debt securities, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. If ML&Co. issues debt securities under any indenture, the applicable prospectus supplement will set forth the terms of the debt securities and will identify the applicable indenture and trustee.


Merger and Consolidation


     ML&Co. may consolidate or merge with or into any other corporation, and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     o the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations:

     o pay or deliver the principal of, and any premium, Additional Amounts, Maturity Consideration or interest on, the debt securities; and

     o perform and observe all of the obligations and conditions of the Indentures to be performed or observed by ML&Co., and

     o ML&Co. or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the Indentures.


Modification and Waiver


     Each Indenture may be modified and amended by ML&Co. and the applicable Trustee with the consent of holders of at least 66 2/3% in principal amount or aggregate issue price of each series of debt securities affected. However, without the consent of each holder of any debt security affected, no amendment or modification to any Indenture may:

     o change the stated maturity of the principal or Maturity Consideration of, or any installment of interest or Additional Amounts on, any debt security or any premium payable on redemption, or change the Redemption Price;

     o reduce the principal amount of, or the interest or Additional Amounts payable on, or reduce the amount or change the type of Maturity Consideration deliverable on, any debt security or reduce the amount of principal or Maturity Consideration which could be declared due and payable before the stated maturity;

     o change the place or currency of any delivery or payment of principal or Maturity Consideration of, or any premium, interest or Additional Amounts on any debt security;

     o impair the right to institute suit for the enforcement of any delivery or payment on any debt security;

     o reduce the percentage in principal amount or aggregate issue price of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the applicable Indenture; or

     o modify the foregoing requirements or reduce the percentage in principal amount or aggregate issue price of outstanding debt securities necessary to waive any past default to less than a majority.

     No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s Senior Indebtedness without the consent of each holder affected. The holders of at least a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable Indenture and waive compliance by ML&Co. with certain provisions of that Indenture, except as described under "-Events of Default".


Events of Default


     Each of the following will be an Event of Default with respect to each series of debt securities issued under each Indenture:

     o default in the payment of any interest or Additional Amounts when due, and continuing for 30 days;

     o    default in the payment of any principal or premium, when due;

     o default in the delivery or payment of the Maturity Consideration when due;

     o    default in the deposit of any sinking fund payment, when due;

     o default in the performance of any other obligation of ML&Co. contained in the applicable Indenture for the benefit of that series or in the debt securities of that series, and continuing for 60 days after written notice as provided in the applicable Indenture;

     o    specified events in bankruptcy, insolvency or reorganization of ML&Co.
          and

     o any other Event of Default provided with respect to debt securities of that series.

     If an Event of  Default  occurs  and is  continuing  for any series of debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the applicable Trustee or the holders of at least 25% in principal amount or aggregate issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the debt securities of that series, due and payable or deliverable immediately. At any time after the applicable Trustee or the holders have made a declaration of acceleration with respect to the debt securities of any series but before the applicable Trustee has obtained a judgment or decree for payment of money due, the holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

     Any Event of Default with respect to any series of debt securities may be waived by the holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of that series, except a default:

     o in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     o in respect of an obligation of ML&Co. contained in, or a provision of, any Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred on the Trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable Indenture. Subject to the provisions of each Indenture relating to the duties of the appropriate Trustee, before proceeding to exercise any right or power under an Indenture at the direction of the holders, the applicable Trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     Any series of debt securities issued under any Indenture will not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. will be required to furnish to each Trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the applicable Indenture.


Special Terms Relating to the Senior Debt Securities

     Limitations Upon Liens


     ML&Co. may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than any lien specifically permitted by the Senior Indentures, on the Voting Stock owned directly or indirectly by ML&Co. of any Subsidiary, other than a Subsidiary which, at the time of incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

     "Subsidiary" is defined in the Senior Indentures as any corporation of which at the time of determination, ML&Co. and/or one or more subsidiaries of ML&Co. owns or controls directly or indirectly 50% of the shares of Voting Stock of the corporation.

     "Voting Stock" is defined in the Senior Indentures as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the Senior Indentures, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.


     Limitations on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S


     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to the transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the Senior Indentures to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:


     o merge or consolidate, unless the surviving company is a Controlled Subsidiary, or


     o convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.


Special Terms Relating to the Subordinated Debt Securities


     Upon any distribution of assets of ML&Co. resulting from any dissolution, winding up, liquidation or reorganization, payments on subordinated debt securities are subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness, but the obligation of ML&Co. to make payments on the subordinated debt securities will not otherwise be affected. No payment on subordinated debt securities may be made at any time when there is a default in the payment or delivery of any amounts due on any Senior Indebtedness, including payment of any sinking fund. Because the subordinated debt securities are subordinated in right of payment to any Senior Indebtedness, in the event of a distribution of assets upon insolvency, some creditors of ML&Co. may recover more, ratably, than holders of subordinated debt securities. Holders of subordinated debt securities will be subrogated to the rights of holders of Senior Indebtedness to the extent of payments made on Senior Indebtedness upon any distribution of assets in any proceedings in respect of subordinated debt securities.

     Unless otherwise specified in the prospectus supplement relating to any series of subordinated debt securities, Senior Indebtedness means any payment in respect of indebtedness of ML&Co. for borrowed money, other than indebtedness that is by its terms subordinated to or ranks equally with securities issued under the Subordinated Indenture. As of September 25, 1998, a total of approximately $83.7 billion of ML&Co.'s indebtedness would have been Senior Indebtedness.


Special Terms Relating to Convertible Debt Securities


     The following provisions will apply to debt securities that will be convertible into common stock or preferred stock of ML&Co. unless otherwise provided in the prospectus supplement relating to the specific issue of debt securities.

     The holder of any convertible debt securities will have the right, exercisable at any time during the time period specified in the applicable prospectus supplement, unless previously redeemed, to convert convertible debt securities into shares of common stock or preferred stock of ML&Co. as specified in the prospectus supplement, at the conversion rate per principal amount of convertible debt securities set forth in the applicable prospectus supplement. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the applicable prospectus supplement, except that, in the case of redemption at the option of the holder, if applicable, the conversion right will terminate upon receipt of written notice of the exercise of the option.

     For each series of convertible debt securities, the conversion price or rate will be subject to adjustment as contemplated in the applicable Indenture. Unless otherwise provided in the applicable prospectus supplement, these adjustments may occur as a result of:

     o    the issuance of shares of ML&Co. common stock as a dividend;

     o    subdivisions and combinations of ML&Co. common stock;

     o the issuance to all holders of ML&Co. common stock of rights or warrants entitling holders to subscribe for or purchase shares of ML&Co. common stock at a price per share less than the current market price per share; and

     o    the distribution to all holders of ML&Co. common stock of:

          o    shares of ML&Co. capital stock other than common stock;

          o evidences of indebtedness of ML&Co. or assets other than cash dividends paid from retained earnings and dividends payable in common stock referred to above; or

          o subscription rights or warrants other than those referred to above.

In any case, no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. Fractional shares of ML&Co. common stock will not be issued upon conversion, but, instead, ML&Co. will pay a cash adjustment. If indicated in the applicable prospectus supplement, convertible debt securities convertible into common stock of ML&Co. which are surrendered for conversion between the record date for an interest payment, if any, and the interest payment date, other than convertible debt securities called for redemption on a redemption date during that period, must be accompanied by payment of an amount equal to interest which the registered holder is entitled to receive.

     The  adjustment   provisions  for  convertible   debt  securities  will  be
determined at the time of issuance of each series of convertible debt securities and will be set forth in the applicable prospectus supplement.

     Except  as  set  forth  in  the  applicable  prospectus   supplement,   any
convertible debt securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of the convertible debt securities by one or more investment banking firms or other purchasers who may agree with ML&Co. to purchase convertible debt securities and convert them into common stock or preferred stock of ML&Co., as the case may be.

Governing Law

     The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.


                          DESCRIPTION OF DEBT WARRANTS


     ML&Co. may issue warrants for the purchase of debt securities ("Debt Warrants"). The Debt Warrants are to be issued under debt warrant agreements
(each a "Debt Warrant Agreement") to be entered into between ML&Co. and a bank or trust company, as Debt Warrant Agent as set forth in the prospectus supplement relating to the specific issue of Debt Warrants being offered. We have filed a copy of the form of Debt Warrant Agreement, including the form of warrant certificates representing the Debt Warrants (the "Debt Warrant Certificates"), reflecting the alternative provisions to be included in the Debt Warrant Agreements that will be entered into with respect to particular offerings of Debt Warrants, as an exhibit to the registration statement of which this prospectus is a part. The following summaries of certain provisions of the Debt Warrant Agreement and the Debt Warrant Certificates are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions of terms.

Terms of the Debt Warrants

     The applicable prospectus supplement will describe the terms of the specific issue of Debt Warrants being offered, the Debt Warrant Agreement relating to the Debt Warrants and the Debt Warrant Certificates representing the Debt Warrants, including the following:

     o the designation and aggregate principal amount debt securities that may be purchased upon exercise of the Debt Warrants and the price at which the purchase may be made;

     o the terms of the debt securities purchasable upon exercise of the Debt Warrants, including whether the debt securities will be senior debt securities or subordinated debt securities;

     o the procedures and conditions relating to the exercise of the Debt Warrants;

     o the designation and terms of any debt securities with which the Debt Warrants are issued, including whether the debt securities will be senior debt securities or subordinated debt securities and under which Indenture the debt securities will be issued;

     o    the number of Debt Warrants issued with each debt security;

     o any date on and after which the Debt Warrants and any related debt securities will be separately transferable;

     o    the date on which the right to exercise the Debt Warrants begins;

     o    date on which the right to exercise the Debt Warrants expires;

     o whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

     o any circumstances which will cause the Debt Warrants to be deemed to be automatically exercised;

     o    any material risk factors relating to the Debt Warrants;

     o    the identity of the Debt Warrant Agent; and

     o any other terms of the Debt Warrants which are not inconsistent with the provisions of the Debt Warrant Agreement.

     Debt Warrant Certificates may be exchangeable for new Debt Warrant Certificates of different denominations. Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the debt securities that may be purchased upon exercise of the Debt Warrants and will not be entitled to payment or delivery of any amounts which may be due on the Debt Securities purchasable upon exercise of the Debt Warrants.

     Prospective purchasers of Debt Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Debt Warrants and to the Debt Securities purchasable upon exercise of the Debt Warrants. The prospectus supplement relating to any issue of Debt Warrants will describe these considerations.


Book-Entry Procedures


     Except as may otherwise be provided in the applicable prospectus supplement, the Debt Warrants will be issued in the form of global Debt Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable prospectus supplement, beneficial owners will not be entitled to receive definitive certificates representing Debt Warrants unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the Debt Warrants represented by definitive certificates. A beneficial owner's interest in a Debt Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner's account. In turn, the total number of Debt Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Debt Warrant will be effected only through the selling beneficial owner's brokerage firm.


Exercise of Debt Warrants


     Each Debt Warrant will entitle the holder to purchase for cash a principal amount of debt securities at the exercise price set forth in, or determined in manner set forth in, the applicable prospectus supplement. Debt Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised Debt Warrants will become void.

     Debt Warrants may be exercised in the manner described in the applicable prospectus supplement. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable prospectus supplement, ML&Co. will, as soon as practicable, forward the debt securities purchased upon exercise. If less than all of the Debt Warrants represented by any Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.


Listing


     ML&Co. may list an issue of Debt Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.


                        DESCRIPTION OF CURRENCY WARRANTS


     ML&Co. may issue Currency Warrants either in the form of:

     o Currency Put Warrants entitling the holders to receive from ML&Co. the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or

     o Currency Call Warrants entitling the holders to receive from ML&Co. the cash settlement value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or units of two or more currencies for a specified amount of U.S. dollars.

     The Currency Warrants will be issued under a currency put warrant agreement or a currency call warrant agreement, as applicable (each a "Currency Warrant Agreement"), to be entered into between ML&Co. and a bank or trust company, as Currency Warrant Agent as set forth in the applicable prospectus supplement relating to Currency Warrants being offered. Copies of the forms of Currency Put Warrant Agreement and Currency Call Warrant Agreement, including the forms of certificates representing the Currency Put Warrants and Currency Call Warrants (the "Currency Warrant Certificates"), reflecting the provisions to be included in the Currency Warrant Agreements that will be entered into with respect to particular offerings of Currency Warrants, are filed as exhibits to the registration statement of which this prospectus is a part. The following summaries of provisions of the Currency Warrant Agreements and the Currency Warrant Certificates are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Currency Warrant Agreements and the Currency Warrant Certificates, respectively, including the definitions of terms.

Terms of the Currency Warrants

     The applicable prospectus supplement will describe the terms of the specific issue of Currency Warrants being offered, the Currency Warrant Agreement relating to the Currency Warrants and the Currency Warrant Certificates representing the Currency Warrants, including the following:

     o whether the Currency Warrants are Currency Put Warrants, Currency Call Warrants, or both;

     o the formula for determining the cash settlement value of each Currency Warrant;

     o the procedures and conditions relating to the exercise of the Currency Warrants;

     o any circumstances that will cause the Currency Warrants to be deemed to be automatically exercised;

     o any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise;

     o the date on which the right to exercise the Currency Warrants begins and the date on which the right to exercise the Currency Warrants expires which may be the same date;

     o    any material risk factors relating to the Currency Warrants;

     o    the identity of the Currency Warrant Agent; and

     o any other terms of the Currency Warrants that are not inconsistent with the provisions of the applicable Currency Warrant Agreement.

     Prospective purchasers of Currency Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Currency Warrants. The prospectus supplement relating to any issue of Currency Warrants will describe these considerations.


Book-Entry Procedures


     Except as may otherwise be provided in the applicable prospectus supplement, the Currency Warrants will be issued in the form of global Currency Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable prospectus supplement, beneficial owners will not be entitled to receive definitive certificates representing Currency Warrants unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the Currency Warrants represented by definitive certificates. A beneficial owner's interest in a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling beneficial owner's brokerage firm.

Exercise of Currency Warrants

     Each Currency Warrant will entitle the holder to the cash settlement value of that Currency Warrant on the applicable exercise date as described in the applicable prospectus supplement. If a Currency Warrant has more than one exercise date and is not exercised before the time specified in the applicable prospectus supplement, on the fifth New York Business Day preceding the expiration date, the Currency Warrants will be deemed automatically exercised.


Listing


     Each issue of Currency Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of the Currency Warrants. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, any exchange, the expiration date for the exercise of the Currency Warrants will be the date the delisting or trading suspension becomes effective and Currency Warrants not previously exercised will be deemed automatically exercised on the business day immediately preceding the expiration date. Under the applicable Currency Warrant Agreement, ML&Co. will agree not to seek delisting of the Currency Warrants, or suspension of their trading, on any exchange.

                          DESCRIPTION OF INDEX WARRANTS


     ML&Co. may issue from time to time Index Warrants consisting of Index Put Warrants or Index Call Warrants. Subject to applicable law, ML&Co. will pay or deliver consideration on each Index Warrant in an amount determined by reference to the level or value of an Index such as:

     o an equity or debt security, or a portfolio or basket of indices or securities, which may include the price or yield of securities;

     o any statistical measure of economic or financial performance, which may include any currency or consumer price, or mortgage index; or

     o the price or value of any commodity or any other item or index or any combination.

     The payment or delivery of any consideration on any Index Put Warrant will be determined by the decrease in the level or value of the applicable Index and the payment or delivery of any consideration on any Index Call Warrant will be determined by the increase in the level or value of the applicable Index.

     Unless otherwise specified in the accompanying prospectus supplement, payments, if any, upon exercise of the Index Warrants will be made in U.S. dollars. The Index Warrants will be offered on terms to be determined at the time of sale.

Terms of the Index Warrants

     The applicable prospectus supplement will describe the specific issue of Index Warrants being offered, the indenture or agreement under which the Index Warrants will be issued, as the case may be, and the Index Warrant Certificates representing the Index Warrants, including the following:

     o whether the Index Warrants to be issued will be Index Put Warrants, Index Call Warrants or both;

     o the aggregate number and initial public offering price or purchase price;

     o    the applicable Index;

     o whether the Index Warrants will be deemed exercised as of a specified date or whether the Index Warrants may be exercised during a period and the date on which the right to exercise the Index Warrants commences and the date on which the exercise right expires;

     o the manner in which the Index Warrants may be exercised and any restrictions on, or other special provisions relating to, the exercise of the Index Warrants;

     o    any minimum number of the Index Warrants exercisable at any one time;

     o any maximum number of the Index Warrants that may, subject to ML&Co.'s election, be exercised by all Index Warrantholders, or by any person or entity, on any day;

     o any provisions permitting an Index Warrantholder to condition an exercise notice on the absence of certain specified changes in the level of the applicable Index after the exercise date, any provisions permitting ML&Co. to suspend exercise of the Index Warrants based on market conditions or other circumstances and any other special provision relating to the exercise of the Index Warrants;

     o any provisions for the automatic exercise of the Index Warrants other than at the expiration date;

     o any provisions permitting ML&Co. to cancel the Index Warrants upon the occurrence of certain events;

     o any additional circumstances that would constitute an Event of Default under the Index Warrants;

     o    the method of determining:

          o the payment or delivery, if any, to be made in connection with the exercise or deemed exercise of the Index Warrants (the "Settlement Value"),

          o    the  minimum  payment  or  delivery,  if  any,  to be  made  upon
               expiration  of  the  Index  Warrants  (the  "Minimum   Expiration
               Value"),

          o the payment or delivery to be made upon the exercise of any right which ML&Co. may have to cancel the Index Warrants, and

          o    the value of the Index;

     o in the case of Index Warrants relating to an Index for which the trading prices of underlying securities, commodities or rates are expressed in a foreign currency, the method of converting amounts in the relevant foreign currency or currencies into U.S. dollars, or any other currency or composite currency in which the Index Warrants are payable;

     o any method of providing for a substitute index or otherwise determining the payment or delivery to be made in connection with the exercise of the Index Warrants if the Index changes or ceases to be made available by its publisher;

     o any time or times at which payment or delivery will be made on the Index Warrants following exercise or deemed exercise;

     o any provisions for issuing the Index Warrants in other than book-entry form;

     o if the Index Warrants are not issued in book-entry form, any place or places at which payment or delivery on cancellation and any Minimum Expiration Value of the Index Warrants is to be made by ML&Co.;

     o any circumstances that will cause the Index Warrants to be deemed to be automatically exercised;

     o    any material risk factors relating to the Index Warrants;

     o    the identity of the Index Warrant Agent; and

     o any other terms of the Index Warrants which are not inconsistent with the provisions of the Index Warrant Agreement.

     Prospective purchasers of Index Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the Index Warrants. The prospectus supplement relating to any issue of Index Warrants will describe these considerations.


     Except as otherwise provided in the applicable prospectus supplement, each issue of Index Warrants will contain the terms set forth below.


     Index Warrants issued without a Minimum Expiration Value will be issued under one or more Index Warrant Agreements to be entered into between ML&Co. and a bank or trust company, as Warrant Agent, all as described in the prospectus supplement relating to the specific issue of Index Warrants. The Index Warrant Agent will act solely as the agent of ML&Co. under the applicable Index Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any Index Warrantholders. A single bank or trust company may act as Index Warrant Agent for more than one issue of Index Warrants.

     Index Warrants issued with a Minimum Expiration Value will be issued under one or more Index Warrant Trust Indentures to be entered into between ML&Co. and a corporation or other person permitted to so act by the Trust Indenture Act of 1939, as amended from time to time, to act as Index Warrant Trustee, all as described in the prospectus supplement relating to the Index Warrants. Any Index Warrant Trust Indenture will be qualified under the Trust Indenture Act. To the extent allowed by the Trust Indenture Act, a single qualified corporation may act as Index Warrant Trustee for more than one issue of Index Warrants.

     ML&Co. has filed forms of Index Warrant Agreement and Index Warrant Trust Indenture and the related global Index Warrant Certificates as exhibits to the registration statement of which this prospectus is a part. The summaries set forth in this section of certain provisions of the Index Warrant Agreement, the Index Warrant Trust Indenture and global index warrant certificates are not complete, are subject to, and are qualified in their entirety by reference to, all the provisions of the Index Warrant Agreement, the Index Warrant Trust Indenture and global Index Warrant Certificates, respectively.

     ML&Co. will have the right to reopen a previous issue of Index Warrants and to issue additional Index Warrants of that issue without the consent of any Index Warrantholder.

     The Index Warrants involve a high degree of risk, including the risk that the Index Warrants will expire without value other than any Minimum Expiration Value. Investors should therefore be prepared to sustain a total loss of the purchase price of the Index Warrants, other than any applicable Minimum Expiration Value. Investors who consider purchasing Index Warrants should be experienced with respect to options and option transactions and reach an investment decision only after carefully considering the suitability of the Index Warrants in light of their particular circumstances and the information set forth below as well as additional information contained in the prospectus supplement relating to the Index Warrants.

     If specified, and under the circumstances described in the prospectus supplement, ML&Co. will pay or deliver to each Index Warrantholder an amount equal to the greater of the applicable Settlement Value and a Minimum Expiration Value of the Index Warrants. In addition, if specified in the applicable prospectus supplement, ML&Co. will pay or deliver to each Index Warrantholder an amount specified in the prospectus supplement upon cancellation of the Index Warrants by ML&Co. which may occur upon specified events. In addition, if so specified in the applicable prospectus supplement, following the occurrence of an extraordinary event, the Settlement Value of an Index Warrant may, at the option of ML&Co., be determined on a different basis, including in connection with automatic exercise at expiration.

     Unless otherwise specified in the related prospectus supplement, the Index Warrants will be deemed to be automatically exercised upon expiration or any earlier date that may be specified. Upon any automatic exercise, ML&Co. will deliver or pay to each Index Warrantholder an amount equal to the Settlement Value of the Index Warrants, except that holders of Index Warrants having a Minimum Expiration Value will be entitled to receive a payment or delivery equal to the greater of the Settlement Value and the applicable Minimum Expiration Value. The Minimum Expiration Value may be either a predetermined payment or delivery or a payment or delivery that varies during the term of the Index Warrants in accordance with a schedule or formula. Any Minimum Expiration Value applicable to an issue of Index Warrants, as well as any additional circumstances resulting in the automatic exercise of the Index Warrants, will be specified in the applicable prospectus supplement.

     If so specified in the applicable prospectus supplement, ML&Co. may cancel the Index Warrants. In addition, ML&Co. may delay or postpone the exercise or valuation of, or payment or delivery for, the Index Warrants upon the occurrence of an extraordinary event. Any extraordinary events relating to an issue of Index Warrants will be described in the applicable prospectus supplement. Upon cancellation, the related Index Warrantholders will be entitled to receive only the applicable payment or delivery on cancellation specified in the applicable prospectus supplement. The payment or delivery on cancellation may be either a predetermined payment or delivery or a payment or delivery that varies during the term of the Index Warrants in accordance with a schedule or formula.

     If ML&Co. defaults with respect to any of its obligations under any Index Warrants issued with a Minimum Expiration Value under an Index Warrant Trust Indenture, the default may be waived by the Index Warrantholders of a majority in interest of all outstanding Index Warrants, except a default:

     o in the payment or delivery of the Settlement Value, Minimum Expiration Value or payment or delivery of any amount upon cancellation of the Index Warrants; or

     o in respect of a covenant or provision of the applicable Index Warrant Trust Indenture which cannot be modified or amended without the consent of each Index Warrantholder of each outstanding Index Warrant affected.

     The Index Warrants are unsecured contractual obligations of ML&Co. and will rank equally with its other unsecured contractual obligations and with its unsecured and unsubordinated debt. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the Index Warrantholders, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.


Book-Entry Procedures


     Except as may otherwise be provided in the applicable prospectus supplement, the Index Warrants will be issued in book-entry form and represented by global Index Warrants, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable prospectus supplement, Index Warrantholders will not be entitled to receive definitive certificates representing Index Warrants, unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the Index Warrants represented by definitive certificates. A beneficial owner's interest in an Index Warrant represented by a global Index Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner's account. In turn, the total number of Index Warrants held by an individual brokerage firm or other entity for its clients will be maintained on the records of the depositary in the name of the brokerage firm or other entity or its agent. Transfer of ownership of any Index Warrant will be effected only through the selling beneficial owner's brokerage firm.


Listing

     ML&Co. may list an issue of Index Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.


Modification


     ML&Co. and the Index Warrant Agent or Index Warrant Trustee, as the case may be, may amend any Index Warrant Agreement or Index Warrant Indenture and the terms of the related Index Warrants by a supplemental agreement or supplemental indenture (each, a "Supplemental Agreement"), without the consent of the holders of any Index Warrants, for the purpose of:

     o curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision, or of making any other provisions with respect to matters or questions arising under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, which are not inconsistent with the provisions of the respective agreement or indenture or of the Index Warrants,

     o evidencing the succession to ML&Co. and the assumption by the successor of ML&Co.'s covenants contained in the Index Warrant Agreement or the Index Warrant Trust Indenture, as the case may be, and the Index Warrants,

     o    appointing a successor depository,

     o evidencing and providing for the acceptance of appointment by a successor Index Warrant Agent or Index Warrant Trustee with respect to the Index Warrants, as the case may be,

     o adding to the covenants of ML&Co., for the benefit of the Index Warrantholders or surrendering any right or power conferred upon ML&Co. under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be,

     o    issuing Index Warrants in definitive form, or

     o amending the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, in any manner which ML&Co. may deem to be necessary or desirable and which will not materially and adversely affect the interests of the Index Warrantholders.

     ML&Co. and the Index Warrant Agent may also amend any Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, and the terms of the related Index Warrants, by a Supplemental Agreement, with the consent of the Index Warrantholders holding not less than 66 2/3% in number of the then outstanding unexercised Index Warrants affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, or of modifying in any manner the rights of the Index Warrantholders. However, without the consent of each Index Warrantholder affected, no amendment may be made that:

     o changes the determination, or any aspects of the determination, of the Settlement Value or any payment or delivery to be made on cancellation, or any Minimum Expiration Value of the Index Warrants so as to reduce the payment or delivery to be made upon exercise or deemed exercise,

     o shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Index Warrantholders, or

     o reduces the number of outstanding Index Warrants, the consent of whose holders is required for amendment of the Index Warrant Agreement, the Index Warrant Trust Indenture or the terms of the related Index Warrants.


Events of Default


     Specified events in bankruptcy, insolvency or reorganization of ML&Co. will constitute Events of Default with respect to Index Warrants having a Minimum Expiration Value which are issued under an Index Warrant Trust Indenture. Upon the occurrence of an Event of Default, the holders of 25% of unexercised Index Warrants may elect to receive a settlement payment or delivery for any unexercised Index Warrants. Any settlement payment or delivery will immediately become due to the Index Warrantholders upon any election. Assuming ML&Co. is able to satisfy its obligations when due under the Index Warrants, the settlement payment or delivery will be an amount equal to the market value of the Index Warrants as of the date ML&Co. is notified of the intended liquidation. The market value of the Index Warrants will be determined by a nationally recognized securities broker-dealer unaffiliated with ML&Co. and mutually selected by ML&Co. and the Index Warrant Trustee.


Merger, Consolidation, Sale, Lease or Other Dispositions


     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     o the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

     o    pay or deliver the Settlement  Value, any Minimum  Expiration Value or
          any  consideration  payable  or  deliverable  upon  cancellation,   if
          applicable with respect to all the unexercised Index Warrants; and

     o perform and observe all of the obligations and conditions of the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, to be performed or observed by ML&Co.; and

     o ML&Co. or the successor corporation, as the case may be, is not, immediately after any merger or consolidation, in default under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be.


Enforceability of Rights by Index Warrantholders

     Any Index Warrantholder may, without the consent of the related Index Warrant Agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise, and receive payment or delivery for, its Index Warrants.

                    DESCRIPTION OF PREFERRED STOCK


     The following description sets forth certain general terms of preferred stock which ML&Co. may issue. The terms of any series of the preferred stock will be described in the applicable prospectus supplement relating to the preferred stock being offered. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, ML&Co.'s Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), which is filed as an exhibit to the registration statement of which this prospectus is a part, and the certificate of designations relating to each particular series of the preferred stock, which was or will be filed with the SEC at or before the issuance of the series of preferred stock.

Terms of the Preferred Stock

     Under the Certificate of Incorporation, ML&Co. is authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share. The Board of Directors of ML&Co. has the authority, without approval of the stockholders, to issue all of the shares of preferred stock which are currently authorized in one or more series and to fix the number of shares and the rights, preferences, privileges, qualifications, restrictions and limitations of each series. As of September 25, 1998, ML&Co. had 24,957,500 shares of preferred stock available for issuance.

     ML&Co. has authorized the issuance of shares of Series A junior preferred stock, par value $1.00 per share (the "Series A Junior Preferred Stock"), of ML&Co. upon exercise of preferred share purchase rights associated with each share of common stock outstanding. See "Description of Common Stock--Rights Agreement".

     In addition, as described under "Description of Depositary Shares", ML&Co., at its option, instead of offering full shares of any series of preferred stock, may offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to the depositary shares.

     The applicable prospectus supplement will describe the terms of each series of preferred stock, including, where applicable, the following:

     o the designation, stated value, liquidation preference and number of shares offered;

     o    the offering price or prices;

     o the dividend rate or rates, or method of calculation, the dividend periods, the date on which dividends shall be payable and whether such dividends are cumulative or noncumulative and, if cumulative, the dates from which dividends begin to cumulate;

     o    any redemption or sinking fund provisions;

     o    any conversion or exchange provisions;

     o    any voting rights;

     o to the extent permitted by applicable law, whether the preferred stock will be issued in certificated or book-entry form;

     o whether the preferred stock will be listed on a national securities exchange;

     o    information with respect to any book-entry procedures; and

     o    any  additional  rights,  preferences,   privileges,  limitations  and
          restrictions of the preferred stock which are not inconsistent with the provisions of the Certificate of Incorporation.

     The preferred stock will be, when issued against payment, fully paid and nonassessable. Holders will have no preemptive rights to subscribe for any additional securities which may be issued by ML&Co. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will rank equally with all other outstanding series of preferred stock issued by ML&Co. as to payment of dividends, other than with respect to cumulation of dividends, and as to the distribution of assets upon liquidation, dissolution, or winding up of ML&Co. As of September 25, 1998, there were 42,500 shares of ML&Co. 9% Cumulative Preferred Stock, Series A (the "9% Preferred Stock") represented by 17,000,000 depositary shares and one Special Voting Share outstanding. See "--Outstanding Preferred Stock". Each series of preferred stock will rank senior to the common stock, and any other stock of ML&Co. that is expressly made junior to that series of preferred stock.

     Unless  otherwise  specified  in  the  applicable  prospectus   supplement,
Citibank, N.A., will be the transfer agent, dividend disbursing agent and registrar for the shares of the preferred stock.

     Because ML&Co. is a holding company, its rights and the rights of holders of its securities, including the holders of preferred stock, to participate in the distribution of assets of any subsidiary of ML&Co. upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors and preferred stockholders, except to the extent ML&Co. may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.


Dividends and Distributions


     Holders of shares of the preferred stock will be entitled to receive, as, if and when declared by the Board of Directors of ML&Co., or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the prospectus supplement relating to the preferred stock being offered.

     Dividends on the preferred stock may be cumulative or noncumulative as provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, dividends on the cumulative preferred stock will accumulate from the date of original issue and will be payable quarterly in arrears on the dates specified in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, if any date so specified as a dividend payment date is not a business day, declared dividends on the preferred stock will be paid on the immediately succeeding business day, without interest. The applicable prospectus supplement will set forth the applicable dividend period with respect to a dividend payment date. If the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors, fails to declare a dividend on any series of noncumulative preferred stock for any dividend period, ML&Co. will have no obligation to pay a dividend for that period, whether or not dividends on that series of noncumulative preferred stock are declared for any future dividend period. Dividends on the preferred stock will be payable to record holders as they appear on the stock books of ML&Co. on each record date, not more than 30 nor less than 15 days preceding the applicable payment date, as shall be fixed by the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors.

     No dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, equally with or junior to any other series of preferred stock for any period unless dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment of those dividends has been set apart for,

     o in the case of cumulative preferred stock, all dividend periods terminating on or before the date of payment of full cumulative dividends, or

     o    in  the  case  of  noncumulative   preferred  stock,  the  immediately
          preceding dividend period.

     When dividends are not paid in full upon any series of preferred stock, and any other preferred stock ranking equally as to dividends with that series of preferred stock, all dividends declared upon shares of that series of preferred stock and any other preferred stock ranking equally as to dividends will be declared pro rata so that the amount of dividends declared per share on that series of preferred stock and any other preferred stock ranking equally as to dividends will in all cases bear to each other the same ratio that accrued dividends per share on the shares of that series of preferred stock and the other preferred stock bear to each other. In the case of noncumulative preferred stock, any accrued dividends described in the immediately preceding paragraph will not include any cumulation in respect of unpaid dividends for prior dividend periods.

     Except as provided in the immediately preceding paragraph, unless full dividends on all outstanding shares of any series of preferred stock have been declared and paid,

     o in the case of a series of cumulative preferred stock, for all past dividend periods, or

     o in the case of noncumulative preferred stock, for the immediately preceding dividend period,

then:

     o ML&Co. may not declare dividends or pay or set aside for payment or other distribution on any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of ML&Co. or other capital stock of ML&Co. ranking junior to that series of preferred stock as to dividends and upon liquidation, and

     o other than in connection with the distribution or trading of any of its capital stock, ML&Co. may not redeem, purchase or otherwise acquire any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, for any consideration or any moneys paid to or made available for a sinking fund for the redemption of any shares of any of its capital stock, except by conversion or exchange for capital stock of ML&Co. ranking junior to that series of preferred stock as to dividends and upon liquidation.


     Unless otherwise specified in the applicable prospectus supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.


     As of the date of this prospectus, subsidiaries of ML&Co. have issued $2.575 billion of perpetual Trust Originated Preferred Securities/SM/ ("TOPrS"). In connection with the issuance of the TOPrS, ML&Co. has agreed, among other things, that if full distributions on the TOPrS have not been paid or set apart for payment or if ML&Co. is in default of their related guarantee obligations, ML&Co., with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the preferred stock.
___________________
/SM/ Service mark of Merrill Lynch & Co., Inc.


Liquidation Preference


     Upon any voluntary or involuntary liquidation, dissolution or winding up of ML&Co., the holders of the preferred stock will have preference and priority over the common stock of ML&Co. and any other class of stock of ML&Co. ranking junior to the preferred stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of ML&Co. or proceeds from any liquidation, whether from capital or surplus, of the amount per share set forth in the applicable prospectus supplement plus all accrued and unpaid dividends, whether or not earned or declared, to the date of final distribution to such holders. After any liquidating payment, the holders of preferred stock will be entitled to no other payments. If, in the case of any liquidation, dissolution or winding up of ML&Co., the assets of ML&Co. or the proceeds from any liquidation should be insufficient to make the full liquidation payment in the amount per share set forth in the applicable prospectus supplement relating to a series of preferred stock, plus all accrued and unpaid dividends on that preferred stock, and liquidating payments on any other preferred stock ranking as to liquidation, dissolution or winding up equally with that preferred stock, then any assets and proceeds will be distributed among the holders of the preferred stock and any other preferred stock ratably in accordance with the respective amounts which would be payable on those shares of preferred stock and any other preferred stock if all amounts payable were paid in full. In the case of noncumulative preferred stock, accrued and unpaid dividends will not include cumulation of unpaid dividends from prior dividend periods. A consolidation or merger of ML&Co. with one or more corporations will not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of ML&Co.


Redemption


     If specified in the prospectus supplement relating to a series of preferred stock being offered, ML&Co. may, at its option, at any time or from time to time on not less than 30 nor more than 60 days notice, redeem that series of preferred stock in whole or in part at the redemption prices and on the dates set forth in the applicable prospectus supplement.

     If less than all outstanding shares of a series of preferred stock are to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors to be equitable. From and after the redemption date, unless ML&Co. is in default in providing for the payment of the redemption price, dividends shall cease to accrue on the shares of that series of preferred stock called for redemption and all rights of the holders shall cease, other than the right to receive the redemption price.


Voting Rights


     Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as set forth below or as otherwise required by law.

     Whenever dividends payable on the preferred stock are in arrears for a number of dividend periods, whether or not consecutive, which in the aggregate is equivalent to six calendar quarters, the holders of outstanding shares of the preferred stock, voting as a class with holders of shares of all other series of preferred stock ranking equally with the preferred stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors on the terms set forth below. These voting rights will continue, in the case of any series of cumulative preferred stock, until all past dividends accumulated on shares of cumulative preferred stock are paid in full and, in the case of noncumulative preferred stock, until all dividends on shares of noncumulative preferred stock are paid in full for at least one calendar year. Upon payment in full of these dividends, the voting rights will terminate except as expressly provided by law. These voting rights are subject to re-vesting in the event of each and every subsequent default in the payment of dividends. Holders of all series of preferred stock which are granted these voting rights and which rank equally with the preferred stock will vote as a class, and, unless otherwise specified in the applicable prospectus supplement, each holder of shares of the preferred stock will have one vote for each share of stock held and each other series will have the number of votes, if any, for each share of stock held as may be granted to them. In the event that the holders of shares of the preferred stock are entitled to vote as described in this paragraph, the Board of Directors of ML&Co. will be increased by two directors, and the holders of the preferred stock will have the exclusive right as members of that class, as outlined above, to elect two directors at the next annual meeting of stockholders.

     Upon termination of the right of the holders of the preferred stock to vote for directors as discussed in the preceding paragraph, the term of office of all directors then in office elected by those holders will terminate immediately. Whenever the term of office of the directors elected by those holders ends and the related special voting rights expire, the number of directors will automatically be decreased to the number of directors as would otherwise prevail.

     So long as any shares of preferred stock remain outstanding, ML&Co. shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the preferred stock outstanding at the time, voting as a class with all other series of preferred stock ranking equally with the preferred stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting:

     o authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to the preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of ML&Co.; or

     o amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Certificate of Incorporation or the certificate of designations of the preferred stock so as to materially and adversely affect any right, preference, privilege or voting power of the preferred stock or the holders of the preferred stock;

provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock, or any increase in the amount of authorized shares of preferred stock, in each case ranking equally with or junior to the preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding of ML&Co. up will not be deemed to materially and adversely affect these rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if all outstanding shares of preferred stock have been redeemed or sufficient funds have been deposited in trust to effect such a redemption which is scheduled to be consummated within three months after the time that such rights would otherwise be exercisable.


Conversion or Exchange Rights


     The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities.


Outstanding Preferred Stock


     At September 25, 1998, there were 42,500 shares of 9% Preferred Stock represented by 17,000,000 depositary shares and one Special Voting Share outstanding.


     9% Preferred Stock


     The 9% Preferred Stock has preference over ML&Co.'s common stock and the Series A Junior Preferred Stock issuable under the Rights Plan described under "Description of Common Stock" with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of ML&Co. Holders of the 9% Preferred Stock do not have any preemptive rights to subscribe for any additional securities which may be issued by ML&Co. Dividends on the 9% Preferred Stock are cumulative and payable quarterly at the rate per annum of 9% of the $10,000 liquidation preference per share. Holders of the 9% Preferred Stock have no voting rights except as set forth above under "--Voting Rights" above. In the event of any voluntary or involuntary liquidation, dissolution or winding up of ML&Co., the holders of outstanding shares of 9% Preferred Stock are entitled to receive out of assets of ML&Co. available for distribution to stockholders a distribution of $10,000 per share, plus accumulated and unpaid dividends, if any. The 9% Preferred Stock is not redeemable before December 30, 2004. On and after that date, the 9% Preferred Stock is redeemable at the option of ML&Co., in whole at any time or from time to time in part, upon not less than 30 nor more than 60 days notice, at a redemption price of $10,000 per share, plus accumulated and unpaid dividends, if any.

     Special Voting Stock

     In connection with the acquisition of Midland Walwyn Inc. by ML&Co. in August 1998, ML&Co. issued a single share of preferred stock with special voting rights (the "Special Voting Share"), under the terms of a Voting and Exchange Trust Agreement entered into by Merrill Lynch & Co., Canada Ltd. ("ML Canada"), ML&Co. and Montreal Trust Company of Canada, as trustee (the "Voting Trust Agreement"). The Special Voting Share possesses a number of votes equal to the number of exchangeable shares of ML Canada (the "Exchangeable Shares") issued and outstanding from time to time that are not owned by ML&Co. or its affiliates, which votes may be exercised for the election of directors and on all other matters submitted to a vote of ML&Co.'s stockholders. The holders of ML&Co.'s common stock and the holder of the Special Voting Share vote together as a class on all matters. See "Description of Common Stock--Voting Rights". The Special Voting Share was issued to the trustee under the Voting Trust Agreement. The holder of the Special Voting Share is not entitled to receive dividends, and, in the event of any liquidation, dissolution or winding up of ML&Co., will receive an amount equal to the par value of the Special Voting Share. When the Special Voting Share has no votes attached to it because there are no Exchangeable Shares outstanding not owned by ML&Co. or any of its affiliates, the Special Voting Share will cease to have any rights.


                        DESCRIPTION OF DEPOSITARY SHARES


     ML&Co. may issue depositary receipts evidencing depositary shares, each of which will represent a fraction of a share of preferred stock. Shares of preferred stock of each class or series represented by depositary shares will be deposited under Deposit Agreements to be entered into among ML&Co., a bank or trust company, as depositary (the "Depositary"), and the holders from time to time of the depositary receipts. A copy of the form of Deposit Agreement, including the form of certificates representing the depositary receipts (the "Depositary Receipt Certificates"), is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries of certain provisions of the Deposit Agreements and the Depositary Receipt Certificates are not complete, are subject to, and are qualified in their entirety by reference to, all the provisions of the Deposit Agreement and the Depositary Receipt Certificates, respectively, including the definitions of terms.

Terms of the Depositary Shares

     The depositary shares will be evidenced by depositary receipts issued under the applicable Deposit Agreement. Immediately following the issuance and delivery of the preferred stock by ML&Co. to the Depositary, ML&Co. will cause the Depositary to issue, on behalf of ML&Co., the depositary receipts. Subject to the terms of the applicable Deposit Agreement, each holder of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the applicable depositary share, to all the rights and preferences of the preferred stock being represented , including dividend, voting, conversion, redemption and liquidation rights, all as will be set forth in the prospectus supplement relating to the depositary receipts being offered.

     The depositary shares will have the dividend, liquidation, redemption, voting and conversion or exchange rights set forth below unless otherwise specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the terms of the specific issue of the depositary shares being offered, the Deposit Agreement relating to the depositary shares and the Depositary Receipt Certificates evidencing the depositary shares, including the following:

     o the designation, stated value and liquidation preference of the depositary shares and the number of shares offered;

     o    the offering price or prices;

     o the dividend rate or rates, or method of calculation, the dividend periods, the dates on which dividends will be payable and whether dividends are cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

     o    any redemption or sinking fund provisions;

     o    any conversion or exchange provisions;

     o    any material risk factors relating to the depositary shares;

     o    the identity of the Depositary; and

     o any other terms of the depositary shares which are not inconsistent with the provisions of the Deposit Agreement.


Book-Entry Procedures


     Except  as  may  otherwise  be  provided  in  the   applicable   prospectus
supplement, the depositary shares will be issued in the form of global Depositary Receipt Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable prospectus supplement, beneficial owners will not be entitled to receive definitive certificates representing depositary shares unless the depositary is unwilling or unable to continue as depositary or ML&Co. decides to have the depositary shares represented by definitive certificates. A beneficial owner's interest in a depositary share will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner's account. In turn, the total number of depositary shares held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any depositary share will be effected only through the selling beneficial owner's brokerage firm.


Dividends and Other Distributions


     The Depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary.

     In the event of a distribution in respect of the preferred stock other than in cash, the Depositary will distribute property it receives to the record holders of the depositary shares, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary, unless the Depositary, after consultation with ML&Co., determines that it is not feasible to make the distribution, in which case the Depositary may, with the approval of ML&Co., sell any property and distribute the net proceeds from the sale to the holders.


Withdrawal of Stock


     Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the corporate trust office of the Depositary, the holder of the depositary shares will be entitled to delivery, at the corporate trust office of the Depositary to or upon his order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, provided, however, once these holders receive whole shares of preferred stock, they will not be entitled to receive depositary shares representing the shares of preferred stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the Depositary.


Redemption of Depositary Shares


     Whenever ML&Co. redeems shares of preferred stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, provided ML&Co. has paid in full to the Depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the lot or pro rata as may be determined by the Depositary.

     After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares called for redemption will cease, except the right to receive any moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the Depositary of the depositary receipts evidencing the depositary shares.


Voting the Preferred Stock


     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the Depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder's depositary receipts. The Depositary will endeavor, insofar as practicable, to vote the amount of preferred stock represented by the depositary shares in accordance with those instructions, and ML&Co. will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will not vote any shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary receipts representing shares of preferred stock.


Exchange of Preferred Stock


     Whenever ML&Co. exchanges all of the shares of a series of preferred stock held by the Depositary for debt securities, common stock or other shares of preferred stock, the Depositary will exchange as of the same exchange date the number of depositary shares representing all of the shares of the preferred stock so exchanged for debt securities, common stock or other shares of preferred stock, provided ML&Co. has issued and deposited with the Depositary, debt securities, common stock or other shares of preferred stock, as applicable, for all of the shares of the preferred stock to be exchanged. The exchange rate per depositary share will be equal to the exchange rate per share of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share, plus all money and other property, if any, represented by those depositary shares, including all amounts paid by ML&Co. in respect of dividends which on the exchange date have accumulated on the shares of preferred stock to be so exchanged and have not already been paid.


Conversion of Preferred Stock


     The depositary shares are not convertible or exchangeable into common stock or any other securities or property of ML&Co. Nevertheless, if so specified in the applicable prospectus supplement, each depositary receipt may be surrendered by its holder to the Depositary with written instructions to the Depositary to instruct ML&Co. to cause conversion or exchange of the preferred stock represented by the depositary shares evidenced by that depositary receipt into whole shares of common stock, other shares of preferred stock or debt securities of ML&Co. ML&Co. has agreed that upon the receipt of any instructions to convert or exchange any depositary shares and the payment of any fees or other amounts applicable to any conversion or exchange, it will convert or exchange the depositary shares using the same procedures as those provided for delivery of preferred stock to effect conversions or exchange. If the depositary shares represented by a depositary receipt are converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not converted or exchanged.


Amendment and Termination of the Deposit Agreement


     The form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement may at any time be amended by agreement between ML&Co. and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding. No amendment to the form of depositary receipt or any provision of the Deposit Agreement relating to or affecting rights to receive dividends or distributions or voting, redemption or conversion rights will be effective unless approved by the holders of at least two-thirds of the depositary shares then outstanding.

     ML&Co. may terminate the Deposit Agreement at any time upon 60 days prior written notice to the Depositary, in which case the Depositary will deliver to the record holders, upon surrender of the depositary receipts, the number of whole or fractional shares of preferred stock as is represented by those depositary receipts. The Deposit Agreement will automatically terminate if:

     o    all outstanding depositary shares have been redeemed,

     o all shares of preferred stock deposited with the Depositary in accordance with the terms of the Deposit Agreement and all money and other property relating to those shares of preferred stock have been withdrawn in accordance with the terms of the Deposit Agreement, or

     o there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of ML&Co. and the distribution has been distributed to the holders of depositary receipts.


Charges of Depositary


     ML&Co. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. ML&Co. will pay the fees and expenses of the Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of depositary receipts will pay transfer and other taxes and governmental charges and any other charges that are expressly provided in the Deposit Agreement to be for their accounts. The Depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes and charges with respect to the depositary receipt or preferred stock are paid by their holders.


Resignation and Removal of Depositary


     The Depositary may resign at any time by delivering to ML&Co. notice of its election to do so, and ML&Co. may remove the Depositary at any time. Any resignation or removal of the Depositary will take effect upon the appointment of a successor Depositary, which successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

     The Depositary will forward to holders of depositary receipts all reports and communications received from ML&Co. and the Depositary and which ML&Co. is required to furnish to holders of the related underlying preferred stock. The Depositary will also, promptly after its receipt, transmit to the holders of depositary receipts, copies of all notices and reports required by law, the rules of any national securities exchange or the Certificate of Incorporation to be furnished to the record holders of depositary receipts.

Limitation of Liability

     Neither the Depositary nor ML&Co. will assume any obligation or be subject to any liability under the Deposit Agreement to holders of depositary receipts other than for negligence, willful misconduct or bad faith. The Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or any shares of preferred stock unless it is furnished with satisfactory indemnification. ML&Co. and the Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine. Neither the Depositary nor ML&Co. will be liable if it is prevented from or delayed, by law, by provision of the Certificate of Incorporation or any circumstances beyond its control, in performing its obligations under the Deposit Agreement.


               DESCRIPTION OF PREFERRED STOCK WARRANTS


     ML&Co. may issue warrants for the purchase of preferred stock ("Preferred Stock Warrants"). Each series of Preferred Stock Warrants is to be issued under a Preferred Stock Warrant Agreement to be entered into between ML&Co. and a bank or trust company, as Preferred Stock Warrant Agent, as described in the applicable prospectus supplement relating to the Preferred Stock Warrants being offered. A copy of the form of Preferred Stock Warrant Agreement, including the form of warrant certificates representing the Preferred Stock Warrants (the
"Preferred Stock Warrant Certificates"), is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries of certain provisions of the Preferred Stock Warrant Agreement and Preferred Stock Warrant Certificates are not complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Preferred Stock Warrant Agreement and the Preferred Stock Warrant Certificates, respectively, including the definitions of terms.

Terms of the Preferred Stock Warrants

     The applicable prospectus supplement will describe the terms of the specific issue of Preferred Stock Warrants being offered thereby, the Preferred Stock Warrant Agreement relating to the Preferred Stock Warrants and the Preferred Stock Warrant Certificates representing the Preferred Stock Warrants, including the following:

     o    the offering price or prices;

     o designation, aggregate number and terms of the series of preferred stock that may be purchased upon exercise of the Preferred Stock Warrants and the minimum number of Preferred Stock Warrants that are exercisable;

     o any designation and terms of the Securities with which the Preferred Stock Warrants are being offered and the number of Preferred Stock Warrants being offered with each Security;

     o any date on and after which the Preferred Stock Warrants and the related Securities will be transferable separately;

     o the number and stated values of the series of preferred stock that may be purchased upon exercise of each Preferred Stock Warrant and the price at which the shares of preferred stock of that series may be purchased upon exercise, and events or conditions under which the number of shares that may be purchased may be adjusted;

     o the date on which the right to exercise the Preferred Stock Warrants will begin and the date on which the right to exercise will expire;

     o any circumstances that will cause the Preferred Stock Warrants to be deemed to be automatically exercised;

     o    any material risk factors relating to the Preferred Stock Warrants;

     o    the identity of the Preferred Stock Warrant Agent; and

     o any other terms of the Preferred Stock Warrants which are not inconsistent with the provisions of the Preferred Stock Warrant Agreement.

     Preferred Stock Warrant Certificates may be exchanged for new Preferred Stock Warrant Certificates of different denominations, may, if in registered form, be presented for registration of transfer, and may be exercised at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable prospectus supplement. Before the exercise of any Preferred Stock Warrant, a holder will not have the rights of a holder of shares of the preferred stock that may be purchased upon exercise of the Preferred Stock Warrant, including the right to receive payment of dividends, if any, on the underlying preferred stock or the right to vote the underlying preferred stock.

     Prospective purchasers of Preferred Stock Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Preferred Stock Warrants. The prospectus supplement relating to any issue of Preferred Stock Warrants will describe these considerations.


Book-Entry Procedures


     Except as may otherwise be provided in the applicable prospectus supplement, the Preferred Stock Warrants will be issued in the form of global Preferred Stock Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable prospectus supplement, beneficial owners will not be entitled to receive definitive certificates representing Preferred Stock Warrants unless the depositary is unwilling or unable to continue as depositary, specified events of bankruptcy or insolvency occur with respect to ML&Co. or ML&Co. decides to have the Preferred Stock Warrants represented by definitive certificates. A beneficial owner's interest in a Preferred Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner's account. In turn, the total number of Preferred Stock Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Preferred Stock Warrant will be effected only through the selling beneficial owner's brokerage firm.


Exercise of Preferred Stock Warrants


     Each Preferred Stock Warrant will entitle its holder to purchase a number of shares of preferred stock at the exercise price described in the applicable prospectus supplement. After the close of business on the date the right to exercise the Preferred Stock Warrants expires, or any later date if extended by ML&Co., unexercised Preferred Stock Warrants will become void.

     The Preferred Stock Warrants may be exercised in the manner set forth in the applicable prospectus supplement. Upon receipt of payment and the Preferred Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable prospectus supplement, ML&Co. will, as soon as practicable, issue and deliver the shares of preferred stock purchased upon exercise. If less than all of the Preferred Stock Warrants represented by any Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining number of Preferred Stock Warrants.


Listing


     ML&Co. may list an issue of Preferred Stock Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.


Modifications


     ML&Co. and the Preferred Stock Warrant Agent may amend any Preferred Stock Warrant Agreement and the terms of the related Preferred Stock Warrants, without the consent of the holders of the Preferred Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision, or in any other manner which ML&Co. may deem necessary or desirable and which will not materially and adversely affect the interests of the Preferred Stock Warrantholders.

     ML&Co. and the Preferred Stock Warrant Agent also may amend any Preferred Stock Warrant Agreement and the terms of the related Preferred Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Preferred Stock Warrants affected by the amendment. However, without the consent of each of the Preferred Stock Warrantholders affected, no amendment will be effective that:

     o shortens the period of time during which the Preferred Stock Warrants may be exercised;

     o otherwise materially and adversely affects the exercise rights of the Preferred Stock Warrantholders; or

     o reduces the number of outstanding Preferred Stock Warrants the consent of whose holders is required to approve an amendment of the Preferred Stock Warrant Agreement or the terms of the related Preferred Stock Warrants.


Enforceability of Rights by Preferred Stock Warrantholders

     Any Preferred Stock Warrantholder may, without the consent of the related Preferred Stock Warrant Agent, enforce by appropriate legal action, in and of its own behalf, its right to exercise its Preferred Stock Warrants.

                           DESCRIPTION OF COMMON STOCK


     The following description sets forth the general terms of common stock which may be issued by ML&Co. The description set forth below and in any prospectus supplement is not complete, is subject to, and is qualified in its entirety by reference to, the Certificate of Incorporation which is filed as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Common Stock

     Under the Certificate of Incorporation, ML&Co. is authorized to issue up to 1,000,000,000 shares of common stock, par value $1.331/3 per share. As of December 3, 1998, there were 355,360,925 shares of common stock outstanding. The common stock is traded on the New York Stock Exchange under the symbol "MER" and also on the Chicago Stock Exchange, the Pacific Exchange, the Paris Bourse, the London Stock Exchange and the Tokyo Stock Exchange.

     The common stock has the dividend, voting, liquidation and preemptive rights set forth below unless otherwise specified in the prospectus supplement being used to offer the common stock. The applicable prospectus supplement will describe the terms of the common stock including, where applicable, the following:

     o    the number of shares to be offered;

     o    the offering price or prices;

     o to the extent permitted by applicable law, whether the Common Stock will be issued in certificated or book-entry form;

     o    information with respect to any book-entry procedures; and

     o any additional terms of the common stock which are not inconsistent with the provisions of the Certificate of Incorporation.

     The common stock will be, when issued against payment therefor, fully paid and nonassessable. Holders of the common stock will have no preemptive rights to subscribe for any additional securities which may be issued by ML&Co. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that has been issued and may be issued in the future. As of September 25, 1998, 17,000,000 depositary shares, each representing a one-four-hundredth interest in a share of 9% Preferred Stock, and one Special Voting Share were outstanding. See "Description of Preferred Stock--Outstanding Preferred Stock" for a description of that preferred stock. The Board of Directors of ML&Co. may issue additional shares of preferred stock to obtain additional financing, in connection with acquisitions, to officers, directors and employees of ML&Co. and its subsidiaries pursuant to benefit plans or otherwise and for other proper corporate purposes.

     ML&Co. is the principal transfer agent for the common stock.

     Because ML&Co. is a holding company, its rights, and the rights of holders of its securities, including the holders of common stock, to participate in the distribution of assets of any subsidiary of ML&Co. upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors and preferred stockholders, except to the extent ML&Co. may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.


Dividends


     ML&Co. may pay dividends on the common stock out of funds legally available for the payment of dividends as, if and when declared by the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors.

     As of the date of this prospectus, subsidiaries of ML&Co. have issued $2.575 billion of perpetual TOPrS. In connection with the issuance of the TOPrS, ML&Co. has agreed, among other things, that if full distributions on the TOPrS have not been paid or set apart for payment or ML&Co. is in default of its related guarantee obligations, ML&Co., with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the common stock.


Liquidation Rights


     Upon any voluntary or involuntary liquidation, dissolution, or winding up of ML&Co., the holders of its common stock will be entitled to receive, after payment of all of its debts, liabilities and of all sums to which holders of any preferred stock may be entitled, all of the remaining assets of ML&Co.


Voting Rights


     Except as described under "Description of Preferred Stock--Outstanding Preferred Stock", the holders of the common stock currently possess exclusive voting rights in ML&Co. The Board of Directors of ML&Co. may, however, give voting power to any preferred stock which may be issued in the future. Each holder of common stock is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors. Actions requiring approval of stockholders generally require approval by a majority vote of outstanding shares.

     The Board of Directors of ML&Co. is currently comprised of 14 directors, divided into three classes, the precise number of members to be fixed from time to time by the Board of Directors. The directors of the class elected at each annual election hold office for a term of three years, with the term of each class expiring at successive annual meetings of stockholders.


Rights to Purchase Series A Junior Preferred Stock


     On December 2, 1997, the Board of Directors of ML&Co. approved and adopted the Amended and Restated Rights Agreement, which amends and restates the plan that had originally been adopted in December 1987 (the "Rights Agreement"). Under the Rights Agreement, preferred purchase rights were distributed to holders of common stock. The preferred purchase rights will separate from the common stock ten days following the earlier of:

     o an announcement of an acquisition by a person or group of 15% or more of the outstanding common stock of ML&Co.; or

     o the commencement of a tender or exchange offer for 15% or more of the shares of common stock of ML&Co. outstanding.

     The preferred purchase rights are attached to each outstanding share of common stock and will attach to all subsequently issued shares, including common stock that may be offered by ML&Co. pursuant to an applicable prospectus supplement. The preferred purchase rights entitle the holder to purchase fractions of a share ("Units") of Series A Junior Preferred Stock at an exercise price of $300 per Unit, subject to adjustment from time to time as provided in the Rights Agreement. The exercise price and the number of Units issuable are subject to adjustment to prevent dilution.

     If, after the preferred purchase rights have separated from the common stock,

     o ML&Co. is the surviving corporation in a merger with an acquiring party,

     o a person becomes the beneficial owner of 15% or more of the common stock,

     o an acquiring party engages in one or more defined "self-dealing" transactions, or

     o an event occurs which results in such acquiring party's ownership interest being increased by more than 1%,

then, in each case, each holder of a preferred purchase right will have the right to purchase Units of Series A Junior Preferred Stock having a value equal to two times the exercise price of the preferred purchase right. In addition, preferred purchase rights held by or transferred in certain circumstances by an acquiring party may immediately become void.

In the event that, at any time,

     o    ML&Co.  is  acquired  in  a  merger  or  other  business   combination
          transaction and ML&Co. is not the surviving corporation, or

     o any person consolidates or merges with ML&Co. and all or part of ML&Co.'s common stock is converted or exchanged for securities, cash or property of any other person or

     o    50%  or  more  of  ML&Co.'s   assets  or  earning  power  is  sold  or
          transferred,

each holder of a right shall thereafter have the right to purchase, upon exercise, common stock of the acquiring party having a value equal to two times the exercise price of the preferred purchase right.

     The preferred purchase rights expire on December 2, 2007. The preferred purchase rights are redeemable at the option of a majority of the independent directors of ML&Co. at $.01 per right at any time until the tenth day following an announcement of the acquisition of 15% or more of the common stock.

     The foregoing provisions of the Rights Agreement may have the effect of delaying, deferring or preventing a change in control of ML&Co.

     The Certificate of Designations of the Series A Junior Preferred Stock provides that the holders of Units of the Series A Junior Preferred Stock will be entitled to receive quarterly dividends in an amount to be determined in accordance with the formula set forth in the related Certificate of Designations. These dividend rights are cumulative. The Series A Junior Preferred Stock rank junior in right of payment of dividends to the 9% Preferred Stock and to all other preferred stock issued by ML&Co., unless the terms of any other preferred stock provide otherwise. The holders of Units of the Series A Junior Preferred Stock will have one vote per Unit on all matters submitted to the stockholders of ML&Co., subject to adjustment. If at any time dividends on any Units of the Series A Junior Preferred Stock are in arrears for a number of periods, whether or not consecutive, which in the aggregate is equivalent to six calendar quarters, then during that period of default, the holders of all Units, voting separately as a class, will have the right to elect two directors to the Board of Directors of ML&Co. Additionally, whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock are in arrears, ML&Co. shall not, among other things, declare or pay dividends on or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares or capital stock of ML&Co. which ranks junior in right of payment to the Series A Junior Preferred Stock, including the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of ML&Co., the holders of outstanding Units of the Series A Junior Preferred Stock will be entitled to receive a distribution in an amount to be determined in accordance with the formula set forth in the Series A Certificate of Designations before the payment of any distribution to the holders of common stock. The Units of Series A Junior Preferred Stock are not redeemable. As of the date of this prospectus, there are no shares of Series A Junior Preferred Stock outstanding.


Certain Charter Provisions


     The Certificate of Incorporation provides that, except under specified circumstances, ML&Co. may not merge or consolidate with any one or more corporations, joint-stock associations or non-stock corporations; sell, lease or exchange all or substantially all of its property and assets or dissolve without the affirmative vote of two-thirds of the entire Board of Directors of ML&Co. and the holders of a majority of the outstanding shares of common stock entitled to vote. Additionally, the Certificate of Incorporation provides that specified business combinations involving ML&Co. and an interested stockholder or an affiliate or associate of such stockholder must be approved by 80% of the voting power of the outstanding shares of capital stock of ML&Co. entitled to vote generally in the election of directors. The vote of 80% of the voting power of the voting stock referred to in the immediately preceding sentence is required for amendment of these provisions. The Certificate of Incorporation also provides that only the Board of Directors of ML&Co. has the authority to call special stockholder meetings.

     The foregoing provisions of the Certificate of Incorporation may have the effect of delaying, deferring or preventing a change in control of ML&Co.


                     DESCRIPTION OF COMMON STOCK WARRANTS


     ML&Co. may issue warrants for the purchase of common stock ("Common Stock Warrants"). Each series of Common Stock Warrants will be issued under a Common Stock Warrant Agreement to be entered into between ML&Co. and a bank or trust company, as Common Stock Warrant Agent, all as set forth in the applicable prospectus supplement. A copy of the form of Common Stock Warrant Agreement, including the form of warrant certificates representing the Common Stock Warrants (the "Common Stock Warrant Certificates"), reflecting the provisions to be included in the Common Stock Warrant Agreements that will be entered into with respect to particular offerings of Common Stock Warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries of certain provisions of the Common Stock Warrant Agreement and Common Stock Warrant Certificates are not complete, are subject to, and are qualified in their entirety by reference to, all of the provisions of the Common Stock Warrant Agreement and the Common Stock Warrant Certificates, including the definitions of terms.

Terms of the Common Stock Warrants

     The applicable prospectus supplement will describe the terms of the Common Stock Warrants being offered, the Common Stock Warrant Agreement relating to the Common Stock Warrants and the Common Stock Warrant Certificates, including the following:

     o    the offering price or prices;

     o the aggregate number of shares of common stock that may be purchased upon exercise of the Common Stock Warrants and minimum number of Common Stock Warrants that are exercisable;

     o the number of Securities, if any, with which the Common Stock Warrants are being offered and the number of the Common Stock Warrants being offered with each Security;

     o the date on and after which the Common Stock Warrants and the related Securities, if any, will be transferable separately;

     o the number of shares of common stock purchasable upon exercise of each Common Stock Warrant and the price at which the common stock may be purchased upon exercise, and events or conditions under which the number of shares purchasable may be subject to adjustment;

     o the date on which the right to exercise the Common Stock Warrants will begin and the date on which the right to exercise will expire;

     o the circumstances, if any, which will cause the Common Stock Warrants to be deemed to be automatically exercised;

     o    any material risk factors relating to the Common Stock Warrants;

     o    the identity of the Common Stock Warrant Agent; and

     o    any  other  terms  of  such  Common  Stock   Warrants  which  are  not
          inconsistent   with  the   provisions  of  the  Common  Stock  Warrant
          Agreement).

     Common Stock Warrant Certificates may be exchanged for new Common Stock Warrant Certificates of different denominations, if in registered form, may be presented for registration of transfer, and may be exercised at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable prospectus supplement. Before the exercise of any Common Stock Warrants to purchase common stock, holders of the Common Stock Warrants will not have any rights of holders of common stock purchasable upon exercise of the Common Stock Warrants, including the right to receive payments of dividends, if any, on the common stock purchasable upon any exercise or the right to vote the underlying common stock.

     Prospective purchasers of Common Stock Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Common Stock Warrants. The prospectus supplement relating to any issue of Common Stock Warrants will describe these considerations.


Book-Entry Procedures


     Except  as  may  otherwise  be  provided  in  the   applicable   prospectus
supplement, the Common Stock Warrants will be issued in the form of global Common Stock Warrant Certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable prospectus supplement, beneficial owners will not be entitled to receive definitive certificates representing Common Stock Warrants unless the depositary is unwilling or unable to continue as depositary, certain specified events of bankruptcy or insolvency occur with respect to ML&Co. or ML&Co. decides to have the Common Stock Warrants represented by definitive certificates. A beneficial owner's interest in a Common Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Common Stock Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Common Stock Warrant will be effected only through the selling beneficial owner's brokerage firm.


Exercise of Common Stock Warrants


     Each Common Stock Warrant will entitle its holder to purchase a specific number of shares of common stock at the exercise price described in the applicable prospectus supplement. After the close of business on the date the right to exercise the Common Stock Warrants expires, or any later date if extended by ML&Co., unexercised Common Stock Warrants will become void.

     Common Stock Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable prospectus supplement, ML&Co. will, as soon as practicable, issue and deliver the shares of common stock purchased upon exercise. If less than all of the Common Stock Warrants represented by any Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.


Listing


     ML&Co. may list an issue of Common Stock Warrants on a national securities exchange. Any listing will be specified in the applicable prospectus supplement.


Modifications


     ML&Co. and the Common Stock Warrant Agent may amend any Common Stock Warrant Agreement and the terms of the related Common Stock Warrants, without the consent of the holders of the Common Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision, or in any other manner which ML&Co. may deem necessary or desirable and which will not materially and adversely affect the interests of the Common Stock Warrantholders.

     ML&Co. and the Common Stock Warrant Agent also may amend any Common Stock Warrant Agreement and the terms of the related Common Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Stock Warrants affected by amendment. However, without the consent of each of the Common Stock Warrantholders affected, no amendment will be effective that:

     o shortens the period of time during which the Common Stock Warrants may be exercised;

     o otherwise materially and adversely affects the exercise rights of the Common Stock Warrantholders; or

     o reduces the number of outstanding Common Stock Warrants the consent of whose holders is required to approve an amendment of the Common Stock Warrant Agreement or the terms of the related Common Stock Warrants.


Enforceability of Rights by Common Stock Warrantholders

     Any Common Stock Warrantholder may, without the consent of the related Common Stock Warrant Agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise its Common Stock Warrant.

                              PLAN OF DISTRIBUTION


     ML&Co. may sell Securities:

     o to the public through MLPF&S, or through a group of underwriters managed or co-managed by, one or more underwriters, including MLPF&S,

     o    through MLPF&S as agent, or


     o    directly to purchasers.


     The prospectus supplement with respect to the Securities of a particular series describes the terms of the offering of such Securities, including the name of the agent or the name or names of any underwriters, the public offering or purchase price, any discounts and commissions to be allowed or paid to the agent or underwriters, all other items constituting underwriting compensation, any discounts and commissions to be allowed or paid to dealers and any exchanges on which the Securities will be listed. Only the agents or underwriters so named in the prospectus supplement are agents or underwriters in connection with the Securities being offered. Under certain circumstances, ML&Co. may repurchase Securities and reoffer them to the public as set forth above. ML&Co. may also arrange for repurchases and resales of the Securities by dealers.

     If so indicated in the prospectus supplement, ML&Co. will authorize underwriters to solicit offers by certain institutions to purchase debt securities from ML&Co. pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and, unless ML&Co. otherwise agrees, the aggregate principal amount of debt securities sold pursuant to the contracts shall not be more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of ML&Co. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the debt securities covered under that contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

     ML&Co. has agreed to indemnify the agent and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or contribute to payments the agent or the underwriters may be required to make.

     The distribution of Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the Securities. For further information on ML&Co. and the Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     o    incorporated documents are considered part of the prospectus;

     o we can disclose important information to you by referring you to those documents; and

     o information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     o annual report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to our current report on Form 8-K dated December 10, 1998);

     o quarterly reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

     o current reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13,1998, April 29, 1998, May 19, 1998, June 2, 1998,
          June 3, 1998, June 15, 1998, June 24, 1998, June 26, 1998, July 2,
          1998, July 14, 1998, July 15, 1998, July 29, 1998, September 3, 1998,
          September 8, 1998, September 29, 1998, October 13, 1998, October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998,
          December 1, 1998, December 10, 1998, December 28, 1998, January 19, 1999, February 17, 1999, February 18, 1999, February 22, 1999 and
          February 23, 1999.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and prior to effectiveness of the registration statement:

     o    reports filed under Sections 13(a) and (c) of the Exchange Act;

     o definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     o    any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and the dealer has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the dealer is not, making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.


                                    EXPERTS


     The consolidated financial statements of ML&Co. and its subsidiaries included in its current report on Form 8-K dated December 10, 1998 and related financial statement schedules of ML&Co. and its subsidiaries included in the 1997 annual report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference in this prospectus. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the current report on Form 8-K dated December 10, 1998, and incorporated by reference in this prospectus, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference in this prospectus. These consolidated financial statements and related financial statement schedules, and Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the quarterly reports on Form 10-Q which are incorporated in this prospectus by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in these quarterly reports on Form 10-Q and incorporated by reference in this prospectus, they did not audit and they do not express an opinion on this interim financial information. Accordingly, the degree of reliance on their reports on this information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for any report on unaudited interim financial information because any report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.





The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                             Subject to Completion


                 Preliminary Prospectus dated February 26, 1999


PROSPECTUS
----------

                                    [LOGO]
                           Merrill Lynch & Co., Inc.


               Structured Yield Product Exchangeable for Stocks SM
                                   STRYPES SM
                            ----------------------


         Offering of the STRYPES:                                     Distributions at Maturity:
o    We will offer from time to time our STRYPES, which          o    On the stated maturity date of each series of
     are senior debt securities of ML&Co. that are                    STRYPES, or any earlier date described in the
     exchangeable into the common stock or other                      discharge the strypes by delivering to you a
     securities of an unaffiliated company.                           number of shares of common stock or other
                                                                      securities of an unaffiliated company or property
o    We will offer the STRYPES in series and on terms                 determined in accordance with a payment formula
     determined by market conditions at the time of                   all as described in the prospectus supplement.
     sale . We will describe these terms in the
     prospectus supplement used to offer the specific            o    Instead of delivering shares of common stock or
     series of STRYPES.                                               other securities or property, we may deliver cash,
                                                                      or a combination of cash and the common stock or
o    Each series of STRYPES may be listed on a national               other securities, with an equal value.
     securities exchange described in the prospectus
     supplement.


     The value of any common stock, other securities or cash that you may receive on the stated maturity date, or any earlier date, in connection with your investment in the STRYPES may be less than the price that you paid for your STRYPES and may result in a loss to you .


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                           ------------------------

                    The date of this prospectus is , 199 .

-----------
 SM Service mark of Merrill Lynch & Co., Inc.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Asset Management L.P. and Merrill Lynch Mercury Asset Management, provides investment, financing, advisory, insurance, and related products on a global basis, including:

     o   securities brokerage, trading and underwriting;

     o investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     o asset management and other investment advisory and recordkeeping services;

     o trading and brokerage of swaps, options, forwards, futures and other derivatives;

     o   securities clearance services;

     o   equity, debt and economic research;

     o banking, trust and lending services, including mortgage lending and related services; and

     o   insurance sales and underwriting services.

We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.


     Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.


     If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, references to "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the STRYPES described in this prospectus.

                                USE OF PROCEEDS


     We intend to use the net proceeds from the sale of the STRYPES for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of STRYPES. Our general corporate purposes may include financing the activities of our subsidiaries, financing our assets and those of our subsidiaries, the lengthening of the average maturity of our borrowings, and financing acquisitions. until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to lengthen the average maturity of our borrowings. To the extent that STRYPES being purchased for resale by our subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated, referred to in this prospectus as MLPF&S, are not resold, the aggregate proceeds that we and our subsidiaries would receive would be reduced.


                      RATIO OF EARNINGS TO FIXED CHARGES


In 1998, we acquired the outstanding shares of Midland Walwyn, Inc., a transaction accounted for as a pooling-of-interests. The following information has been restated as if the two entities had always been combined.




                                          YEAR ENDED LAST FRIDAY IN DECEMBER
                                           1994   1995   1996   1997   1998
                                           ----   ----   ----   ----   ----
Ratio of earnings to fixed charges (a)...  1.2    1.2    1.2    1.2    1.1




          (a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1994 through 1997

         For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.


                          DESCRIPTION OF THE STRYPES


     Each issue of STRYPES will be a series of senior debt securities of ML&Co. to be issued under an indenture (the "1983 Indenture"), dated as of April 1, 1983, as amended and restated, between ML&CO. and The Chase Manhattan Bank, as trustee (the "Trustee"). For each series of STRYPES, ML&Co. and the Trustee will enter into a supplemental indenture which will further amend and supplement the 1983 Indenture. Any supplemental indenture relating to a specific series of STRYPES and the 1983 Indenture are collectively referred to as the "Indenture". The following summary of certain provisions of the Indenture is not complete and is qualified in its entirety by reference to the Indenture. All capitalized terms not otherwise defined in this section have the meanings specified in the Indenture. Whenever any defined term of the Indenture IS referred to in this section, the defined term IS incorporated by reference in this section.

TERMS OF THE STRYPES

     The supplemental indenture will provide that STRYPES of the related series may be issued from time to time under the Indenture, up to a specified aggregate issue price, upon the satisfaction of certain conditions before issuance. The supplemental indenture will establish the terms of the related series of STRYPES, including:

     o the issue price per STRYPES; o the date on which the STRYPES will mature;

     o the consideration deliverable or payable with respect to each STRYPES, whether at maturity or upon earlier acceleration, and the formula or other method by which the amount of any consideration deliverable or payable will be determined;

     o  any fixed or variable rate or rates per annum;

     o  the interest payment dates;

     o any provisions for redemption, the redemption price and any remarketing arrangements;

     o  any sinking fund requirements;

     o whether the STRYPES are denominated or provide for payment in United States dollars or a foreign currency or units of two or more foreign currencies;

     o whether and under what circumstances ML&Co. will pay additional amounts ("Additional Amounts") under any STRYPES held by a person who is not a U.S. person FOR specified taxes, assessments or other governmental charges and whether ML&Co. has the option to redeem the affected STRYPES rather than pay any Additional Amounts;

     o  the title and series designation;

     o  whether the STRYPES are to be issued in global form;

     o the obligation of ML&Co. to pay and discharge the STRYPES at maturity by delivery of a number of shares of common stock or other securities or property (the "Underlying Securities") of an unaffiliated corporation or cash or a combination of cash and Underlying Securities with an equal value;

     o the formula or other method by which the consideration deliverable or payable at maturity of the STRYPES or any earlier date will be determined and the terms and conditions upon which any payment and discharge of the STRYPES will be effected.

     The terms of the specific series of STRYPES being offered will be described in the applicable prospectus supplement.

     Under the Indenture, ML&Co., without the consent of holders of any STRYPES, is permitted to issue STRYPES with terms different from those of STRYPES previously issued and to reopen a previous series of STRYPES and issue additional STRYPES of that series.

     Issue price and interest, premium and Additional Amounts, if any, and Underlying Securities will be payable or deliverable in the manner, at the places and subject to the restrictions set forth in the Indenture, the applicable supplemental indenture, the form of the STRYPES and the applicable prospectus supplement, provided that payment of any interest and any Additional Amounts may be made at the option of ML&Co. by check mailed to the holders of registered STRYPES at their registered addresses.

     STRYPES may be presented for exchange, and registered STRYPES may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the Indenture, the applicable supplemental indentures the form of the STRYPES and the applicable prospectus supplement. No service charge will be made for any transfer or exchange of STRYPES, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.


RANKING


     The STRYPES will be unsecured obligations and will rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. Because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of the STRYPES, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Securities Exchange Act of 1934 and under rules of exchanges and other regulatory bodies.


MERGER AND CONSOLIDATION


     ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

     o the resulting corporation, if other than ML&Co., IS a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

         o pay or deliver the Underlying Securities, cash with an equal value or a combination of both in respect of, any interest and Additional Amounts on, and any other amounts payable with respect to, the STRYPES of each series; and

         o perform and observe all of the obligations and conditions of the Indenture to be performed or observed by ML&Co., and

     o ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the Indenture.


LIMITATIONS UPON LIENS


     ML&Co. may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than any liens specifically permitted by the Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any Subsidiary, other than a Subsidiary which, at the time of incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding STRYPES are secured equally and ratably with the secured indebtedness.

     "Subsidiary" is defined in the indenture as any corporation of which at the time of determination, ML&Co. and/or one or more subsidiaries of ML&Co. owns or controls directly or indirectly 50% of the shares of Voting Stock.

     "Voting Stock" is defined in the Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.


LIMITATIONS ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S


     ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to the transaction, MLPF&S remains a Controlled Subsidiary.

     "Controlled Subsidiary" is defined in the Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

     In addition, ML&Co. may not permit MLPF&S to:


     o merge or consolidate, unless the surviving company is a Controlled Subsidiary, or


     o convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.


EVENTS OF DEFAULT


     Unless otherwise specified in a prospectus supplement, each of the following will be an Event of Default under the Indenture with respect to each series of STRYPES:

     o failure to pay and discharge the STRYPES of that series with the Underlying Securities or, if ML&Co. so elects, to pay an equivalent amount in cash instead of underlying securities when due,

     o failure to pay the redemption price or any redemption premium with respect to any STRYPES of that series when due;

     o failure to deposit any sinking fund payment, when and as due by the terms of any STRYPES of that series;

     o failure to pay any interest on or any Additional Amounts in respect of any STRYPES of that series when due, and continuing for 30 days;

     o failure to perform any other obligation of ML&Co. contained in the Indenture for the benefit of that series or in the STRYPES of that series, continuing for 60 days after written notice has been given to ML&Co. by the Trustee, or to ML&Co. and the Trustee by the holders of at least 10% of the aggregate issue price of the outstanding STRYPES of that series, as provided in the Indenture;

     o specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

     o any other Event of Default provided with respect to STRYPES of that series.

     Unless otherwise specified in a prospectus supplement, if an Event of Default occurs and is continuing for any series of STRYPES, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the Trustee or the holders of at least 25% in aggregate issue price of the outstanding STRYPES of that series, by notice as provided in the Indenture, may declare an amount equal to the aggregate issue price of all the STRYPES of that series, the accrued interest on the STRYPES and all Additional Amounts payable with respect to the STRYPES of that series immediately due and payable in cash. The Trustee or the holders of at least 25% in aggregate issue price of the outstanding STRYPES may declare these amounts due immediately as described in the preceding sentence without any other declaration or other action BY the Trustee or any holder. At any time after a declaration of acceleration, but before the Trustee has obtained a judgment or decree based on acceleration, the holders of a majority of the aggregate issue price of the outstanding STRYPES of that series may, under certain circumstances, rescind and annul any acceleration if all Events of Default, other than the non-payment of the amount equal to the aggregate issue price of all the STRYPES of that series due by reason of acceleration, have been cured or waived as provided in the Indenture. See "Modification and Waiver" below.

     The holders of a majority in aggregate issue price of the outstanding STRYPES of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on the Trustee with respect to the STRYPES of that series, provided that any direction is not in conflict with any rule of law or the Indenture. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of STRYPES of any series, unless the holders of that series shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any request or direction.

     The STRYPES and other series of senior debt securities issued under the Indenture will not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

     ML&Co. will be required to furnish to the Trustee annually a statement as to the fulfillment by ML&Co. of its obligations under the Indenture.


MODIFICATION AND WAIVER


     Unless otherwise specified in a prospectus supplement, provisions in the Indenture affecting a series of STRYPES may be modified and amended by ML&Co. and the Trustee with the consent of holders of at least 66 2/3% in aggregate issue price of the series of STRYPES affected. However, without the consent of each holder of any STRYPES affected, no amendment or modification to any Indenture may:

     o change the maturity date or the stated maturity date or any installment of interest or Additional Amounts on any STRYPES or any premium payable on redemption, or change the redemption price,

     o reduce the amount of Underlying Securities payable with respect to any STRYPES or reduce the amount of cash, or cash and Underlying Securities, payable instead of Underlying Securities,

     o reduce the amount of interest or Additional Amounts payable on any STRYPES or reduce the amount of cash payable with respect to any STRYPES upon acceleration ,

     o change the place or currency of payment of interest or Additional Amounts on, or any amount of cash payable with respect to, any STRYPES,

     o impair the right to institute suit for the enforcement of any payment on any STRYPES, including the payment of Underlying Securities with respect to any STRYPES,

     o reduce the percentage of the aggregate issue price of outstanding STRYPES of that series, the consent of whose holders is required to modify or amend the Indenture,

     o reduce the percentage of the aggregate issue price of outstanding STRYPES of that series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or

     o   modify the provisions with respect to modification and waiver.

     Except as provided in the Indenture, no modification of or amendment to the Indenture may adversely affect the rights of a holder of any other Senior Debt Security without the consent of each holder affected.

     The holders of a majority of the aggregate issue price of each series of STRYPES may waive compliance by ML&Co. with certain restrictive provisions of the Indenture. Any past default with respect to any series of STRYPES may BE waived by the holders of a majority in aggregate issue price of the outstanding STRYPES of that series, except a default:

     o in the payment of the Underlying Securities or any other amounts due and payable or deliverable under the STRYPES of that series; or

     o in respect of an obligation of ML&Co. contained in, or a provision of, the Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each outstanding series of STRYPES affected.


GOVERNING LAW

     The Indenture and the STRYPES will be governed by, and construed in accordance with, the laws of the State of New York.

                             PLAN OF DISTRIBUTION


     ML&Co. may sell STRYPES to the public through MLPF&S. The accompanying prospectus supplement describes the terms of the STRYPES being offered , including the public offering or purchase price, any discounts and commissions to be allowed or paid, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the STRYPES will be listed. Under certain circumstances, ML&Co. may repurchase STRYPES and reoffer them to the public as set forth above. ML&Co. may also arrange for repurchases and resales of the STRYPES by dealers.


     The underwriting of STRYPES will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-3 with the SEC covering the STRYPES and other securities. for further information on ML&Co. and the STRYPES, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to incorporate by reference the information we file with them, which means:

     o   incorporated documents are considered part of the prospectus;

     o we can disclose important information to you by referring you to those documents; and

     o information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

     o annual report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to our current report on Form 8-K dated December 10, 1998);

     o quarterly reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

     o current reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4, 1998, February 12, 1998, February 23, 1998, March 19, 1998, April 13,1998, April 29, 1998, May 19, 1998, June 2, 1998, June
         3, 1998, June 15, 1998, June 24, 1998, June 26, 1998, July 2,

         1998, July 14, 1998, July 15, 1998, July 29, 1998, September 3, 1998,
         September 8,1998, September 29, 1998, October 13, 1998, October 21, 1998, October 28, 1998, November 3, 1998, November 24, 1998, December 1, 1998, December 10, 1998, December 28, 1998, January 19, 1999,
         February 17, 1999, February 18, 1999, February 22, 1999 and February 23, 1999.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and prior to effectiveness of the registration statement:

     o   reports filed under Sections 13(a) and (c) of the Exchange Act;

     o definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

     o   any reports filed under Section 15(d) of the Exchange Act.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not, and the dealer has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the dealer is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.


                                    EXPERTS


     The consolidated financial statements of ML&Co. and its subsidiaries included in its current report on Form 8-K dated December 10, 1998 and related financial statement schedules of ML&Co. and its subsidiaries included in the 1997 annual report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference in this prospectus. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the current report on Form 8-K dated December 10, 1998, and incorporated by reference in this prospectus, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference in this prospectus. These consolidated financial statements and related financial statement schedules, and Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated in this prospectus by reference in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

         With respect to unaudited interim financial information for the periods included in the quarterly reports on Form 10-Q which are incorporated in this prospectus by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in these quarterly reports on Form 10-Q and incorporated by reference in this prospectus, they did not audit and they do not express an opinion on any interim financial information. Accordingly, the degree of reliance on their reports on this information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended for any report on unaudited interim financial information because any report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Subject to Completion
                 Preliminary Prospectus dated February 26, 1999


PROSPECTUS
----------
                                     [LOGO]


                    % Trust Originated Preferred Securities


                    Merrill Lynch Preferred Capital Trust VI


                        Liquidation Amount $25 per TOPrS

            guaranteed to the extent described in this prospectus by

                           Merrill Lynch & Co., Inc.


                         ------------------------------

 The TOPrS:

    o TOPrS represent preferred ownership interests in the assets of ML Trust. The sole assets of ML Trust will be the partnership preferred securities of ML Partnership which represent preferred ownership interests in the assets of ML Partnership.

    o The TOPrS and the partnership preferred securities do not have any stated maturity.

    o The sole assets of ML Partnership will be the debentures issued by ML&Co. and its affiliates and cash and other permitted securities described in this prospectus.

    o ML Trust will apply to have the TOPrS trade on the New York Stock Exchange starting within 30 days after the TOPrS are issued.

    o   Closing:

Distributions on the TOPrS:

    o Each TOPrS pays a quarterly distribution at the rate of ____%, or $__ per TOPrS per year, if ML Partnership pays distributions on the partnership preferred securities.

    o ML Trust and ML Partnership may redeem the TOPrS and the partnership preferred securities as described in this prospectus. If ML Trust and ML Partnership redeem the TOPrS and the partnership preferred securities, you will receive $25 plus accumulated distributions for each TOPrS you own. If ML Trust redeems the TOPrS or is liquidated, but ML Partnership does not redeem the partnership preferred securities, you will receive the partnership preferred securities rather than cash.

    o   ML&Co. will guarantee, to the extent described in this prospectus,

        o the quarterly distributions declared on and the liquidation amount of the TOPrS;

        o distributions declared by ML Partnership to ML Trust on the partnership preferred securities; and

        o  obligations  of  its  affiliates  on  the  debentures   held  by  ML
           Partnership.




                     Investing in the TOPrS involves risks.
                      Please see "Risk Factors" on page 6.

                                                  Per TOPrS      Total
                                                  ---------      -----
Public offering price..........................     $25.00        $
Proceeds to ML Trust...........................     $25.00        $

         Purchasers of the TOPrS will be required to pay accumulated distributions from ____________, 1999, if settlement occurs after that date. Expenses of the offering and underwriting commissions of $____ per TOPrS, or $_____ per TOPrS for sales of more than 10,000 TOPrS to a single purchaser, will be paid by ML&Co.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         ------------------------------

                              Merrill Lynch & Co.


                         ------------------------------

                 The date of this prospectus is       , 199 .

         SM TOPrS" and "Trust Originated Preferred Securities" are service marks owned by Merrill Lynch & Co., Inc.


                               TABLE OF CONTENTS


                                                                                                            Page
                                                                                                            ----
SUMMARY INFORMATION--Q&A.......................................................................................3

RISK FACTORS...................................................................................................7

MERRILL LYNCH & CO., INC......................................................................................11

USE OF PROCEEDS...............................................................................................11

RATIO OF EARNINGS TO FIXED CHARGES............................................................................12

MERRILL LYNCH PREFERRED CAPITAL TRUST VI......................................................................13

MERRILL LYNCH PREFERRED FUNDING  VI, L.P......................................................................15

DESCRIPTION OF THE TOPRS......................................................................................17

DESCRIPTION OF THE TRUST GUARANTEE............................................................................31

DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES...........................................................34

DESCRIPTION OF THE PARTNERSHIP GUARANTEE......................................................................48

UNITED STATES FEDERAL INCOME TAXATION.........................................................................51

UNDERWRITING..................................................................................................55

LEGAL MATTERS.................................................................................................58

EXPERTS.......................................................................................................59

INDEX OF CERTAIN DEFINED TERMS................................................................................60

INDEX TO FINANCIAL STATEMENTS................................................................................F-1

INDEPENDENT AUDITORS' REPORT.................................................................................F-2

NOTES TO BALANCE SHEET OF MERRILL LYNCH PREFERRED FUNDING VI, L.P............................................F-3

INDEPENDENT AUDITORS' REPORT.................................................................................F-4

NOTES TO BALANCE SHEET OF MERRILL LYNCH PREFERRED CAPITAL TRUST VI...........................................F-5



                            SUMMARY INFORMATION--Q&A

         This summary includes questions and answers that highlight selected information from the prospectus to help you understand the TOPrS. This summary may not contain all the information that may be important to you. You should carefully read this prospectus to fully understand the terms of the TOPrS, as well as the tax and other considerations that should be important to you in making a decision about whether to invest in the TOPrS. You should pay special attention to the "Risk Factors" section to determine whether an investment in the TOPrS is appropriate for you.

     In this prospectus:

      o references to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.,

      o references to "ML Trust " are to Merrill Lynch Capital Preferred Trust VI, and

      o references to "ML Partnership " are to Merrill Lynch Preferred Funding VI, L.P.


What are the TOPrS?


         Each TOPrS is a preferred interest in the assets of ML Trust. We will own all of the common securities of ML Trust. The sole assets of ML Trust will be the partnership preferred securities issued by ML Partnership, which represent preferred ownership interests in the assets of ML Partnership. ML Partnership will use substantially all of the proceeds from the sale of its partnership preferred securities and our capital contribution as general partner of ML Partnership to purchase debentures from us and one or more of our affiliates.

 What is the ML Trust?

         ML Trust is a business trust established under Delaware law that exists for the sole purpose of issuing the TOPrS and investing the proceeds and engaging in incidental activities.

What is  ML Partnership?

         ML Partnership is a limited partnership established under Delaware law. The assets of ML Partnership will be:

         o     the debentures issued by us and our affiliates; and

         o     cash and securities not issued by us or our affiliates.

We are the general partner of ML Partnership.


What distributions will I receive on the TOPrS?


         The TOPrS provide for a quarterly cash distribution at the rate of % or $___ per year for each TOPrS you own. Distributions are payable on each , , and , beginning ______, . Distributions will accumulate from the date ML Trust originally issues the TOPrS. Because the sole assets of ML Trust will be the partnership preferred securities of ML Partnership and substantially all of ML Partnership's assets will be the debentures issued by us and our affiliates, ML Trust's ability to pay distributions on the TOPrS is ultimately dependent upon our and our affiliates' ability to make interest payments on those debentures. If we or our affiliates exercise our right to defer making an interest payment on our debentures then held by ML Partnership, ML Partnership will not be able to pay any distributions on its preferred partnership securities and ML Trust will not be able to pay quarterly distributions to you until we resume making interest payments on those debentures.

         In addition, ML Partnership is required to pay dividends on its partnership preferred securities only if they are declared by us as general partner of ML Partnership. As a result, you may not receive any distributions on your TOPrS if ML Trust does not receive dividends on the partnership preferred securities.

What are the debentures?

         The debentures are long term loans made by ML Partnership to us or our affiliates from time to time. These debentures will be substantially all of ML Partnership's assets. The debentures that we issue to ML Partnership will be senior unsecured obligations of ours and will rank equally with all of our other senior unsecured obligations. The debentures issued by our affiliates to ML Partnership will be unsecured obligations of our affiliates and we will guarantee those obligations on a subordinated basis . We and our affiliates may exercise our right to defer interest payments on the debentures for a period of not more than six consecutive calendar quarters.

Can the TOPrS be redeemed?

         Yes. If ML Partnership redeems the partnership preferred securities, each TOPrS will be redeemed for $25 plus any accumulated and unpaid distributions to the date of redemption. ML Partnership can redeem the partnership preferred securities in whole or in part from time to time on or after.

          The trustees of ML Trust can elect to liquidate ML Trust and distribute the partnership preferred securities to you if at any time the specified changes in U.S. tax law or U.S. investment company law described in this prospectus occur.

         Additionally, we, as general partner of ML Partnership, have the right to redeem the partnership preferred securities and you will receive cash from the subsequent automatic redemption of the TOPrS if at any time the specified changes in U.S. tax law or U.S. investment company law described in this prospectus occur.

         Neither the partnership preferred securities nor the TOPrS can be redeemed at any time at the option of their holders. Neither the TOPrS nor the partnership preferred securities have any scheduled maturity.


Are there any risks associated with my investment?


          Yes, an investment in the TOPrS is subject to risk. Please refer to the section entitled "Risk Factors" in this prospectus for a description of these risks.

What happens if ML Trust doesn't pay distributions on the TOPrS?

         If at any time you have not received a distribution on the TOPrS for six consecutive calendar quarters, during that period until all scheduled quarterly distributions are paid or set aside for payment to you, we may not declare or pay dividends on, acquire, or make a liquidation payment with respect to, any of our outstanding capital stock. In addition, during that period, we will not permit any of our finance subsidiaries to make any dividend payment on, any distribution with respect to, any acquisition of or any liquidation payment with respect to, any of their outstanding preferred securities.

         This limitation prevents us from paying cash or other dividends to the shareholders of our capital stock if payments are not being made on the TOPrS, any debenture issued by us or our affiliates and held by ML Partnership or the guarantees. However, these provisions will not restrict:

     o our ability to pay dividends or distributions on our capital stock in shares of, or options, warrants or rights to subscribe for or purchase shares of our capital stock;

     o our ability to convert or exchange our common stock of one class into our common stock of another class;

     o our ability to redeem or purchase any rights under a rights agreement described in this prospectus or issue preferred stock under those rights; and

     o the ability of us and our affiliates to purchase our capital stock in connection with transactions for the account of customers of ours or our affiliates or in connection with the distribution or trading of our capital stock.


What are the guarantees?


         We will guarantee, to the extent described in this prospectus:

      o declared distributions by ML Partnership to ML Trust and distribution of quarterly payments on the TOPrS by ML Trust to you to the extent ML Trust receives distributions on the partnership preferred securities;

      o   the redemption amount due to you if ML Trust redeems the TOPrS;

      o   the liquidation amount of the TOPrS if ML Trust is liquidated; and

      o interest payments on debentures issued by our affiliates and held by ML Partnership.

      o   However, these guarantees do not apply to either:

      o current distributions on the partnership preferred securities unless and until ML Partnership declares distributions out of funds legally available for payment; or

      o liquidating distributions on the partnership preferred securities unless ML Partnership has assets available for payment.

         If ML Partnership does not declare distributions on the partnership preferred securities, ML Trust will not have sufficient funds to pay distributions on the TOPrS. In that case, you will have no right to receive those distributions because our guarantee does not cover the non-payment of distributions on the partnership preferred securities unless the distributions are declared.

         Our obligations under the guarantees are subordinate and junior in right of payment to all other of our liabilities and rank equally with our most senior preferred stock and similar guarantees of ours with respect to previous and future issues of TOPrS and other preferred stock by any other of our finance subsidiaries.

 What happens if ML Trust is liquidated?

         If ML Trust is liquidated, other than in connection with any change in U.S. tax or investment company law described above, for each TOPrS you own, you will be entitled to receive $25 plus any accumulated and unpaid distributions per TOPrS.

Do I have voting rights?

         Generally, you will not have any voting rights, except under the limited circumstances described below. The holders of a majority of the TOPrS, however, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee.

 In what form will the TOPrS be issued?

         The TOPrS will be issued in the form of a global certificate or certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company also known as DTC. This means you will not receive a certificate for your TOPrS. Your interests in the TOPrS will be evidenced by, and transfers of the TOPrS will be effected only through, records maintained by the participants in DTC.

Can you tell me more about ML&Co.?

         Merrill Lynch & Co., Inc. is a holding company. Our subsidiary and affiliated companies provide investment, financing, insurance and related products on a global basis. Our principal executive offices are located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281. Our telephone number is (212) 449-1000. For information about us , see the section "Merrill Lynch & Co., Inc." in this prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section entitled "Where You Can Find More Information" in this prospectus.

Will the TOPrS be listed on an exchange?

         ML Trust has applied to list the TOPrS on the NYSE under the trading symbol " ". If approved for listing, trading on the NYSE will begin within 30 days after the TOPrS are issued. The listing of the TOPrS will not necessarily ensure that a liquid trading market will be available for the TOPrS.

                                  RISK FACTORS


         Your investment in the TOPrS will involve risks.  You should carefully
consider  the  following   discussion  of  risks  before  deciding  whether  an
investment in the TOPrS is suitable for you.

You will only receive distributions if distributions on the partnership preferred securities are declared

         ML Trust's ability to pay distributions on the TOPrS to you is dependent upon its receipt of distributions on the partnership preferred securities. If we or our affiliates defer or fail to make interest or principal payments on the debentures and we fail to make guarantee payments on the guarantees, ML Partnership will lack the funds necessary to pay distributions on the partnership preferred securities. If ML Partnership does not pay current distributions on the partnership preferred securities, either because we, as the general partner, do not declare distributions to be made or because ML Partnership lacks sufficient funds, ML Trust will not have funds to make current distributions on the TOPrS. If ML Trust does not make payments to you on the TOPrS, we will be restricted from, among other things, paying cash or certain other dividends on our capital stock.

There may be tax consequences to you if we fail to pay you distributions

         As a holder of the TOPrS, each of which represents a preferred ownership interest in the assets of ML Trust, even if ML Partnership fails to pay current distributions on the partnership preferred securities, you will be required to accrue income, for U.S. federal income tax purposes, on the cumulative deferred distributions and accumulated interest allocable to your proportionate share of the partnership preferred securities held by ML Trust. As a result, you will recognize income for U.S. federal income tax purposes in advance of the receipt of cash and will not receive the cash from ML Trust related to that distribution if you dispose of your TOPrS before the record date for the date on which those distributions are made.

You may not receive full distributions if ML Partnership has insufficient income or assets

         You are subject to the risk that the quarterly or liquidating distributions paid on the TOPrS will not match the rate paid on the assets held by ML Partnership, including the debentures and any other securities acquired by ML Partnership in the future.

          This mismatch could occur if:

          o we, as the general partner of ML Partnership, in our sole discretion, do not declare distributions on the partnership preferred securities or if ML Partnership receives insufficient amounts from its investments to pay the additional compounded distributions that will accumulate on any unpaid distributions,

          o ML Partnership reinvests the proceeds received from the assets it initially holds upon their retirement or at their maturities in other assets which do not generate income sufficient to pay full dividends in respect of the partnership preferred securities at a rate of % per annum, or

          o ML Partnership invests in assets that are not guaranteed by us and that cannot be liquidated by ML Partnership for an amount sufficient to pay any distributions on the partnership preferred securities in full or if ML Partnership does not make any distributions.

         ML Trust will not have sufficient funds available to pay you full quarterly or liquidating distributions on the TOPrS if ML Partnership lacks sufficient funds to make quarterly or liquidating distributions on the partnership preferred securities in full.

Our obligations under the guarantees and our debentures are subordinated

         Our obligations under the guarantees are unsecured and will rank in priority of payment:

       o subordinate and junior in right of payment to all of our other liabilities; and

       o  equally with:

          o any of our most senior preferred stock issued from time to time, and

          o similar guarantees of ours with respect to previous and future issues of TOPrS and other series of preferred stock by any of our finance subsidiaries.

This means that our obligations under the guarantees will not be paid unless we can satisfy in full all of our other obligations ranking senior to the guarantees.

         Our obligations under our debentures issued to ML Partnership are subordinate and junior in right of payment to all of our senior indebtedness. At September 25, 1998, we had outstanding senior indebtedness aggregating approximately $83.7 billion which would have ranked senior to our obligations under the guarantees and our debentures.

         There are no terms in the TOPrS, the partnership preferred securities, the guarantees or the debentures that limit our ability to incur additional indebtedness, including indebtedness that ranks senior to the guarantees.

ML Trust's and ML Partnership's investments are not diversified

         Because  the  investments  of ML  Trust  and ML  Partnership  are  not diversified, you are subject to a greater risk that their assets will not generate sufficient income to pay current and liquidating distributions on the TOPrS and the partnership preferred securities than you would with a vehicle whose investments were diversified and less exposed to the risk that non-payment on any particular investment asset would impair its ability to pay distributions to holders of its capital stock.

Redemption of the TOPrS or the partnership preferred securities may affect your return

         Your TOPrS may be redeemed for cash or you may receive the partnership preferred securities in exchange for your TOPrS in the event that:

   (1)      a change in U.S. tax law occurs which causes:

            o  ML  Trust  to be  subject  to  U.S.  federal  income  tax on the
               distributions   it  receives  or  accrues  on  the   partnership
               preferred securities;

            o ML Partnership to be subject to U.S. federal income tax on the income or interest payments it receives or accrues on the investments it holds;

            o ML Trust or ML Partnership to be subject to more than a minimal amount of other taxes, duties or governmental charges; or

            o interest payable by us or any of our affiliates on the debentures then held by ML Partnership to not be deductible for U.S. federal income tax purposes; or

  (2) a change in U.S. investment company law occurs which requires ML Trust or ML Partnership to register as an investment company.

         If your TOPrS are exchanged for the partnership preferred securities,

           o the trading value of the partnership preferred securities may be lower than the trading value of the TOPrS which may result in a
              lower  return  upon  your  sale  of  the  partnership   preferred
              securities; and

           o you may incur an additional tax liability in excess of what you originally contemplated.

         Because you may receive partnership preferred securities upon the occurrence of one of the events described above, in connection with your investment decision with regard to the TOPrS, you are also making an investment decision with regard to the partnership preferred securities. You should carefully review all the information regarding the partnership preferred securities contained in this prospectus. There can be no assurance as to the market prices for the partnership preferred securities that may be distributed in exchange for TOPrS if a liquidation of ML Trust were to occur. Accordingly, the partnership preferred securities that you may receive may trade at a discount to the purchase price of the TOPrS and affect your expected return substantially.

         Unless the liquidation of ML Trust occurs as a result of it being subject to U.S. federal income tax with respect to the distributions received or accrued on the partnership preferred securities, a distribution of the partnership preferred securities upon the liquidation of ML Trust would not be a taxable event to holders of the TOPrS. If as a consequence of ML Trust becoming subject to U.S. federal income tax with respect to distributions received or accrued on the partnership preferred securities, your receipt of the partnership preferred securities from ML Trust would likely cause you to recognize a gain or loss as if you had exchanged TOPrS for the partnership preferred securities. Similarly, you would recognize a gain or loss if, upon the occurrence of one of the events described above, ML Partnership redeems the partnership preferred securities for cash and as a result, ML Trust automatically redeems the TOPrS for cash.

Enforcement of certain rights by or on your behalf is limited

         The special representative's ability to take action on your behalf under our guarantee of the partnership preferred securities is limited, and it is uncertain that you would receive a distribution on the TOPrS even if the special representative took any action or was successful in recovering funds under our guarantee. This is because under no circumstances will the special representative have authority to cause the general partner to declare distributions on the partnership preferred securities. As a result, although the special representative may be able to enforce ML Partnership's creditors' rights to accelerate and receive payments in respect of our and our affiliates' debenture and our guarantee of those debentures, rather than being required to declare and make distributions on the partnership preferred securities, ML Partnership would be entitled to reinvest those payments in additional debentures of ours and our affiliates, subject to satisfying the reinvestment criteria.

         If at any time:

           o you have not received a distribution on the TOPrS for six consecutive calendar quarters;

           o an event of default occurs and is continuing on any debenture issued by us or our affiliates and then held by ML Partnership; and

           o we default on our obligations under our guarantee of the TOPrS or the partnership preferred securities;

then:

           o you would rely on the enforcement by the property trustee of its rights, as a holder of the partnership preferred securities, against us, as guarantor of the partnership preferred securities, including the right to direct the special representative to enforce

              (1) ML Partnership's creditors' rights and other rights with respect to our and our affiliate's debentures and our guarantee of those debentures,

              (2) the rights of the holders of the partnership preferred securities under our guarantee of the partnership preferred securities, and

              (3) the rights of the holders of the partnership preferred securities to receive distributions, only if and to the extent declared out of funds legally available for payment, on the partnership preferred securities, and

            o ML Trustee under our guarantee of the TOPrS will have the right to enforce the terms of the guarantee.

You have limited voting rights

         As a holder of the TOPrS you will have limited voting rights and will not be entitled to vote to appoint, change, or to increase or decrease the number of trustees of ML Trust. As holder of all of ML Trust's common securities, those rights are ours exclusively.

The trading value of the TOPrS may be volatile

         The price at which your TOPrS may trade may not fully reflect the value of the accumulated but unpaid distributions on the TOPrS, which will equal the accumulated but unpaid distributions on the partnership preferred securities. In addition, because the market price of the TOPrS may be more volatile than other similar securities where there is no right not to pay current distributions:

            o we, as general partner of ML Partnership, have the right not to declare current distributions on the partnership preferred securities, and

            o the TOPrS represent preferred ownership interests in the partnership preferred securities.

         If you dispose of your TOPrS, you will be required to include for U.S. federal income tax purposes accumulated but unpaid distributions on the partnership preferred securities through the date of disposition in income as ordinary income, and to add such amount to your adjusted tax basis in your pro rata share of the partnership preferred securities deemed disposed of. To the extent the selling price is less than your adjusted tax basis, which will include all accumulated but unpaid distributions, you will recognize a capital loss. Subject to certain limited exceptions, you cannot apply capital losses to offset ordinary income for U.S. federal income tax purposes.

There is no prior market for the TOPrS

         This series of TOPrS constitutes a new issue of securities with no established trading market. ML Trust has applied to list the TOPrS on the NYSE. There can be no assurance that an active market for the TOPrS will develop or be sustained in the future on the NYSE. Although the underwriters have indicated to us that they intend to make a market in the TOPrS, as permitted by applicable laws and regulations, they are not obligated to do so and may
discontinue   any   market-making   activities  at  any  time  without  notice.
Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the TOPrS.

         We will only sell the TOPrS to those investors for whom the TOPrS are considered suitable in light of their particular circumstances.

                           MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Asset Management L.P. and Merrill Lynch Mercury Asset Management, provides investment, financing, advisory, insurance, and related products on a global basis, including:

        o  securities brokerage, trading and underwriting;

        o investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

        o asset management and other investment advisory and recordkeeping services;

        o trading and brokerage of swaps, options, forwards, futures and other derivatives;

        o  securities clearance services;

        o  equity, debt and economic research;

        o banking, trust and lending services, including mortgage lending and related services; and

        o  insurance sales and underwriting services.

We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

         Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

         If you want to find more information about us, please see the sections
entitled  "Where  You  Can  Find  More   Information"  and   "Incorporation  of
Information We File with the SEC" in this prospectus.

                                USE OF PROCEEDS

         ML Trust will use the proceeds that it receives from the sale of the TOPrS and its common securities to purchase the partnership preferred securities, and those proceeds will be used by ML Partnership to invest in debentures and other permitted investments. See "Description of the Partnership Preferred Securities--Partnership Investments". We and our affiliates, the issuers of the debentures, intend to use the net proceeds from the sale of the debentures for general corporate purposes. Our general corporate purposes may include financing the activities of our subsidiaries, financing our assets and those of our subsidiaries, the lengthening of the average maturity of our borrowings, and financing acquisitions. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to lengthen the average maturity of our borrowings. To the extent that TOPrS being purchased for resale by MLPF&S are not resold, the aggregate proceeds that we and our subsidiaries would receive would be reduced.

                       RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn, Inc., in a transaction accounted for as a pooling-of-interests. The following information has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                                     Year Ended Last Friday in December


                                                 1994     1995     1996     1997      1998
                                                 ----     ----     ---      ----      ----
Ratio of earnings to fixed charges(a)........    1.2      1.2      1.2      1.2      1.1

     (a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscalyears 1994 through 1997.

         For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                    MERRILL LYNCH PREFERRED CAPITAL TRUST VI

         Merrill Lynch Preferred Capital Trust VI is a statutory business trust formed under the Delaware Business Trust Act, as amended, pursuant to a declaration of trust and the filing of a certificate of trust with the Secretary of State of the State of Delaware on December 7, 1998; the declaration will be amended and restated in its entirety (as so amended and restated, the "declaration") substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part. The declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. Upon issuance of the TOPrS, the purchasers of the TOPrS will own all the TOPrS issued by ML Trust. See "Description of the TOPrS". ML&Co. will acquire ML Trust's common securities in an amount equal to at least 3% of the total capital of ML Trust. ML Trust will use all the proceeds derived from the issuance of the TOPrS and the common securities (collectively, the "Trust Securities") to purchase the partnership preferred securities from ML Partnership and, accordingly, the assets of ML Trust will consist solely of the partnership preferred securities. ML Trust exists for the exclusive purpose of:

           o issuing the Trust Securities representing undivided beneficial ownership interests in the assets of ML Trust,

           o investing the gross proceeds of the Trust Securities in the partnership preferred securities, and

           o engaging in only those other activities necessary or incidental to the foregoing purposes.

         Under the declaration, there will initially be four trustees for ML Trust.

           o Two of the trustees will be individuals who are employees or officers of or who are affiliated with ML&Co. (the "Regular Trustees").

           o The third trustee will be a financial institution that is unaffiliated with ML&Co. and is the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee").

           o The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee").

         Initially, The Chase Manhattan Bank, a New York banking corporation, will act as Property Trustee, and its affiliate, Chase Manhattan Bank Delaware, a Delaware corporation, will act as Delaware Trustee until, in each case, removed or replaced by the holder of the common securities. For purposes of compliance with the Trust Indenture Act, The Chase Manhattan Bank will also act as trustee under the Trust Guarantee (the "Trust Guarantee Trustee"), as Property Trustee under the declaration and as trustee under the indenture under which the ML&Co. Debenture, as defined in this prospectus, is issued.

         The Property Trustee will hold title to the partnership preferred securities for the benefit of the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges with respect to the partnership preferred securities under the Amended and Restated Agreement of Limited Partnership to be entered into by ML&Co. and ML Trust (the "Limited Partnership Agreement") as the holder of the partnership preferred securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the partnership preferred securities for the benefit of the holders of the Trust Securities. The Trust Guarantee Trustee will hold the Trust Guarantee for the benefit of the holders of the TOPrS. ML&Co., as the holder of all the common securities, will have the right to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees, provided that at least one trustee shall be a Delaware Trustee, at least one trustee shall be the Property Trustee and at least one trustee shall be a Regular Trustee. ML&Co. will pay all fees and expenses related to the organization and operations of ML Trust, including any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other domestic taxing authority upon ML Trust, other than withholding taxes, and the offering of the TOPrS and be responsible for all debts and obligations of ML Trust, other than those obligations with respect to the Trust Securities.

         For so long as the TOPrS remain outstanding, ML&Co. will be obligated to:

            o  maintain 100% direct ownership of the common securities,

            o cause ML Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration, and

            o use its commercially reasonable efforts to ensure that ML Trust will not be

               (A) an investment company for purposes of the Investment Company Act of 1940, as amended, or

               (B) classified as other than a grantor trust for United States Federal income tax purposes.

         The rights of the holders of the TOPrS, including economic rights, rights to information and voting rights, are as set forth in the declaration and the Delaware Trust Act. See "Description of the TOPrS". The declaration and the Trust Guarantee also incorporate by reference the terms of the Trust Indenture Act.

         The location of the principal executive office of ML Trust is c/o Merrill Lynch & Co., Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, and its telephone number is (212) 449-1000.

                    MERRILL LYNCH PREFERRED FUNDING VI, L.P.

         Merrill Lynch Preferred Funding VI, L.P. is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act, as amended, on December 7, 1998 for the exclusive purposes of purchasing debt securities of ML&Co. and wholly-owned subsidiaries of ML&Co. (the "Affiliate Investment Instruments") and other permitted investments, with the proceeds from the sale of partnership preferred securities to ML Trust and a capital contribution from ML&Co. in exchange for the general partner interest in ML Partnership. Pursuant to the certificate of limited partnership, as amended, and the Limited Partnership Agreement, ML&Co. is the sole general partner of ML Partnership (in such capacity, the "General Partner"). Upon the issuance of the partnership preferred securities, which securities represent limited partner interests in ML Partnership, ML Trust will be the sole limited partner of ML Partnership. Contemporaneously with the issuance of the partnership preferred securities, the General Partner will contribute capital to ML Partnership in an amount sufficient to establish its initial capital account at an amount equal to at least 15% of the total capital of ML Partnership.

         ML Partnership is managed by the General Partner and exists for the sole purpose of:

            o  issuing its partnership interests,

            o  investing  the  proceeds  from  the  sale  of  the   partnership
               preferred securities in Affiliate Investment Instruments and Eligible Debt Securities, as defined in this prospectus, and

            o engaging in only those other activities necessary or incidental for these purposes.

         To the extent that aggregate payments to ML Partnership on the Affiliate Investment Instruments and on Eligible Debt Securities exceed distributions accumulated or payable with respect to the partnership preferred securities, ML Partnership may at times have excess funds which shall be allocated to and may, in the General Partner's sole discretion, be distributed to the General Partner.

         For  so  long  as  the   partnership   preferred   securities   remain
outstanding,   the  General   Partner  will  be  obligated  under  the  Limited
Partnership Agreement:

            o to remain the sole general partner of the Partnership and to maintain 100% direct ownership of the General Partner's interest in ML Partnership, which interest will at all times represent at least 1% of the total capital of ML Partnership,

            o to cause ML Partnership to remain a limited partnership and not to voluntarily dissolve, liquidate, wind-up or be terminated, except as permitted by the Limited Partnership Agreement, and

            o to use its commercially reasonable efforts to ensure that ML Partnership will not be,

               o an investment company for purposes of the Investment Company Act or

               o an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

         ML&Co. or the then General Partner may transfer its obligations as General Partner to a wholly-owned direct or indirect subsidiary of ML&Co. provided that:

            o the successor entity expressly accepts the transfer of the obligations as General Partner, and

            o  before  any  transfer,   ML&Co.   has  received  an  opinion  of
               nationally recognized independent counsel to ML Partnership experienced in these matters to the effect that:

               (A) ML Partnership will be treated as a partnership for United States Federal income tax purposes;

               (B) any transfer would not cause ML Trust to be classified as an association taxable as a corporation for United States Federal income tax purposes;

               (C) following any transfer, ML&Co. and the successor entity will be in compliance with the Investment Company Act without being subject to registration as an investment company; and

               (D) any transfer will not adversely affect the limited liability of the holders of the partnership preferred securities.

         The rights of the holders of the partnership preferred securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement and the Delaware Limited Partnership Act. See "Description of the Partnership Preferred Securities".

         The Limited Partnership Agreement provides that the General Partner will have liability for the fees and expenses of ML Partnership, including any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other domestic taxing authority upon ML Partnership, other than withholding taxes, and be responsible for all debts and obligations of ML Partnership, other than with respect to the partnership preferred securities. Under Delaware law, assuming a limited partner in a Delaware limited partnership such as ML Partnership, i.e., a holder of the partnership preferred securities, does not participate in the control of the business of the limited partnership, that limited partner will not be personally liable for the debts, obligations and liabilities of the limited partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the limited partnership, subject to any obligation such limited partner may have to repay any funds that may have been wrongfully distributed to it. ML Partnership's business and affairs will be conducted by the General Partner.

         The location of the principal executive offices of ML Partnership is c/o Merrill Lynch & Co., Inc., World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281 and its telephone number is (212) 449-1000.

                            DESCRIPTION OF THE TOPRS

         The TOPrS will be issued under the terms of the declaration. The declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The Chase Manhattan Bank, will act as trustee for the TOPrS under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the TOPrS will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the TOPrS is not complete and is subject to, and qualified in its entirety by reference to, the declaration, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part, the Delaware Trust Act and the Trust Indenture Act.

         The TOPrS will be issued in fully registered form without coupons. The TOPrS will not be issued in bearer form. See "--Book-Entry Only Issuance--The Depository Trust Company".

         The declaration authorizes the Regular Trustees of ML Trust to issue the Trust Securities, which represent undivided beneficial ownership interests in the assets of ML Trust. Title to the partnership preferred securities will be held by the Property Trustee for the benefit of the holders of the Trust Securities.

         The declaration does not permit ML Trust to:

            o acquire any assets other than the partnership preferred securities,

            o  issue any securities other than the Trust Securities, or

            o  incur any indebtedness.

            o The payment of distributions out of money held by ML Trust, and payments out of money held by ML Trust upon redemption of the TOPrS or liquidation of ML
               Trust, are guaranteed by ML&Co. to the extent described under "Description of The Trust
               Guarantee".

The Trust Guarantee will be held by The Chase Manhattan Bank, the Trust Guarantee Trustee, for the benefit of the holders of the TOPrS. The Trust Guarantee does not cover payment of distributions when ML Trust does not have sufficient available funds to pay such distributions. In any event of non-payment, holders of the TOPrS will have the remedies described below under "--Trust Enforcement Events".

Distributions

         The distribution rate on the TOPrS will be fixed at a rate per annum of % of the stated liquidation amount of $25 per TOPrS and will be paid if, as and when ML Trust has funds available for distribution. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at a rate per annum equal to %. The term "distribution" as used in this prospectus includes any compounded amounts unless otherwise stated or the context otherwise requires. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

         Distributions on the TOPrS will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears on each , , and , commencing , 199 if, as and when available for payment, by the Property Trustee, except as otherwise described below. If distributions are not paid when scheduled, the accumulated distributions shall be paid to the holders of record of the TOPrS as they appear on the books and records of ML Trust on the record date with respect to the payment date for the TOPrS which corresponds to the payment date fixed by ML Partnership with respect to the payment of cumulative distributions on the partnership preferred securities.

         Distributions on the TOPrS will be made to the extent that ML Trust has funds available for the payment of the distributions in the Property Account. Amounts available to ML Trust for distribution to the holders of the TOPrS will be limited to payments received by ML Trust from ML Partnership with respect to the partnership preferred securities or from ML&Co. on ML&Co.'s guarantee on the TOPrS (the "Trust Guarantee") or its guarantee on the partnership preferred securities (the "Partnership Guarantee") as described in this prospectus. Distributions on the partnership preferred securities will be paid only if, as and when declared in the sole discretion of ML&Co., as the General Partner of ML Partnership. Under the Limited Partnership Agreement, the General Partner is not obligated to declare distributions on the partnership preferred securities at any time, including upon or following a Partnership Enforcement Event. See "Description of Partnership Preferred Securities--Partnership Enforcement Events".

         The assets of ML Partnership will consist only of Affiliate Investment Instruments, which initially will be the debentures, and Eligible Debt Securities. To the extent that the issuers and, where applicable, ML&Co., as guarantor, of the securities in which ML Partnership invests defer or fail to make any payment in respect of the securities or, if applicable, the guarantees, ML Partnership will not have sufficient funds to pay and will not declare or pay distributions on the partnership preferred securities. If ML Partnership does not declare and pay distributions on the partnership preferred securities out of funds legally available for distribution, ML Trust will not have sufficient funds to make distributions on the TOPrS, in which event the Trust Guarantee will not apply to those distributions until ML Trust has sufficient funds available to pay those distributions. See "Description of the Partnership Preferred Securities--Distributions" and "Description of The Trust Guarantee". In addition, ML Partnership may not have sufficient funds to pay current or liquidating distributions on the partnership preferred securities if:

           o at any time that ML Partnership is receiving current payments in respect of the securities held by ML Partnership, including the debentures, the General Partner, in its sole discretion, does not declare distributions on the partnership preferred securities and ML Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the partnership preferred securities,

           o ML Partnership reinvests the proceeds received in respect of the debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the partnership preferred securities, or

           o  ML  Partnership   invests  in  debt   securities  of  Investment
              Affiliates that are not guaranteed by ML&Co. and that cannot be liquidated by ML Partnership for an amount sufficient to pay the distributions in full.

         Distributions on the TOPrS will be payable to their holders as they appear on the books and records of ML Trust on the relevant record dates, which will be one Business Day, as defined below, before the relevant payment dates. These distributions will be paid through the Property Trustee who will hold amounts received in respect of the partnership preferred securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the declaration, each payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the TOPrS do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the TOPrS is not a Business Day, payment of the distribution payable on that date will be made on the next succeeding day which is a Business Day, without any interest or other payment in respect of the distribution subject to delay, except that, if that Business Day falls in the next succeeding calendar year, the relevant payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on that date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

Trust Enforcement Events

         The occurrence, at any time, of:

           o   the   non-payment  of   distributions   on  the  TOPrS  for  six
               consecutive quarterly distribution periods,

           o a default by ML&Co. in respect of any of its obligations under the Trust Guarantee, or

           o a Partnership Enforcement Event under the Limited Partnership Agreement,

will constitute an enforcement event under the declaration with respect to the Trust Securities (a "Trust Enforcement Event"); provided, that under the declaration, the holder of the common securities will be deemed to have waived any Trust Enforcement Event with respect to the common securities until all Trust Enforcement Events with respect to the TOPrS have been cured, waived or otherwise eliminated. Until any Trust Enforcement Event with respect to the TOPrS have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the TOPrS and only the holders of the TOPrS will have the right to direct the Property Trustee with respect to certain matters under the declaration and, in the case of a Partnership Enforcement Event, the Special Representative with respect to certain matters under the Limited Partnership Agreement. See "Description of the Partnership Preferred Securities--Partnership Enforcement Events" for a description of the events which will trigger the occurrence of a Partnership Enforcement Event.

         Upon the occurrence of a Trust Enforcement Event,

           o the Property Trustee, as the holder of the partnership preferred securities, shall have the right to enforce the terms of the partnership preferred securities, including the right to direct the Special Representative to enforce:

           o ML Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and ML&Co.'s guarantee of the Affiliate Investment Instruments (the "Investment Guarantees", and together with the Trust Guarantee and the Partnership Guarantee, the "Guarantees"),

           o   the  rights  of  the  holders  of  the   partnership   preferred
               securities under the Partnership Guarantee, and

           o the rights of the holders of the partnership preferred securities to receive distributions on the partnership preferred securities, only if and to the extent declared out of funds legally available for the payment of distributions, and

           o the Trust Guarantee Trustee shall have the right to enforce the terms of the Trust Guarantee, including the right to enforce the restriction on the payment of distributions by ML&Co. and its finance subsidiaries on its securities as described in the Trust Guarantee.

         If the Property Trustee fails to enforce its rights under the partnership preferred securities after a holder of the TOPrS has made a written request, that holder may directly institute a legal proceeding against ML Partnership and the Special Representative to enforce the Property Trustee's rights under the partnership preferred securities without first instituting any legal proceeding against the Property Trustee, ML Trust or any other person or entity. In addition, for so long as ML Trust holds any partnership preferred securities, if the Special Representative fails to enforce its rights on behalf of ML Partnership under the Affiliate Investment Instruments after a holder of the TOPrS has made a written request, any holder may on behalf of ML Partnership directly institute a legal proceeding against the Investment
Affiliates, as defined below, under the Affiliate Investment Instruments, without first instituting any legal proceeding against the Property Trustee, ML Trust, the Special Representative or ML Partnership. In any event, for so long as ML Trust is the holder of any partnership preferred securities, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument or the failure of ML&Co. to make any required payment when due on any Investment Guarantee, then a holder of the TOPrS may on behalf of ML Partnership directly institute a proceeding against the Investment Affiliate with respect to any Affiliate Investment Instrument or against ML&Co. with respect to any the Investment Guarantee, in each case for enforcement of payment.

         Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the partnership preferred securities. As a result, although the Special Representative may be able to enforce ML Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, subject to satisfying the reinvestment criteria described under "Description of the Partnership Preferred Securities--Partnership Investments", ML Partnership would be entitled to reinvest any payments in additional Affiliate Investment Instruments and Eligible Debt Securities, rather than declaring and making distributions on the Partnership preferred securities.

         ML&Co. and ML Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and obligations under the declaration.

Mandatory Redemption

         The partnership preferred securities may be redeemed by ML Partnership at the option of the General Partner, in whole or in part, at any time on or after , or at any time in certain circumstances upon the occurrence of a Partnership Special Event. Upon the redemption of the partnership preferred securities either at the option of the General Partner or pursuant to a Partnership Special Event, the proceeds from the repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the partnership preferred securities so redeemed at an amount per Trust Security equal to $25 plus accumulated and unpaid distributions; provided, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days notice of any redemption. See "Description of the Partnership Preferred Securities--General" and "--Optional Redemption".

Trust Special Event Redemption or Distribution

         If, at any time, a Trust Tax Event or a Trust Investment Company Event (each as defined below, and each, a "Trust Special Event") shall occur and be continuing, the Regular Trustees shall, unless the partnership preferred securities are redeemed in the limited circumstances described below, within 90 days following the occurrence of such Trust Special Event elect to either:

              (1) dissolve ML Trust upon not less than 30 nor more than 60 days notice with the result that, after satisfaction of creditors of ML Trust, if any, partnership preferred securities would be distributed on a pro rata basis to the holders of the TOPrS and the common securities in liquidation of the holders' interests in ML Trust; provided, however, that if at the time there is available to ML Trust the opportunity to eliminate, within the 90-day period, the Trust Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of ML&Co. has or will cause no adverse effect on ML Trust, ML Partnership, ML&Co. or the holders of the Trust Securities and will involve no material cost, ML Trust will pursue that measure in lieu of dissolution or

              (2) cause the TOPrS to remain outstanding, provided that in the case of this clause (2), ML&Co. shall pay any and all expenses incurred by or payable by ML Trust attributable to ML Trust Special Event.

Furthermore, if in the case of the occurrence of a Trust Tax Event, the Regular Trustees have received an opinion (a "Trust Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in these matters that there is more than an insubstantial risk that interest payable by one or more of the Investment Affiliates with respect to the debentures issued by any Investment Affiliate is not, or will not be, deductible by any Investment Affiliate for United States Federal income tax purposes even if the partnership preferred securities were distributed to the holders of the Trust Securities in liquidation of the holders' interests in ML Trust as described above, then the General Partner shall have the right, within 90 days following the occurrence of the Trust Tax Event, to elect to cause ML Partnership to redeem the partnership preferred securities in whole, but not in part, for cash upon not less than 30 nor more than 60 days notice and promptly following any redemption, the Trust Securities will be redeemed by ML Trust at the redemption price.

         "Trust Tax Event" means that ML&Co. shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent tax counsel experienced in these matters (a "Trust Dissolution Tax Opinion") to the effect that there has been:

           o an amendment to, change in or announced proposed change in the laws, or any regulations under those laws of the United States or any political subdivision or taxing authority of that jurisdiction,

           o a judicial decision interpreting, applying, or clarifying these laws or regulations,

           o an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making the administrative pronouncement or taking any action, or

           o a threatened challenge asserted in connection with an audit of ML&Co. or any of its subsidiaries, ML Partnership, or ML Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the debentures, the partnership preferred securities, or the TOPrS, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date of this prospectus (collectively a "Tax Action"), which Tax Action relates to any of the items described in (1) through (3) below, and that following the occurrence of any Tax Action there is more than an insubstantial risk that:

              (1) ML Trust is, or will be,  subject  to United  States  federal income tax with respect to income accrued or received on the partnership preferred securities,

              (2) ML Trust  is,  or will be,  subject  to more  than a minimal amount of other taxes, duties or other governmental charges or

              (3) interest  payable by an Investment  Affiliate with respect to the Affiliate Investment Instrument issued by the Investment Affiliate is not, or will not be, deductible by the Investment Affiliate for United States federal income tax purposes.

         Recently, the Internal Revenue Service asserted that the interest payable on a security issued in circumstances with certain similarities to the issuance of the debentures issued by the Investment Affiliates to ML Partnership was not deductible for United States Federal income tax purposes. The taxpayer in that case has filed a petition in the United States Tax Court challenging the IRS's position on this matter. If this matter were to be litigated and the Tax Court were to sustain the IRS's position on this matter, the judicial decision could constitute a Trust Tax Event, which could result in an early redemption of the TOPrS.

         "Trust Investment Company Event" means that ML&Co. shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent legal counsel experienced in these matters to the effect that as a result of the occurrence on or after the date of this prospectus of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), ML Trust is or will be considered an investment company which is required to be registered under the Investment Company Act.

         If the partnership preferred securities are distributed to the holders of the TOPrS, ML&Co. will use its best efforts to cause the partnership preferred securities to be listed on the NYSE or on any other national securities exchange or similar organization as the TOPrS are then listed or quoted.

         On the date fixed for any distribution of partnership preferred securities, upon dissolution of ML Trust,

           o the Trust Securities will no longer be deemed to be outstanding, and

           o certificates representing the Trust Securities will be deemed to represent the partnership preferred securities having a liquidation preference equal to the stated liquidation amount of the Trust Securities until the certificates are presented to ML&Co. or its agent for transfer or reissuance.

         There can be no assurance as to the market price for the partnership preferred securities which may be distributed in exchange for TOPrS if a dissolution and liquidation of ML Trust were to occur. Accordingly, the partnership preferred securities which an investor may subsequently receive on dissolution and liquidation of ML Trust may trade at a discount to the price of the TOPrS exchanged.

Redemption Procedures

         ML Trust may not redeem fewer than all of the outstanding TOPrS unless all accumulated and unpaid distributions have been paid on all TOPrS for all quarterly distribution periods terminating on or before the date of redemption.

         If ML Trust gives a notice of redemption in respect of the TOPrS, which notice will be irrevocable, and if ML&Co. has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption of the partnership preferred securities, then, by 12:00 noon, New York City time, on the redemption date, ML Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay the redemption amount to holders of the TOPrS. See "--Book-Entry Only Issuance--The Depository Trust Company". If notice of redemption shall have been given and funds are deposited as required, then upon the date of deposit, all rights of holders of any TOPrS so called for redemption will cease, except the right of the holders of those TOPrS to receive the redemption price (the "Redemption Price"), but without interest. In the event that any date fixed for redemption of the TOPrS is not a Business Day, then payment of the amount payable on that date will be made on the next succeeding day which is a Business Day, without any interest or other payment in respect of the amount payable subject to delay, except that, if that Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of the TOPrS is improperly withheld or refused and not paid either by ML Trust or by ML&Co. under the Trust Guarantee described under "Description of the Trust Guarantee", distributions on the TOPrS will continue to accumulate from the original redemption date to the date of payment.

         In the event that fewer than all of the outstanding TOPrS are to be redeemed, the TOPrS will be redeemed in accordance with the procedures of DTC. See "--Book-Entry Only Issuance--The Depository Trust Company". In the event that the TOPrS do not remain in book-entry only form and fewer than all of the outstanding TOPrS are to be redeemed, the TOPrS shall be redeemed on a pro rata basis or pursuant to the rules of any securities exchange on which the TOPrS are listed.

         Subject to the foregoing and applicable law, including, without limitation, United States Federal securities laws, ML&Co. or its subsidiaries may at any time and from time to time purchase outstanding TOPrS by tender, in the open market or by private agreement.

Subordination of the Common Securities

         Payment of amounts upon liquidation of the Trust Securities shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that upon:

           o   the  occurrence  of  an  Investment   Event  of  Default  by  an
               Investment Affiliate, including ML&Co., in respect of any Affiliate Investment Instrument, or

           o default by ML&Co. on any of its obligations under any guarantee described in this prospectus, the holders of the TOPrS will have a preference over the holders of the common securities with respect to payments upon liquidation of ML Trust.

         In the case of any Trust Enforcement Event, the holder of the common securities will be deemed to have waived the Trust Enforcement Event until all Trust Enforcement Events with respect to the TOPrS have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the TOPrS have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the TOPrS and not on behalf of the holder of the common securities, and only the holders of the TOPrS will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

         In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of ML Trust (each a "Trust Liquidation"), the holders of the TOPrS will be entitled to receive out of the assets of ML Trust, after satisfaction of liabilities to creditors, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $25 per TOPrS plus accumulated and unpaid distributions to the date of payment (the "Trust Liquidation Distribution"), unless, in connection with the Trust Liquidation, partnership preferred securities have been distributed on a pro rata basis to the holders of the Trust Securities.

         If, upon any Trust Liquidation, the Trust Liquidation Distribution can be paid only in part because ML Trust has insufficient assets available to pay in full the aggregate Trust Liquidation Distribution, then the amounts payable directly by ML Trust on the TOPrS shall be paid on a pro rata basis. The holders of the common securities will be entitled to receive distributions upon liquidation pro rata with the holders of the TOPrS, except in the limited circumstances described above under "--Subordination of the Common Securities".

         Pursuant to the declaration, ML Trust shall terminate:

         (1)      upon the bankruptcy of ML&Co.,

         (2) upon the filing of a certificate of dissolution or the equivalent with respect to ML&Co., the filing of a certificate of cancellation with respect to ML Trust after having obtained the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of ML&Co. and the expiration of 90 days after the date of revocation without reinstatement,

         (3) upon the distribution of all of the partnership preferred securities upon the occurrence of a Trust Special Event,

         (4) upon the entry of a decree of a judicial dissolution of ML&Co. or ML Trust, or

         (5)      upon the redemption of all the Trust Securities.

Voting Rights

         Except as described in this prospectus, under the Delaware Trust Act, the Trust Indenture Act and under "Description of The Trust Guarantee--Amendments and Assignment", and as otherwise required by law and the declaration, the holders of the TOPrS will have no voting rights.

         Subject to the requirement of the Property Trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the TOPrS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the declaration, including the right to direct the Property Trustee, as holder of the partnership preferred securities, to:

           o  exercise  the  remedies   available  to  it  under  the  Limited
              Partnership Agreement as a holder of the partnership preferred securities, including the right to direct the Special Representative to exercise its rights in the manner described above under "--Trust Enforcement Events", and

           o consent to any amendment, modification, or termination of the Limited Partnership Agreement or the partnership preferred securities where consent is required; provided, however, that where a consent or action under the Limited Partnership Agreement would require the consent or act of the holders of more than a majority of the aggregate liquidation preference of partnership preferred securities affected, only the holders of the percentage of the aggregate stated liquidation amount of the Trust Securities which is at least equal to the percentage required under the Limited Partnership Agreement may direct the Property Trustee to give consent or take action on behalf of ML Trust. See "Description of the Partnership Preferred Securities--Voting Rights".

         The Property Trustee shall notify all holders of the TOPrS of any notice of any Partnership Enforcement Event received from the General Partner with respect to the partnership preferred securities and the Affiliate Investment Instruments. The notice shall state that the Partnership Enforcement Event also constitutes a Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy as described above, the Property Trustee shall be under no obligation to take any of the actions described in immediately preceding clauses above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, ML Trust will not fail to be classified as a grantor trust for United States Federal income tax purposes and that after such action each holder of Trust Securities will continue to be treated as owning an undivided beneficial ownership interest in the partnership preferred securities.

         A waiver of a Partnership Enforcement Event with respect to the partnership preferred securities held by the Property Trustee will constitute a waiver of the corresponding Trust Enforcement Event.

         Any required approval or direction of holders of the TOPrS may be given at a separate meeting of holders of the TOPrS convened for that purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of the TOPrS are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be mailed to each holder of record of the TOPrS. Each such notice will include a statement setting forth the following information:

         (1) the date of the meeting or the date by which any action is to be taken;

         (2) a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote or of the matter upon which written consent is sought; and

         (3)      instructions for the delivery of proxies or consents.

No vote or consent of the holders of the TOPrS will be required for ML Trust to redeem and cancel the TOPrS or distribute partnership preferred securities in accordance with the declaration.

         Notwithstanding that holders of the TOPrS are entitled to vote or consent under any of the circumstances described above, any of the Trust Securities that are beneficially owned at that time by ML&Co. or any entity directly or indirectly controlled by, or under direct or indirect common control with, ML&Co., except for TOPrS purchased or acquired by ML&Co. or its affiliates in connection with transactions effected by or for the account of customers of ML&Co. or any of its subsidiaries or in connection with the distribution or trading of the TOPrS, shall not be entitled to vote or consent and shall, for purposes of any vote or consent, be treated as if the Trust Securities were not outstanding; provided, however, that persons, other than affiliates of ML&Co., to whom ML&Co. or any of its subsidiaries have pledged the TOPrS may vote or consent with respect to the pledged TOPrS pursuant to the terms of the pledge.

         The procedures by which holders of the TOPrS represented by the global certificates may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company".

         Holders of the TOPrS will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by ML&Co., as the holder of all of the common securities.

Merger, Consolidation or Amalgamation of ML Trust

         ML Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. ML Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that:

         (1) if ML Trust is not the surviving entity, the successor entity either:

               o expressly assumes all of the obligations of ML Trust under the Trust Securities, or

               o substitutes for the TOPrS other securities having substantially the same terms as the TOPrS (the "Successor Securities"), so long as the Successor Securities rank the same as ML Trust Securities rank with respect to distributions, assets and payments,

         (2) ML&Co. expressly acknowledges a trustee of the successor entity possessing the same powers and duties as the Property Trustee as the holder of the partnership preferred securities,

         (3) the TOPrS or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the TOPrS are then listed or quoted,

         (4) any merger, consolidation, amalgamation or replacement does not cause the TOPrS, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization,

         (5) any merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the TOPrS, including any Successor Securities, in any material respect,

         (6) the successor entity has a purpose substantially identical to that ML Trust,

         (7) ML&Co. guarantees the obligations of the successor entity under the Successor Securities to the same extent as provided by the Trust Guarantee and

         (8) before any merger, consolidation, amalgamation or replacement, ML&Co. has received an opinion of a nationally recognized independent counsel to ML Trust experienced in these matters to the effect that:

                  o any merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the TOPrS, including any Successor Securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity,

                  o following any merger, consolidation, amalgamation or replacement, neither ML Trust nor the successor entity will be required to register as an investment company under the Investment Company Act,

                  o following any merger, consolidation, amalgamation or replacement, ML Trust, or any successor trust, will not be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes, and

                  o following any merger, consolidation, amalgamation or replacement, ML Partnership will not be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

Notwithstanding the foregoing, ML Trust shall not, except with the consent of holders of 100% in liquidation amount of the TOPrS, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if any consolidation, amalgamation, merger or replacement would cause ML Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

Modification of the Declaration

         The declaration may be modified and amended if approved by a majority of the Regular Trustees, and in the circumstances described in the declaration, the Property Trustee and the Delaware Trustee. However, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect,

         (1) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the declaration or otherwise, or

         (2) the dissolution, winding-up or termination of ML Trust other than under the terms of the declaration,

then, in each case, the holders of the Trust Securities voting together as a single class will be entitled to vote on the amendment or proposal and the amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected; provided, further that if any amendment or proposal referred to in clause (2) above would adversely affect only the TOPrS or the common securities, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of that class of Trust Securities.

         The declaration may be amended without the consent of the holders of the Trust Securities to:

           o   cure any ambiguity,

           o correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of the declaration,

           o   add to the restrictions or obligations of the sponsor,

           o conform to any change in the Investment Company Act, the Trust Indenture Act or the rules or regulations under either law and

           o modify, eliminate and add to any provision of the declaration to the extent as may be necessary or desirable;

provided that no amendment shall have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities.

         Notwithstanding the foregoing, no amendment or modification may be made to the declaration if the amendment or modification would:

           o cause ML Trust to fail to be classified as a grantor trust for United States Federal income tax purposes,

           o cause ML Partnership to be classified as an association or publicly traded partnership taxable as a corporation for those purposes,

           o reduce or otherwise adversely affect the powers of the Property Trustee, or

           o cause ML Trust or ML Partnership to be deemed an investment company which is required to be registered under the Investment Company Act.

Book-Entry Only Issuance--The Depository Trust Company

         Description of the Global Certificates

         DTC will act as securities depository (the "Depository") for the TOPrS and, to the extent distributed to the holders of the TOPrS, the partnership preferred securities. The TOPrS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates, representing the total aggregate number of TOPrS, will be issued and will be deposited with DTC.

         DTC Procedures

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         Purchases of the TOPrS within the DTC system must be made by or through participants, which will receive a credit for the TOPrS on DTC's records. The ownership interest of each beneficial owner of the TOPrS is in turn to be recorded on the participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants or indirect participants through which the beneficial owners purchased TOPrS. Transfers of ownership interests in the TOPrS are to be accomplished by entries made on the books of participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the TOPrS, except in the event that use of the book-entry system for the TOPrS is discontinued.

         DTC has no knowledge of the actual beneficial owners of the TOPrS; DTC's records reflect only the identity of the participants to whose accounts the TOPrS are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

         So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the TOPrS being represented for all purposes under the declaration and the TOPrS. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the declaration.

         DTC has advised ML&Co. that it will take any action permitted to be taken by a holder of the TOPrS, including the presentation of the TOPrS for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the global certificates are credited and only in respect of such portion of the aggregate liquidation amount of the TOPrS as to which the participant or participants has or have given the direction. Also, if there is a Trust Enforcement Event under the TOPrS, DTC will exchange the global certificates for certificated securities, which it will distribute to its participants in accordance with its customary procedures.

         Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices in respect of the TOPrS held in book-entry form will be sent to Cede & Co. If less than all of the TOPrS are being redeemed, DTC will determine the amount of the interest of each participant to be redeemed in accordance with its procedures.

         Although voting with respect to the TOPrS is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the TOPrS. Under its usual procedures, DTC would mail an omnibus proxy to ML Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts the TOPrS are allocated on the record date identified in a listing attached to the omnibus proxy.

         Distributions on the TOPrS held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit participants'
accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participants and indirect participants and not of DTC, ML Trust or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of any distributions to DTC is the responsibility of ML Trust, disbursement of those payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owners is the responsibility of participants and indirect participants.

         Except as described, a beneficial owner of an interest in a global certificate will not be entitled to receive physical delivery of the TOPrS. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the TOPrS.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global certificates among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither ML&Co. nor ML Trust will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the TOPrS at any time by giving notice to ML Trust. Under such circumstances, in the event that a successor securities depository is not obtained, the TOPrS certificates are required to be printed and delivered to the Property Trustee. Additionally, ML Trust, with the consent of ML&Co., may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository. In that event, certificates for the TOPrS will be printed and delivered to the Property Trustee. In each of the above circumstances, ML&Co. will appoint a paying agent with respect to the TOPrS.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global TOPrS as represented by a global certificate.

         Year 2000 Compliance

         DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions, including principal and interest payments, to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:

             o impress upon them the importance of such services being Year 2000 compliant; and

             o    determine   the  extent  of  their   efforts  for  Year  2000
                  remediation and, as appropriate, testing of their services.

         In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

         The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for the accuracy of the information.

Payment

         Payments in respect of the TOPrS represented by the global certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates or, in the case of certificated securities, if any, payments shall be made by check mailed to the address of the holder entitled to receive the payment as the holder's address shall appear on the register. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days written notice to the Regular Trustees. In the event that The Chase Manhattan Bank shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent which shall be a bank or trust company.

Registrar, Transfer Agent, and Paying Agent

         The Property Trustee will act as Registrar, Transfer Agent and Paying Agent for the TOPrS.

         Registration of transfers of the TOPrS will be effected without charge by or on behalf of ML Trust, but upon payment and with the giving of any indemnity as ML Trust or ML&Co. may require, in respect of any tax or other government charges which may be imposed in relation to it.

         ML Trust will not be required to register or cause to be registered the transfer of the TOPrS after the TOPrS have been called for redemption.

Information Concerning the Property Trustee

         The Property Trustee, before the occurrence of a default with respect to the Trust Securities, undertakes to perform only the duties as are specifically set forth in the declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of the TOPrS, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred in connection with the exercise of any powers. The holders of the TOPrS will not be required to offer any indemnity in the event the holders, by exercising their voting rights, direct the Property Trustee to take any action following a Trust Enforcement Event.

Governing Law

         The declaration and the TOPrS will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

         The Regular Trustees are authorized and directed to conduct the affairs of and to operate ML Trust in such a way that ML Trust will not be deemed to be an investment company required to be registered under the Investment Company Act or characterized as other than a grantor trust for United States Federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the declaration that the Regular Trustees determine in their discretion to be necessary or desirable for those purposes as long as such action does not adversely affect the interests of the holders of the TOPrS.

         Holders of the TOPrS have no preemptive rights.

                       DESCRIPTION OF THE TRUST GUARANTEE

         Set forth below is a summary of information concerning the Trust Guarantee which will be executed and delivered by ML&Co. for the benefit of the holders from time to time of the TOPrS. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Trust Guarantee, which is filed as an exhibit to the registration statement of which this prospectus is a part. The Trust Guarantee incorporates by reference the terms of, and will be qualified as an indenture under, the Trust Indenture Act. The Chase Manhattan Bank, as the Trust Guarantee Trustee, will hold the Trust Guarantee for the benefit of the holders of the TOPrS and will act as indenture trustee for the purposes of compliance with the Trust Indenture Act.

         Under the Trust Guarantee, ML&Co. will irrevocably agree, on a subordinated basis and to the extent set forth in the Trust Guarantee, to pay in full to the holders of the TOPrS, except to the extent paid by ML Trust, as and when due, regardless of any defense, right of set off or counterclaim which ML Trust may have or assert, the following payments (the "Trust Guarantee Payments"), without duplication:

              o any accumulated and unpaid distributions on the TOPrS to the extent ML Trust has funds available for distribution,

              o the Redemption Price with respect to any TOPrS called for redemption by ML Trust, to the extent ML Trust has funds available for payment, and

              o upon a voluntary or involuntary dissolution, winding-up or termination of ML Trust, other than in connection with the distribution of partnership preferred securities to the holders of the TOPrS or the redemption of all of the TOPrS, the lesser of:

             (1)  the  aggregate  of  the   liquidation   amount  and  all
                  accumulated and unpaid distributions on the TOPrS and

             (2) the amount of assets of ML Trust remaining available for distribution to holders of the TOPrS upon the liquidation of ML Trust.

ML&Co.'s obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by ML&Co. to the holders of the TOPrS or by causing ML Trust to pay these amounts to holders.

         The Trust Guarantee will be a guarantee on a subordinated basis with respect to the TOPrS from the time of issuance of the TOPrS but will only apply to any payment of distributions or the Redemption Price, or to payments upon the dissolution, winding-up or termination of ML Trust, to the extent ML Trust shall have funds available. If ML Partnership fails to declare distributions on the partnership preferred securities, ML Trust would lack available funds for the payment of distributions or amounts payable on redemption of the TOPrS or otherwise, and in such event holders of the TOPrS would not be able to rely upon the Trust Guarantee for payment of these amounts. Instead, holders of the TOPrS will have the remedies described under "Description of the TOPrS--Trust Enforcement Events", including the right to direct the Trust Guarantee Trustee to enforce the restriction of payments by ML&Co. and its finance subsidiaries on its capital stock. See "-- Obligations of ML&Co." below.

         The Guarantees, when taken together with ML&Co. Debenture and ML&Co.'s obligations to pay all fees and expenses of ML Trust and ML Partnership, constitute a guarantee to the extent set forth in this prospectus by ML&Co. of the distribution, redemption and liquidation payments payable to the holders of the TOPrS. The Guarantees do not apply, however, to current distributions by ML Partnership unless and until these distributions are declared by ML Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in ML Partnership, each as more fully described under "Risk Factors--Insufficient Income or Assets Available to Partnership".

Obligations of ML&Co.

         Under the Trust Guarantee, ML&Co. will agree that, if

              o   for  any  distribution   period,   full  distributions  on  a
                  cumulative basis on any TOPrS have not been paid,

              o an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing, or

              o   it  is  in  default  of  its  obligations   under  the  Trust
                  Guarantee,   the  Partnership  Guarantee  or  any  Investment
                  Guarantee,

then, during that period:

              o it may not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest, except for:

              (1) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class,

              (2) redemptions or purchases of any rights pursuant to the rights agreement dated as of December 2, 1997 between ML&Co. and The Chase Manhattan Bank (the "Rights Agreement") and the issuance of preferred stock under those rights and

              (3) purchases or  acquisitions  by ML&Co.  or its  affiliates  in connection with transactions effected by or for the account of customers of ML&Co. or any of its subsidiaries or in connection with the distribution or trading of its capital stock or comparable equity interest; and

              o it may not make, permit any finance subsidiary to make, or make any payments that would enable any finance subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any finance subsidiary.

Events of Default; Enforcement of Trust Guarantee

         An event of default under the Trust Guarantee will occur upon the failure of ML&Co. to perform any of its payment or other obligations set forth in the Trust Guarantee.

         The holders of a majority in liquidation amount of the TOPrS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Trust Guarantee Trustee under the Trust Guarantee. If the Trust Guarantee Trustee fails to enforce its rights under the Trust Guarantee after a holder of the TOPrS has made a written request, the holder may institute a legal proceeding directly against ML&Co. to enforce the Trust Guarantee Trustee's rights under the Trust Guarantee, without first instituting a legal proceeding against ML Trust, the Trust Guarantee Trustee or any other person or entity. In any event, if ML&Co. has failed to make a guarantee payment under the Trust Guarantee, a holder of the TOPrS may directly institute a proceeding in the holder's own name against ML&Co. for enforcement of the Trust Guarantee for payment.

Status of The Trust Guarantee; Subordination

         The Trust Guarantee will constitute an unsecured obligation of ML&Co. and will rank subordinate and junior in right of payment to all other liabilities of ML&Co. and will rank equally with the most senior preferred stock, if any, issued from time to time by ML&Co., with similar guarantees issued by ML&Co. in connection with:

              o the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I,

              o the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II,

              o the $750,000,000 aggregate liquidation amount of 7% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust III,

              o the $400,000,000 aggregate liquidation amount of 7.12% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust IV,

              o the $850,000,000 aggregate liquidation amount of 7.28% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust V, and

              o   with any guarantee now or hereafter entered into by ML&Co. in
                  respect  of  any   preferred   stock  of  any  other  Finance
                  Subsidiary.

         "Finance Subsidiary" means Merrill Lynch Preferred Capital Trust I, Merrill Lynch Preferred Capital Trust II, Merrill Lynch Preferred Capital Trust III, Merrill Lynch Preferred Capital Trust IV, Merrill Lynch Preferred Capital Trust V and any other wholly-owned subsidiary of ML&Co. the principal purpose of which is to raise capital for ML&Co. by issuing securities that are guaranteed by ML&Co. and the proceeds of which are loaned to or invested in ML&Co. or one or more of its affiliates.

         Accordingly, the rights of the holders of the TOPrS to receive payments under the Trust Guarantee will be subject to the rights of the holders of any obligations of ML&Co. that are senior in priority to the obligations under the Trust Guarantee. Furthermore, the holders of obligations of ML&Co. that are senior to the obligations under the Trust Guarantee, including, but not limited to, obligations constituting Senior Indebtedness, will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Trust Guarantee that inure to the holders of Senior Indebtedness as against the holders of ML&Co. Debenture. The terms of the TOPrS that each holder of the TOPrS, by acceptance , agrees to the subordination provisions and other terms of the Trust Guarantee.

         The Trust Guarantee will constitute a guarantee of payment and not of collection. That is, the guaranteed party may directly institute a legal proceeding against ML&Co. to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity.


Amendments and Assignment


         Except with respect to any changes that do not materially adversely affect the rights of holders of the TOPrS, in which case no vote will be required, the Trust Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding TOPrS. The manner of obtaining any approval of holders of the TOPrS will be as set forth under "Description of the TOPrS--Voting Rights". All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of ML&Co. and shall inure to the benefit of the holders of the TOPrS then outstanding. Except in connection with permitted merger or consolidation of ML&Co. with or into another entity or permitted sale, transfer or lease of ML&Co.'s assets to another entity in which the surviving corporation, if other than ML&Co., assumes ML&Co.'s obligations under the Trust Guarantee, ML&Co. may not assign its rights or delegate its obligations under the Trust Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the TOPrS then outstanding.

Termination of  The Trust Guarantee

         The Trust Guarantee will terminate as to each holder of the TOPrS upon:

              o   full payment of the Redemption Price of all the TOPrS,

              o distribution of the partnership preferred securities held by ML Trust to the holders of the TOPrS or

              o full payment of the amounts payable in accordance with the declaration upon liquidation of ML Trust.

         The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the TOPrS must restore payment of any sum paid under the TOPrS or the Trust Guarantee.


Information Concerning the Trust Guarantee Trustee


         The Trust Guarantee Trustee, before the occurrence of a default with respect to the Trust Guarantee, undertakes to perform only those duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to that provision, the Trust Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of TOPrS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in connection with the exercise of those powers.


Governing Law

         The Trust Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

              DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES


         All of the partnership interests in ML Partnership, other than the partnership preferred securities acquired by ML Trust, are owned directly by ML&Co.. Initially, ML&Co. will be the sole General Partner of ML Partnership. The Limited Partnership Agreement authorizes and creates the partnership preferred securities, which represent limited partner interests in ML Partnership. The limited partner interests represented by the partnership preferred securities will have a preference with respect to distributions and amounts payable on redemption or liquidation over the General Partner's interest in ML Partnership.

         Except as otherwise described in this prospectus or provided in the Limited Partnership Agreement, the Limited Partnership Agreement does not permit ML Partnership to issue any additional partnership interests or to incur any indebtedness .

         The  summary  of  certain   material   terms  and  provisions  of  the
partnership preferred securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, and the Delaware Limited Partnership Act.


Distributions


         Holders of partnership preferred securities will be entitled to receive cumulative cash distributions, if, as and when declared by the General Partner in its sole discretion out of assets of ML Partnership legally available for payment. The distributions payable on each partnership preferred security will be fixed at a rate per annum of % of the stated liquidation preference of $25 per partnership preferred security. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at the rate per annum equal to %. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

         Distributions on the  partnership preferred securities will be payable
quarterly in arrears on             ,             ,     , and of each year,
commencing , 199 . If distributions are not declared and paid when scheduled, the accumulated distributions shall be paid to the holders of record of partnership preferred securities as they appear on the books and records of ML Partnership on the record date with respect to the payment date for the partnership preferred securities.

         ML Partnership's earnings available for distribution to the holders of the partnership preferred securities will be limited to payments made on the Affiliate Investment Instruments and Investment Guarantees and payments on Eligible Debt Securities in which ML Partnership has invested from time to time. See "--Partnership Investments". To the extent that the issuers and, where applicable, ML&Co., as guarantor, of the securities in which ML Partnership invests fail to make any payment in respect of the securities or, if applicable, the guarantees, ML Partnership will not have sufficient funds to pay and will not declare or pay distributions on the partnership preferred securities, in which event the Partnership Guarantee will not apply to those distributions until ML Partnership has sufficient funds available for distribution. See "Description of the Partnership Guarantee". In addition, distributions on the partnership preferred securities may be declared and paid only as determined in the sole discretion of the General Partner of ML Partnership. If ML Partnership fails to declare and pay distributions on the partnership preferred securities out of funds legally available for distribution, ML Trust will not have sufficient funds to make distributions on the TOPrS, in which event the Trust Guarantee will not apply to those distributions until ML Trust has sufficient funds available . In addition, ML Partnership may not have sufficient funds to pay current or liquidating distributions on the partnership preferred securities if:

            o at any time that ML Partnership is receiving current payments in respect of the securities held by ML Partnership including the debentures, the General Partner, in its sole discretion, does not declare distributions on the partnership preferred securities and ML Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the partnership preferred securities,

            o ML Partnership reinvests the proceeds received in respect of the debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the partnership preferred securities, or

            o ML  Partnership   invests  in  debt   securities  of  Investment
              Affiliates that are not guaranteed by ML&Co. and that cannot be liquidated by ML Partnership for an amount sufficient to pay any distributions in full.

         Distributions on the partnership preferred securities will be payable to holders as they appear on the books and records of ML Partnership on the relevant record dates, which, as long as the TOPrS remain or, in the event that ML Trust is liquidated in connection with a Trust Special Event, as long as the Partnership preferred securities remain, in book-entry only form, will be one Business Day before the relevant payment dates. In the event the TOPrS, or in the event that ML Trust is liquidated in connection with a Trust Special Event, the partnership preferred securities, shall not continue to remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the partnership preferred securities is not a Business Day, then payment of the distribution payable on that date will be made on the next succeeding day that is a Business Day and without any interest or other payment in respect of any delay, except that, if that Business Day is in the next succeeding calendar year, that payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on that date.


Partnership Enforcement Events

         If one or more of the following events shall occur and be continuing (each a "Partnership Enforcement Event"):


               o The non-payment of distributions on the partnership preferred securities for six consecutive quarterly periods,

               o ML&Co. is in default on any of its obligations under the Partnership Guarantee or any Investment Guarantee or

               o an Investment Event of Default occurs and is continuing on any Affiliate Investment Instrument,

then the Property Trustee, for so long as the partnership preferred securities are held by the Property Trustee, will have the right, or holders of the partnership preferred securities will be entitled by the vote of a majority in aggregate liquidation preference of the holders:

           o under the Limited Partnership Agreement to enforce the terms of the partnership preferred securities, including the right to appoint and authorize a special representative of ML Partnership and the limited partners (a "Special Representative") to enforce:

              (1) ML Partnership's  creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees,

              (2) the  rights of the  holders of the  partnership  preferred securities under the Partnership Guarantee and

              (3) the  rights of the  holders of the  partnership  preferred
                  securities  to  receive   distributions  on  the  partnership
                  preferred securities, only if and to the extent declared out of funds legally available for distribution, and

               o under the Partnership Guarantee to enforce the terms of the Partnership Guarantee, including the right to enforce the covenant restricting certain payments by ML&Co. and Finance Subsidiaries.

         If the Special Representative fails to enforce its rights under the Affiliate Investment Instruments after a holder of partnership preferred securities has made a written request, the holder of record of partnership preferred securities may directly institute a legal proceeding against ML&Co. to enforce the rights of the Special Representative and ML Partnership under the Affiliate Investment Instruments without first instituting any legal proceeding against the Special Representative, ML Partnership or any other person or entity. In any event, if a Partnership Enforcement Event has occurred and is continuing and this event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument, then a holder of partnership preferred securities may on behalf of ML Partnership directly institute a proceeding against the Investment Affiliate with respect to the Affiliate Investment Instrument for enforcement of payment. A holder of partnership preferred securities may also bring a direct action against ML&Co. to enforce the holder's right under the Partnership Guarantee. See "Description of the Partnership Guarantee--Events of Default; Enforcement of Partnership Guarantee".

         Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the partnership preferred securities. As a result, although the Special Representative may be able to enforce ML Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, ML Partnership would be entitled to reinvest those payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under "--Partnership Investments", and Eligible Debt Securities, rather than declaring and making distributions on the partnership preferred securities. The Special Representative shall not, by virtue of acting in such capacity, be admitted as a general partner in ML Partnership or otherwise be deemed to be a general partner in ML Partnership and shall have no liability for the debts, obligations or liabilities of ML Partnership.


Partnership Investments


         Approximately 99% of the proceeds from the issuance of the partnership preferred securities and the General Partner's contemporaneous capital contribution (the "Initial Partnership Proceeds") will be used by ML Partnership to purchase the debentures and the remaining 1% of the Initial Partnership Proceeds will be used to purchase Eligible Debt Securities. The purchase of the debentures by ML Partnership will occur contemporaneously with the issuance of the partnership preferred securities.

         The initial Affiliate Investment Instruments purchased by the Partnership will consist of two or more debt instruments (the "Debentures"). ML&Co. anticipates that approximately 85% of the Initial Partnership Proceeds will be used to purchase a Debenture of ML&Co. (the "ML&Co. Debenture"), and approximately 14% of the Initial Partnership Proceeds will be used to purchase Debentures of one or more eligible controlled affiliates of ML&Co. (the "Affiliate Debentures"). Each Debenture is expected to have a term of 20 years and to provide for interest payable on , , and of each year, commencing , at market rates for the Debentures. The Debentures will be general unsecured debt obligations of the relevant issuer, except that the ML&Co. Debenture will rank subordinate and junior to all Senior Indebtedness of ML&Co.

         The payment of interest on each of the Debentures may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six consecutive quarters. If an issuer were to defer the payment of interest, interest would continue to accrue and compound at the stated interest rate on the Debenture. The Debentures will contain covenants appropriate for unsecured debt securities issued or guaranteed by similar borrowers pursuant to a public offering or private placement under Rule 144A of the Securities Act of a comparable debt security, including a limitation on consolidation, merger and sale or conveyance of assets. The Debentures will contain redemption provisions that correspond to the redemption provisions applicable to the partnership preferred securities, including an option to redeem the Debentures by the relevant issuer, in whole or in part, from time to time, on or after , , and following the occurrence of a Partnership Special Event, in each case, in the same manner described under "Optional Redemption" and " Partnership Special Event Redemption". The Debentures, and any other Affiliate Investment Instruments that are debt instruments acquired by ML Partnership in the future, will also contain customary events of default (the "Investment Events of Default"), including:

               o events of default for defaults in payments on the securities when due, provided that no default shall occur upon a valid deferral of an interest payment by an issuer,


               o  defaults  in  the   performance  of  the  relevant   issuer's
                  obligations under its Debenture or Affiliate Investment Instruments, as the case may be, and


               o certain bankruptcy, insolvency or reorganization events, subject to customary exceptions and grace periods.

         The payment of interest and principal when due and other payment terms of the Debentures other than ML&Co. Debenture, will be guaranteed to the extent described in this prospectus (each, an "Investment Guarantee") by ML&Co. for the benefit of the holders of partnership preferred securities. See "--Investment Guarantees".

         Approximately 1% of the Initial Partnership Proceeds will be invested in Eligible Debt Securities. "Eligible Debt Securities" means cash or book-entry securities, negotiable instruments, or other securities of entities not affiliated with ML&Co. which evidence any of the following:

               o any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing;

               o commercial paper issued pursuant to Section 3(a)(3) of the Securities Act and having, at the time of the investment or contractual commitment to invest therein, a rating from each of Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") in the highest investment rating category granted by such rating agency and having a maturity not in excess of nine months;

               o demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

               o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the Government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company which is an Eligible Institution and the deposits of which are insured by the FDIC; and

               o any other security which is identified as a permitted investment of a finance subsidiary pursuant to Rule 3a-5 under the Investment Company Act at the time it is acquired by ML Partnership.

         "Eligible Institution" means, a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which has either:


               o a long-term unsecured debt rating of AA or better by S&P and Aa or better by Moody's or


               o a short-term unsecured debt rating or a certificate of deposit rating of A-1+ by S&P and P-1 by Moody's,

and whose deposits are insured by the FDIC or whose the parent has a long-term or short-term unsecured debt rating which signifies investment grade and whose deposits are insured by the FDIC.

         ML Partnership may, from time to time and subject to the restrictions described below, reinvest payments received with respect to the Affiliate Investment Instruments and the Eligible Debt Securities in additional Affiliate Investment Instruments and Eligible Debt Securities. As of the date of this prospectus, ML&Co., as the General Partner, does not intend to cause ML Partnership to reinvest regularly scheduled, periodic payments of interest or dividends received by ML Partnership in the manner described below, although there can be no assurance that the General Partner's intention in respect of any reinvestments will not change in the future.

         The fairness of specific terms of all Affiliate Investment Instruments will be passed upon by a nationally recognized accounting firm, bank or investment banking firm that does not, and whose directors, officers, employees and affiliates do not, have a direct or indirect material equity interest in ML&Co. or any of its subsidiaries (the "Independent Financial Advisor").

         ML Partnership may reinvest in additional Affiliate Investment Instruments only if certain procedures and criteria are satisfied with respect to each Affiliate Investment Instrument, including the satisfaction of the following conditions:

              (1) ML Partnership did not hold debt securities of the issuer of the proposed Affiliate Investment Instrument within the three-year period ending on the date of proposed investment;

              (2) there was never a default on any debt  obligation  of, or arrearages of dividends on preferred stock issued by, the issuer of the proposed Affiliate Investment Instrument that was previously or is currently owned by ML Partnership;

              (3) the applicable  terms and provisions  with respect to the proposed Affiliate Investment Instrument have been determined by the Independent Financial Advisor to be at least as favorable as terms which could be obtained by ML Partnership in a public offering or private placement under Rule 144A of the Securities Act of a comparable security issued by the relevant Investment Affiliate and guarantees, if any; and

              (4) the requesting  Investment  Affiliate shall not be deemed to be an investment company by reason of Section 3(a) or 3(b) of the Investment Company Act or is otherwise an eligible recipient of funds directly or indirectly from ML Trust pursuant to an order issued by the SEC.

         The term "Investment Affiliate" means ML&Co. or any corporation, partnership, limited liability company or other entity that is controlled by ML&Co., other than ML Partnership or ML Trust. If ML Partnership is unable to reinvest payments and proceeds from Affiliate Investment Instruments in additional Affiliate Investment Instruments meeting the above criteria, ML Partnership may only invest those funds in Eligible Debt Securities, subject to restrictions of applicable law, including the Investment Company Act.


Investment Guarantees


         ML&Co. will agree to execute and deliver an Investment Guarantee, on a subordinated basis, for the benefit of the holders of partnership preferred securities with respect to each Debenture issued by an Investment Affiliate, other than the ML&Co. Debenture, to the extent set forth below. The Investment Guarantees shall be enforceable regardless of any defense, right of set-off or counterclaim that ML&Co. may have or assert. The Investment Guarantees will be full and unconditional guarantees, to the extent set forth in this prospectus, with respect to the applicable Debentures from the time of issuance. To the extent that, as described above, ML Partnership invests in additional Affiliate Investment Instruments, the determination as to whether the Affiliate Investment Instrument will contain an Investment Guarantee will be made at the date of its issuance and will be based, among other things, upon its approval by the Independent Financial Advisor in accordance with the reinvestment criteria described above.

         The Investment Guarantees will constitute guarantees of payment and not of collection. That is, the guaranteed party may directly institute a legal proceeding against ML&Co. to enforce its rights under the applicable Investment Guarantee without instituting a legal proceeding against any other person or entity. If no Special Representative has been appointed to enforce any Investment Guarantee, the General Partner has the right to enforce the Investment Guarantee on behalf of the holders of the partnership preferred securities. The holders of not less than a majority in aggregate liquidation preference of the partnership preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of any Investment Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce any Investment Guarantee as above provided, any holder of the TOPrS may institute its own legal proceeding to enforce that Investment Guarantee. No Investment Guarantee will be discharged except by payment in full of all amounts guaranteed by such Investment Guarantee, without duplication of amounts previously paid by the relevant Investment Affiliate.


         Amendments and Assignment


         Except with respect to any changes that do not adversely affect the rights of holders of partnership preferred securities, in which case no consent will be required, the Investment Guarantees may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding partnership preferred securities, provided that for so long as the Property Trustee of ML Trust is the holder of the partnership preferred securities, no amendment will be effective without the prior written approval of a majority in liquidation amount of the outstanding TOPrS. All guarantees and agreements contained in the Investment Guarantees shall bind the successors, assigns, receivers, trustees and representatives of ML&Co. and shall inure to the benefit of the holders of partnership preferred securities. Except in connection with any permitted merger or consolidation of ML&Co. with or into another entity or any permitted sale, transfer or lease of ML&Co.'s assets to another entity in which the surviving corporation, if other than ML&Co., assumes ML&Co.'s obligations under the Investment Guarantees, ML&Co. may not assign its rights or delegate its obligations under the Investment Guarantees without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the partnership preferred securities then outstanding.


         Status of the Investment Guarantees


         ML&Co.'s obligations under the Investment Guarantees will constitute unsecured obligations of ML&Co. and will rank subordinate and junior in right of payment to all other liabilities of ML&Co. and will rank equally with the most senior preferred stock, if any, issued from time to time by ML&Co., with similar guarantees issued by ML&Co. in connection with:


               o the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I,

               o the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II,

               o the $750,000,000 aggregate liquidation amount of 7% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust III,

               o the $400,000,000 aggregate liquidation amount of 7.12% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust IV,

               o the $850,000,000 aggregate liquidation amount of 7.28% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust V and


               o  with any guarantee now or hereafter entered into by ML&Co. in
                  respect  of  any   preferred   stock  of  any  other  Finance
                  Subsidiary.

         Accordingly, the rights of the holders of the Debentures to receive payments under the Investment Guarantees will be subject to the rights of the holders of any obligations that are senior in priority to the obligations under the Investment Guarantees. Furthermore, the holders of obligations of ML&Co. that are senior to the obligations under the Investment Guarantees, including, but not limited to, obligations constituting Senior Indebtedness, will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Investment Guarantees that inure to the holders of Senior Indebtedness as against the holders of the ML&Co. Debenture. The terms of the Debentures provide that each holder of Debentures, by acceptance thereof, agrees to the subordination provisions and other terms of the Investment Guarantees.


         Governing Law

         The Investment Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

Optional Redemption


         The partnership preferred securities are redeemable, at the option of the General Partner, in whole or in part, from time to time, on or after , , upon not less than 30 nor more than 60 days notice, at an amount per partnership preferred security equal to $25 plus accumulated and unpaid distributions thereon. If ML Partnership redeems partnership preferred securities in accordance with their terms , ML Trust will redeem the Trust Securities at the Redemption Price. If:

               o a partial redemption would result in the delisting of the TOPrS,

               o ML Trust is liquidated in connection with a Trust Special Event, or

               o a partial redemption would result in the delisting of the partnership preferred securities,

then, in each case, ML Partnership may only redeem the partnership preferred securities in whole.


Partnership Special Event Redemption


         If, at any time, a Partnership Tax Event or a Partnership Investment Company Event (each as defined below, and each a "Partnership Special Event") shall occur and be continuing, the General Partner shall, within 90 days following the occurrence of such Partnership Special Event, elect to either:

               o redeem the partnership preferred securities in whole, but not in part, upon not less than 30 or more than 60 days notice at the Redemption Price, provided that, if at the time there is available to ML Partnership the opportunity to eliminate, within the 90-day period, the Partnership Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that in the sole judgment of ML&Co. has or will cause no adverse effect on ML Partnership, ML Trust or ML&Co., the General Partner will pursue that measure in lieu of redemption; or

               o cause the partnership preferred securities to remain outstanding, provided that in the case of this clause, the General Partner shall pay any and all costs and expenses incurred by or payable by ML Partnership attributable to the Partnership Special Event.

         "Partnership Tax Event" means that the General Partner shall have requested and received an opinion of nationally recognized independent tax counsel experienced in these matters to the effect that there has been a Tax Action which affects any of the events described in (1) through (3) below and that there is more than an insubstantial risk that:

              (1) ML  Partnership  is, or will be, subject to United States
                  Federal income tax with respect to income accrued or received on the Affiliate Investment Instruments or the Eligible Debt Securities,

              (2) ML  Partnership  is, or will be,  subject  to more than a minimal amount of other taxes, duties or other governmental charges or

              (3) interest payable by an Investment  Affiliate with respect to the Affiliate Investment Instrument issued by such Investment Affiliate to ML Partnership is not, or will not be, deductible by the Investment Affiliate for United States Federal income tax purposes.

         Recently, the IRS asserted that the interest payable on a security issued in similar circumstances as the issuance of the Debentures by the Investment Affiliates to ML Partnership was not deductible for United States Federal income tax purposes. The taxpayer in that case has filed a petition in the United States Tax Court challenging the IRS's position on this matter. If this matter were to be litigated and the Tax Court were to sustain the IRS's position on this matter, the judicial decision could constitute a Partnership Tax Event, which could result in an early redemption of the partnership preferred securities.

         "Partnership Investment Company Event" means that the General Partner shall have requested and received an opinion of nationally recognized independent legal counsel experienced in these matters to the effect that as a result of the occurrence on or after the date hereof of a Change in Investment Company Act Law, ML Partnership is or will be considered an investment company which is required to be registered under the Investment Company Act.


Redemption Procedures


         ML Partnership may not redeem fewer than all the outstanding partnership preferred securities unless all accumulated and unpaid distributions have been paid on all partnership preferred securities for all quarterly distribution periods terminating on or before the date of redemption.

         If ML Partnership gives a notice of redemption in respect of partnership preferred securities, which notice will be irrevocable, then, by 12:00 noon, New York City time, on the redemption date, ML Partnership:

            o if the partnership  preferred  securities are in book entry form with DTC, will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price in respect of the partnership preferred securities held through DTC in global form , or

            o if the partnership preferred securities are held in certificated form, will deposit with the paying agent for the partnership preferred securities funds sufficient to pay any amount in respect of any partnership preferred securities in certificated form and will give the paying agent irrevocable instructions and authority to pay these amounts to the holders of partnership preferred securities upon surrender of their certificates.

See "Description of the TOPrS--Book-Entry Only Issuance--The Depository Trust Company".

         If notice of redemption shall have been given and funds deposited as required, then upon the date of the deposit, all rights of holders of such partnership preferred securities so called for redemption will cease, except the right of the holders of such partnership preferred securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of partnership preferred securities is not a Business Day, then payment of the Redemption Price payable on that date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any delay, except that, if that Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date fixed for redemption. In the event that payment of the Redemption Price in respect of partnership preferred securities is improperly withheld or refused and not paid either by ML Partnership or by ML&Co. under the Partnership Guarantee described under "Description of the Partnership Guarantee," distributions on the partnership preferred securities will continue to accumulate, from the original redemption date to the date of payment.

         Subject to the foregoing and applicable law, including, without limitation, United States Federal securities laws, ML&Co. or any of its subsidiaries may at any time and from time to time purchase outstanding partnership preferred securities by tender, in the open market or by private agreement.


Liquidation Distribution Upon Dissolution


         In the event of any voluntary or involuntary dissolution, winding-up or termination of ML Partnership, the holders of the partnership preferred securities at the time will be entitled to receive out of the assets of ML
Partnership available for distribution to partners after satisfaction of liabilities of creditors as required by the Delaware Partnership Act, before any distribution of assets is made to the General Partner, an amount equal to, in the case of holders of partnership preferred securities, the aggregate of the stated liquidation preference of $25 per partnership preferred security plus accumulated and unpaid distributions on the partnership preferred securities to the date of payment (this amount is the "Partnership Liquidation Distribution").

         Under the Limited Partnership Agreement, ML Partnership shall be dissolved and its affairs shall be wound up:

               o  upon the bankruptcy of the General Partner,

               o upon the assignment by the General Partner of its entire interest in ML Partnership when the assignee is not admitted to ML Partnership as a general partner of ML Partnership in accordance with the Limited Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or if any other event occurs that causes the General Partner to cease to be a general partner of ML Partnership under the Delaware Limited Partnership Act, unless the business of the Partnership is continued in accordance with the Delaware Limited Partnership Act,

               o if ML Partnership has redeemed or otherwise purchased all the partnership preferred securities,


               o  upon the entry of a decree of judicial dissolution or


               o  upon the written consent of all partners of ML Partnership.



Voting Rights


         Except as provided below and under "Description of the Partnership Guarantee--Amendments and Assignment" and as otherwise required by law and the Limited Partnership Agreement, the holders of the partnership preferred securities will have no voting rights.

         Not later than 30 days after any Partnership Enforcement Event occurs, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene a meeting within the 30-day period, the holders of 10% in liquidation preference of the outstanding partnership preferred securities will be entitled to convene a meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any meeting. In the event that, at any meeting, holders of less than a majority in aggregate liquidation preference of partnership preferred securities entitled to vote for the appointment of a Special Representative vote for the appointment, no Special Representative shall be appointed. Any Special Representative appointed shall cease to be a Special Representative of ML Partnership and the limited partners if:

               o  ML  Partnership,   or  ML&Co.  pursuant  to  the  Partnership
                  Guarantee, shall have paid in full all accumulated and unpaid distributions on the partnership preferred securities,

               o any Investment Event of Default, as the case may be, shall have been cured, and

               o ML&Co. is in compliance with all its obligations under the Partnership Guarantee and ML&Co., in its capacity as the General Partner, shall continue the business of ML Partnership without dissolution.

               o Notwithstanding the appointment of the Special Representative, ML&Co. shall continue as General Partner and shall retain all rights under the Limited Partnership
                  Agreement, including the right to declare, in its sole discretion, the payment of distributions on the partnership preferred securities for which the failure to declare distributions would not constitute a default under the Limited Partnership Agreement.


         If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect,


               o any action that would adversely affect the powers, preferences or special rights of the partnership preferred securities, whether by way of amendment to the Limited
                  Partnership Agreement or otherwise, including, without limitation, the authorization or issuance of any limited partner interests in ML Partnership ranking, as to participation in the profits or distributions or in the assets of ML Partnership, senior to the partnership preferred securities, or

               o the dissolution, winding-up or termination of ML Partnership, other than:

             (A) in connection with the occurrence of a Partnership Special Event or

             (B) as described under "Merger, Consolidation or Amalgamation of the Partnership" below,

then the holders of outstanding partnership preferred securities will be entitled to vote on any amendment or proposal of the General Partner, but not on any other amendment or proposal, as a class, and no amendment or proposal shall be effective without the approval of the holders of a majority in liquidation preference of the outstanding partnership preferred securities having a right to vote on the matter; provided, however, that if the Property Trustee on behalf of ML Trust is the holder of the partnership preferred securities, any amendment or proposal not excepted by clauses (A) and (B) above shall not be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding TOPrS having a right to vote on the matters.


         The General Partner shall not


               o  direct  the  time,   method  and  place  of  conducting   any
                  proceeding for any remedy available,

               o waive any Investment Event of Default that is waivable under the Affiliate Investment Instruments,

               o exercise any right to rescind or annul a declaration that the principal of any Affiliate Investment Instruments shall be due and payable,

               o waive the breach of the obligation by ML&Co. to restrict certain payments by ML&Co., or

               o consent to any amendment, modification or termination of any Affiliate Investment Instrument, where such consent shall be required from the investor,

without, in each case, obtaining the prior approval of the holders of at least a majority in liquidation preference of the partnership preferred securities; provided, however, that if the Property Trustee on behalf of ML Trust is the holder of the partnership preferred securities, any waiver, consent or amendment  or  other  action  shall  not be  effective  without  the  prior  or concurrent approval of at least a majority in liquidation amount of the outstanding TOPrS having a right to vote on these matters. The General Partner shall not revoke any action previously authorized or approved by a vote of the holders of the partnership preferred securities without the approval of the revocation by a majority in liquidation preference of the outstanding partnership preferred securities. The General Partner shall notify all holders of the partnership preferred securities of any notice of an Investment Event of Default received with respect to any Affiliate Investment Instrument.

         Any required approval of holders of partnership preferred securities may be given at a separate meeting of holders of partnership preferred securities convened for that purpose, at a meeting of all of the partners in ML Partnership or pursuant to written consent. ML Partnership will cause a notice of any meeting at which holders of partnership preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be mailed to each holder of record of partnership preferred securities. Each notice will include a statement setting forth

               o the date of the meeting or the date by which action is to be taken,

               o a description of any resolution proposed for adoption at the meeting on which holders are entitled to vote or of the matters upon which written consent is sought and

               o  instruction for the delivery of proxies or consents.

         No vote or consent of the holders of partnership preferred securities will be required for ML Partnership to redeem and cancel partnership preferred securities in accordance with the Limited Partnership Agreement.

         Notwithstanding that holders of partnership preferred securities are entitled to vote or consent under any of the circumstances described above, any of the partnership preferred securities at such time that are beneficially owned by ML&Co. or by any entity directly or indirectly controlled by, or under direct or indirect common control with, ML&Co., except for partnership preferred securities purchased or acquired by ML&Co. or its affiliates in connection with transactions effected by or for the account of customers of ML&Co. or any of its subsidiaries or in connection with the distribution or trading of such partnership preferred securities; shall not be entitled to vote or consent and shall, for purposes of any vote or consent, be treated as if they were not outstanding, provided, however, that persons, other than affiliates of ML&Co., to whom ML&Co. or any of its subsidiaries have pledged partnership preferred securities may vote or consent with respect to the pledged partnership preferred securities under the terms of the pledge.

         Holders of the partnership preferred securities will have no rights to remove or replace the General Partner.

Merger, Consolidation or Amalgamation of  ML Partnership

         ML Partnership may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. ML Partnership may, without the consent of the holders of the partnership preferred securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America, provided that:

            o  the successor entity either:

             (A)  expressly   assumes  all  of  the   obligations   of  ML
                  Partnership under the partnership preferred securities or

             (B) substitutes for the partnership preferred securities other securities having substantially the same terms as the partnership preferred securities (the "Partnership Successor Securities") so long as the Partnership Successor Securities are not junior to any other equity securities of the successor  entity,  with  respect  to  participation  in  the profits and distributions, and in the assets, of the successor entity,

              o the Investment Affiliates expressly acknowledge the successor entity as the holder of the Affiliate Investment Instruments,

              o the partnership preferred securities or any Partnership Successor Securities are listed, or any Partnership Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the partnership preferred securities, if so listed, are then listed,

              o the merger, consolidation, amalgamation or replacement does not cause the TOPrS or, in the event that ML Trust is liquidated in connection with a Trust Special Event, the partnership preferred securities or any Partnership Successor Securities, to be downgraded by any nationally recognized statistical rating organization,

              o the merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the TOPrS or partnership preferred securities, including any Partnership Successor Securities, in any material respect, other than, in the case of the partnership preferred securities, with respect to any dilution of the holders' interest in the new resulting entity,

              o the successor entity has a purpose substantially identical to that of ML Partnership,

              o before the merger, consolidation, amalgamation or replacement, ML&Co. has received an opinion of nationally recognized independent counsel to ML Partnership experienced in these matters to the effect that:

              (A) the successor entity will be treated as a partnership for
                  United States Federal income tax purposes,

              (B) the  merger,  consolidation,  amalgamation  or replacement would not cause ML Trust to be classified as an association taxable as a corporation for United States Federal income tax purposes,

              (C) following  the merger,  consolidation,  amalgamation  or replacement,  ML&Co.  and such  successor  entity  will be in
                  compliance   with  the   Investment   Company   Act   without
                  registering as an investment company, and

              (D) the  merger,  consolidation,  amalgamation  or replacement will not adversely affect the limited liability of the holders of the partnership preferred securities and

               o ML&Co. guarantees the obligations of the successor entity under the Partnership Successor Securities at least to the extent provided by the Partnership Guarantee.


Book-Entry and Settlement


         If the partnership preferred securities are distributed to holders of the TOPrS in connection with the involuntary or voluntary dissolution, winding-up or liquidation of ML Trust as a result of the occurrence of a Trust Special Event, the partnership preferred securities will be issued in the form of one or more global certificates (each a "Global Partnership Security") registered in the name of DTC as the depository or its nominee. For a description of DTC and the specific terms of the Depository arrangements, see "Description of the TOPrS--Book-Entry Only Issuance--The Depository Trust Company". As of the date of this prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the TOPrS apply in all material respects to any partnership preferred securities represented by one or more Global Partnership Securities.


Registrar, Transfer Agent and Paying Agent


         The General Partner will act as registrar, transfer agent and paying agent for the partnership preferred securities for so long as the partnership preferred securities are held by ML Trust or, if ML Trust is liquidated in connection with a Trust Special Event, for so long as the partnership preferred securities remain in book-entry only form. In the event the partnership preferred securities are distributed in connection with a Trust Special Event and the book-entry system for the partnership preferred securities is discontinued, it is anticipated that The Chase Manhattan Bank or one of its affiliates will act as registrar, transfer agent and paying agent for the Partnership preferred securities.

         Registration of transfers of partnership preferred securities will be effected without charge by or on behalf of ML Partnership, but upon payment, with the giving of such indemnity as ML Partnership or the General Partner may require, in respect of any tax or other governmental charges that may be imposed in relation to it.

         ML  Partnership  will  not be  required  to  register  or  cause to be
registered  the  transfer  of  partnership   preferred  securities  after  such
partnership preferred securities have been called for redemption.


Miscellaneous


         The General Partner is authorized and directed to conduct its affairs and to operate ML Partnership in such a way that:

               o ML Partnership will not be deemed to be an investment company required to be registered under the Investment Company Act or characterized as an association taxable as a corporation for United States Federal income tax purposes,

               o the Affiliate Investment Instruments will be treated as indebtedness of their respective issuers for United States Federal income tax purposes and

               o ML Partnership will not be treated as an association or as a publicly traded partnership, within the meaning of Section 7704 of the Code, taxable as a corporation.

In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership of ML Partnership or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for the foregoing purposes as long as any action does not adversely affect the interests of the holders of the partnership preferred securities.

                    DESCRIPTION OF THE PARTNERSHIP GUARANTEE


         Set forth below is a summary of information concerning the Partnership Guarantee (the "Partnership Guarantee") that will be executed and delivered by ML&Co. for the benefit of the holders from time to time of partnership preferred securities. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Partnership Guarantee, which is filed as an exhibit to the registration statement of which this prospectus is a part. The General Partner will hold the Partnership Guarantee for the benefit of the holders of the partnership preferred securities.

 Terms of the Partnership Guarantee

         Under the Partnership Guarantee, ML&Co. will irrevocably agree, on a subordinated basis to the extent set forth in this prospectus, to pay in full to the holders of the partnership preferred securities, without duplication of amounts previously paid by ML Partnership, as and when due, regardless of any defense, right of set-off or counterclaim that ML Partnership may have or assert, the following payments (the "Partnership Guarantee Payments"):

               o any accumulated and unpaid distributions that previously have been declared on ML Partnership preferred securities out of funds legally available for distribution,

               o  the  redemption   price  with  respect  to  any   partnership
                  preferred securities called for redemption by ML Partnership out of funds legally available for that purpose, and

               o  upon a liquidation of ML Partnership, the lesser of:

             (A) the aggregate of the liquidation preference and all accumulated and unpaid distributions on the partnership preferred securities to the date of payment and

             (B) the amount of assets of ML Partnership, after satisfaction of all liabilities, remaining available for distribution to holders of partnership preferred securities in liquidation of ML Partnership.

ML&Co.'s obligation to make a Partnership Guarantee Payment may be satisfied by direct payment of the required amounts by ML&Co. to the holders of partnership preferred securities or by causing ML Partnership to pay these amounts to holders.

         The Partnership Guarantee will be a guarantee on a subordinated basis with respect to the partnership preferred securities from the time of issuance of the partnership preferred securities but will not apply to any payment of distributions or the Redemption Price, or to payments upon the dissolution, winding-up or termination of ML Trust, except to the extent ML Partnership shall have funds available for these purposes. If Investment Affiliates, including, where applicable, ML&Co., as guarantor, of the Affiliate Investment Instruments in which ML Partnership invests fail to make any payment in respect of the securities or, if applicable, guarantees, ML Partnership may not declare or pay dividends on the partnership preferred securities. In such event, holders of the partnership preferred securities would not be able to rely upon the Partnership Guarantee for payment of these amounts. Instead, holders of the partnership preferred securities will have the remedies described in this prospectus under "Description of the Partnership Preferred Securities--Partnership Enforcement Events", including the right to direct the General Partner or the Special Representative, as the case may be, to enforce the covenant restricting certain payments by ML&Co. and Finance Subsidiaries. See "--Covenants of ML&Co." below.

         The Guarantees, when taken together with ML&Co. Debenture and ML&Co.'s obligations to pay all fees and expenses of ML Trust and the Partnership, constitute a guarantee to the extent set forth in this prospectus by ML&Co. of the distribution, redemption and liquidation payments payable to the holders of the TOPrS. The Guarantees do not apply, however, to current distributions by ML Partnership unless and until distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in ML Partnership.

 Obligations of ML&Co.

          Under the Partnership Guarantee, ML&Co. will agree that if:

              o   for  any  distribution   period,   full  distributions  on  a
                  cumulative basis on any partnership preferred securities have not been paid or declared and set apart for payment,

              o an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing, or

              o   ML&Co. is in default of its obligations under any Guarantee,

then, during  that period,

              o ML&Co. may not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest, except for:


              o dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class,


              o redemptions or purchases of any rights pursuant to the Rights Agreement and the issuance of preferred stock pursuant to those rights and

              o purchases or acquisitions by ML&Co. or its affiliates in connection with transactions effected by or for the account of customers of ML&Co. or any of its subsidiaries or in connection with the distribution or trading of such capital stock or comparable equity interest and

              o ML&Co. may not make, permit any Finance Subsidiary to make, or make any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any Finance Subsidiary.


Events of Default; Enforcement of Partnership Guarantee


         An event of default under the Partnership Guarantee will occur upon the failure of ML&Co. to perform any of its payment or other obligations thereunder.

         The holders of a majority in liquidation amount of the partnership preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative in respect of the Partnership Guarantee or to direct the exercise of any trust or power conferred upon the Special Representative under the Partnership Guarantee. If the Special Representative fails to enforce its rights under the Partnership Guarantee, after a holder of partnership preferred securities has made a written request, such holder of partnership preferred securities may institute a legal proceeding directly against ML&Co. to enforce the Special Representative's rights under the Partnership Guarantee without first instituting a legal proceeding against ML Partnership, the Special Representative or any other person or entity. Notwithstanding the foregoing, if ML&Co. has failed to make a guarantee payment, a holder of partnership preferred securities may directly institute a proceeding against ML&Co. for enforcement of the Partnership Guarantee for the payment.


Status of the Partnership Guarantee; Subordination


         The Partnership Guarantee will constitute an unsecured obligation of ML&Co. and will rank subordinate and junior in right of payment to all other liabilities of ML&Co. and will rank equally with the most senior preferred stock issued from time to time by ML&Co., with similar guarantees issued by ML&Co. in connection with


              o the $275,000,000 aggregate liquidation amount of 7 3/4% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust I,

              o the $300,000,000 aggregate liquidation amount of 8% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust II,

              o the $750,000,000 aggregate liquidation amount of 7% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust III,

              o the $400,000,000 aggregate liquidation amount of 7.12% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust IV,

              o the $850,000,000 aggregate liquidation amount of 7.28% Trust Originated Preferred Securities issued by Merrill Lynch Preferred Capital Trust V and


              o   with any guarantee now or hereafter entered into by ML&Co. in
                  respect  of  any   preferred   stock  of  any  other  Finance
                  Subsidiary.

         Accordingly, the rights of the holders of partnership preferred securities to receive payments under the Partnership Guarantee will be subject to the rights of the holders of any obligations of ML&Co. that are senior in priority to the obligations under the Partnership Guarantee. Furthermore, the holders of obligations of ML&Co. that are senior to the obligations under the Partnership Guarantee, including, but not limited to, obligations constituting Senior Indebtedness, will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Partnership Guarantee that inure to the holders of Senior Indebtedness as against the holders of the ML&Co. Debenture. The Limited Partnership Agreement provides that each holder of partnership preferred securities, by their acceptance , agrees to the subordination provisions and other terms of the Partnership Guarantee.

         The Partnership Guarantee will constitute a guarantee of payment and not of collection. That is, the guaranteed party may directly institute a legal proceeding against ML&Co. to enforce its rights under the Partnership Guarantee without instituting a legal proceeding against any other person or entity.

         The Partnership Guarantee will be deposited with the General Partner to be held for the benefit of the holders of the partnership preferred securities. In the event of the appointment of a Special Representative to, among other things, enforce the Partnership Guarantee, the Special Representative may take possession of the Partnership Guarantee for such purpose. If no Special Representative has been appointed to enforce the Partnership Guarantee, the General Partner has the right to enforce the Partnership Guarantee on behalf of the holders of the partnership preferred securities.


Amendments and Assignment


         Except with respect to any changes that do not adversely affect the rights of holders of partnership preferred securities, in which case no consent will be required, the Partnership Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding partnership preferred securities. All guarantees and agreements contained in the Partnership Guarantee shall bind the successors, assigns, receivers, trustees and representatives of ML&Co. and shall inure to the benefit of the holders of the partnership preferred securities then outstanding. Except in connection with any permitted merger or consolidation of ML&Co. with or into another entity or any permitted sale, transfer or lease of ML&Co.'s assets to another entity in which the surviving corporation, if other than ML&Co., assumes ML&Co.'s obligations under the Partnership Guarantee, ML&Co. may not assign its rights or delegate its obligations under the Partnership Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the partnership preferred securities then outstanding.


Termination of the Partnership Guarantee


         The Partnership Guarantee will terminate and be of no further force and effect as to the partnership preferred securities upon:

              o full payment of the redemption price of all partnership preferred securities, or

              o   full payment of the amounts  payable in  accordance  with the
                  Limited   Partnership   Agreement  upon   liquidation  of  ML
                  Partnership.

The Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of partnership preferred securities must in accordance with the Delaware Limited Partnership Act restore payment of any sums paid under the partnership preferred securities or the Partnership Guarantee. The Delaware Limited Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution may be liable to the limited partnership for the amount of such distribution.


Governing Law

         The Partnership Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.


                     UNITED STATES FEDERAL INCOME TAXATION

         In the opinion of Brown & Wood LLP, tax counsel to ML&Co., ML Trust and ML Partnership ("Tax Counsel"), the following summary accurately describes the material United States Federal income tax consequences that may be relevant to the purchase, ownership and disposition of the TOPrS. Unless otherwise stated, this summary deals only with the TOPrS held as capital assets by United States Persons (defined herein) who purchase the TOPrS upon original issuance. As used in this prospectus, a "United States Person" means a person that is a
(1) citizen or resident of the United States, (2) a corporation or a partnership (including an entity treated as a corporation or partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (3) an estate whose income is subject to United States federal income tax regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding clause (4) of the previous sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a United States Person. The tax treatment of a holder may vary depending on its particular situation.

         This summary does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or foreign investors. This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the TOPrS. This summary is based on the Internal Revenue Code of 1986 as amended (the "Code"), the Treasury regulations promulgated under the Code and administrative and judicial interpretations of the Code, as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis.

         The TOPrS are not being marketed to persons that are not United States Persons ("non-United States Persons") and, consequently, the following discussion does not discuss the tax consequences that might be relevant to non-United States Persons. Moreover, in order to protect ML Trust and ML Partnership from potential adverse consequences, non-United States Persons will be subject to withholding on distributions on the TOPrS at a rate of 30%. In determining a holder's status, the United States entity otherwise required to withhold taxes may rely on an IRS form W-8, an IRS form W-9, or a holder's certification of its non-foreign status signed under penalty of perjury. Non-United States Persons should consult their tax advisors as to the specific United States Federal income tax consequences of the purchase, ownership, and disposition of TOPrS.

         Tax Counsel has advised that there is no authority directly on point dealing with securities similar to the TOPrS or transactions of the type described in this prospectus and that the opinions of Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been or will be sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this tax section or that a court would not sustain a challenge to these opinions. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed in this tax section would be sustained by a court with jurisdiction in a properly presented case.

         HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TOPRS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE TOPRS OR REDEMPTION OF THE PARTNERSHIP PREFERRED SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF THE TOPRS--TRUST SPECIAL EVENT REDEMPTION OR DISTRIBUTION" AND "DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES--PARTNERSHIP SPECIAL EVENT REDEMPTION" RESPECTIVELY.

Classification of  ML Trust

         Tax Counsel is of the opinion that, under current law, and based on certain representations made by ML Trust as well as certain facts and assumptions with respect to the transaction described in this prospectus, ML Trust will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of the TOPrS will be considered the owner of an undivided interest in the partnership preferred securities held by ML Trust. As a result of this treatment, each holder of the TOPRs will be required to include in its gross income its distributive share of income attributable to ML Partnership. This amount will generally be equal to a holder's allocable share of amounts accrued on the partnership preferred securities. No amount included in income with respect to the TOPrS will be eligible for the corporate dividends-received deduction.


Classification of the Partnership


         Tax Counsel is of the opinion that, under current law, and based on certain representations made by the ML Trust as well as certain facts and assumptions with respect to the transaction described in this prospectus, ML Partnership will be classified for United States Federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation.

         Tax Counsel's opinion is based on certain factual assumptions relating to the organization and operation of ML Partnership and is conditioned upon certain representations made by the General Partner and ML Partnership as to factual matters, including the organization and the operation of ML Partnership and the type and frequency of investments made by ML Partnership.

         The General Partner has represented that it intends to operate ML Partnership in a manner that will enable ML Partnership to be classified as a partnership for all future taxable periods in which any partnership preferred securities remain outstanding. In particular, pursuant to the Limited Partnership Agreement, the General Partner cannot take any action that would cause ML Partnership to constitute a "publicly traded partnership" taxable as a corporation . Accordingly, it is expected that ML Partnership will continue to qualify as a partnership and, therefore, will not constitute a publicly traded partnership taxable as a corporation for all taxable years in which any partnership preferred securities remain outstanding.


Classification of the Debentures


         ML Partnership, ML&Co., the relevant Investment Affiliates and the holders of the Trust Securities (by acceptance of a beneficial interest in a Trust Security) will agree to treat the Debentures as indebtedness of the relevant issuer for all United States tax purposes. In connection with the issuance of the Debentures, Tax Counsel will issue its opinion that, under current law, and based on certain representations, facts and assumptions to be set forth in such opinion, the Debentures will be classified as indebtedness of the relevant issuer for United States Federal income tax purposes.


Income and Deductions


         Because ML Trust will be classified as a grantor trust for United States federal income tax purposes, holders of TOPrS will be considered to own an undivided interest in the partnership preferred securities held by ML Trust. As a result of this treatment, a holder of TOPrS will be required to take into income their proportionate share of income attributable to ML Partnership. A holder's distributive share of income attributable to ML Partnership generally will be substantially equal to the amount of the cash distributions that accumulate with respect to the TOPrS. Accordingly, if quarterly distributions on the TOPrS are paid currently, the amount of income recognized by a holder during a taxable year generally will be substantially equal to the cash distributions received by the holder of the TOPrS.

         The nature and timing of the income that is allocated to holders of the TOPrS will, however, depend on the United States Federal income tax characterization of the investments held by ML Partnership during the relevant period . Because ML Partnership will be an accrual basis taxpayer for United States Federal income tax purposes, income will accrue on the TOPrS and will be allocated to holders of the TOPrS on a daily accrual basis, generally at a rate that is expected to be equal to (and that will not be greater than) the distribution rate on the TOPrS, regardless of the holders' method of accounting. Actual cash distributions on the TOPrS will not, however, be separately reported as taxable income to the holders at the time they are received.

         If distributions on the partnership preferred securities are not made currently, the corresponding distributions on the TOPrS will not be made currently. Because ML Partnership is an accrual basis taxpayer it can be expected that during a period in which interest payments on the Debentures or distributions on ML Partnership preferred securities are deferred (for whatever reason), holders will generally recognize income in advance of their receipt of any cash distributions with respect to their TOPrS. The amount of income that will be allocated to holders of TOPrS during any such deferral period will equal their pro rata share of the amount of distributions accruing on the partnership preferred securities during the deferral period.

         ML Partnership does not presently intend to make a Section 754 election. Accordingly, a subsequent purchaser of the TOPrS who does not purchase the TOPrS at intitial issuance will not be permitted to adjust the tax basis in his allocable share of ML Partnership's assets so as to reflect any difference between his purchase price for the TOPrS and his share of ML Partnership's underlying tax basis in its assets. As a result, a holder of the TOPrS may be required to report a larger or smaller amount of income from holding the TOPrS than would otherwise be appropriate based upon the holder's purchase price for the TOPrS.

Receipt of Partnership Preferred Securities Upon Liquidation of  ML Trust

         Under certain circumstances, as described under the caption "Description of the TOPrS--Trust Special Event Redemption or Distribution", partnership preferred securities may be distributed to holders of The TOPrS in exchange for their TOPrS and in liquidation of ML Trust. Unless the liquidation of ML Trust occurs as a result of ML Trust being subject to United States Federal income tax with respect to income accrued or received on the partnership preferred securities, a distribution to holders under these circumstances would, for United States Federal income tax purposes, be treated as a nontaxable event to each holder. Each holder would receives an aggregate tax basis in the partnership preferred securities equal to the holder's aggregate tax basis in its TOPrS with a holding period in the partnership preferred securities so received in liquidation of ML Trust that would include the period during which the TOPrS were held . If, however, the liquidation of ML Trust were to occur because ML Trust is subject to United States Federal income tax with respect to income accrued or received on the partnership preferred securities, the distribution of partnership preferred securities to holders by ML Trust would likely be a taxable event to each holder, and a holder would recognize gain or loss as if the holder had exchanged its TOPrS for the partnership preferred securities it received upon the liquidation of ML Trust. Gain or loss to each holder would be equal to the difference between the holder's aggregate tax basis in its TOPrS surrendered in the exchange and the aggregate fair market value of the partnership preferred securities received in the exchange.

Redemption of  TOPrS for Cash

         Under certain circumstances, as described under the caption "Description of the TOPrS--Mandatory Redemption", "Description of the TOPrS--Trust Special Event Redemption or Distribution" and "Description of the Partnership preferred securities--Partnership Special Event Redemption", the General Partner may cause ML Partnership to redeem the partnership preferred securities for cash, in which event ML Trust shall simultaneously apply the cash received to redeem the TOPrS. Under current law, this redemption of the TOPrS would constitute, for United States Federal income tax purposes, a taxable disposition, and a holder would recognize gain or loss as if it sold the holder's proportionate interest in the redeemed partnership preferred securities for an amount of cash equal to the proceeds received upon redemption. See "--Disposition of TOPrS".

Disposition of  TOPrS

         A holder that sells TOPrS will recognize gain or loss equal to the difference between the amount realized on the sale of the TOPrS and the holder's adjusted tax basis in the TOPrS sold. Gain or loss to the Seller will be a capital gain or loss and will be a long-term capital gain or loss if the TOPrS have been held for more than one year at the time of the sale. A holder will be required to include accumulated but unpaid distributions on the partnership preferred securities through the date of disposition in income as ordinary income, and to add this amount to the adjusted tax basis of its TOPrS.

         A holder's tax basis in its TOPrS generally will equal

              o   the amount paid by the holder for its TOPrS,

              o increased by the amount includible in income by the holder with respect to its TOPrS, and

              o reduced by the amount of cash or other property distributed to the holder with respect to its TOPrS.

A holder who acquires TOPrS at different prices may be required to maintain a single aggregate adjusted tax basis in all of his TOPrS and, upon sale or other disposition of some of his TOPrS, to allocate a pro rata portion of such aggregate tax basis to the TOPrS sold (rather than maintaining a separate tax basis in each TOPrS for purposes of computing gain or loss on a sale of that TOPrS).


Other Partnership Provisions


         Section 708. Under Section 708 of the Code, ML Partnership will be deemed to terminate for United States Federal income tax purposes if 50% or more of the capital and profits interests in ML Trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if a deemed termination under Section 708 were to occur, ML Partnership would be considered to have contributed its assets to a new partnership in return for partnership interests therein and then to have distributed those new partnership interests to the partners of the old partnership in liquidation thereof.

         Section 701. The Department of Treasury has promulgated regulations under Section 701 of the Code that generally permit it to recast a transaction or disregard a partnership if a partnership is formed or availed of in connection with a transaction a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent of the partnership provisions of the Code or to treat a partnership as an aggregate of its partners as appropriate to carry out the purpose of any provision of the Code or the Treasury regulations thereunder. ML Partnership has been formed for, and will engage in, activities typical for partnerships. Although there is no precedent that applies to the transactions contemplated herein, Tax Counsel believes that ML Partnership is not of the type intended to fall within the scope of these regulations.


Information Reporting and Backup Withholding


         Income on the TOPrS will be reported to holders on an IRS Form 1099, which form should be mailed to holders of TOPrS by January 31 following each calendar year. Payments made on and proceeds from the sale of TOPrS may be subject to a "back-up" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amount generally will be allowed as a credit against the holder's United States Federal income tax, provided the required information is timely filed with the IRS.


New Withholding Regulations

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the back-up withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                                  UNDERWRITING


         Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement"), ML Trust has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom MLPF&S and are acting as representatives (the "Representatives"), has severally agreed to purchase the number of TOPrS set forth opposite its name below. In the Purchase Agreement, the several underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the TOPrS offered hereby if any of the TOPrS are purchased. In the event of default by an underwriter, the Purchase Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the Purchase Agreement may be terminated.


                                                             Number of Trust
              Underwriters                                 Preferred Securities
              ------------                                 --------------------
Merrill Lynch, Pierce, Fenner & Smith

              Incorporated..............................

              Total



         Commission and Discounts

         The underwriters propose to offer the TOPrS to the public at the public offering price set forth on the cover page of this prospectus, and, to certain dealers at that price less a concession not in excess of $ per TOPrS; provided, that such concession for sales of 10,000 or more TOPrS to any single purchaser will be $ per TOPrS. The underwriters may allow, and such dealers may reallow, a discount not in excess of $ per TOPrS to certain brokers and dealers. After the TOPrS are released for sale to the public, the offering price, concession and discount may be changed. Proceeds to be received by ML&Co. will be net of the underwriting discount and expenses payable by ML&Co.

         In view of the fact that the proceeds of the sale of the TOPrS will ultimately be used to purchase the investment instruments of ML&Co. and its subsidiaries, the Purchase Agreement provides that ML&Co. will pay as compensation (the "underwriters' compensation") to the underwriters, an amount in immediately available funds of $ per TOPrS (or $ in the aggregate) for the accounts of the several underwriters; provided that, such compensation for sales of 10,000 or more TOPrS to any single purchaser will be $ per TOPrS. Therefore, to the extent of any sales, the actual amount of underwriters' compensation will be less than the aggregate amount specified in the preceding sentence.

         Listing

         Application will be made to list the TOPrS on the NYSE. Trading of the TOPrS on the NYSE is expected to commence within a 30-day period after the initial delivery of the TOPrS. The Representatives have advised ML Trust that they intend to make a market in the TOPrS prior to the commencement of trading on the NYSE. The Representatives will have no obligation to make a market in the TOPrS, however, and may cease market making activities, if commenced, at any time.

         Before this offering there has been no public market for the TOPrS. In order to meet one of the requirements for listing the TOPrS on the NYSE, the underwriters will undertake to sell lots of 100 or more TOPrS to a minimum of 400 beneficial holders, that there will be at least one million units of TOPrS outstanding and that the TOPrS will have a minimum market value of $4,000,000.

          Price Stabilization, Short Positions and Penalty Bids

         In connection with the offering, the underwriters are permitted to engage in certain transactions that stabilize the market price of the TOPrS. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the market price of the TOPrS. If an underwriter creates a short position in the TOPrS in connection with the offering, i.e., if it sells more TOPrS than are set forth on the cover page of this prospectus, the underwriter may reduce that short position by purchasing TOPrS in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if an underwriter purchases TOPrS in the open market to reduce the underwriter's short position or to stabilize the price of the TOPrS, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those TOPrS as part of the offering. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security.

         Neither ML&Co. nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the TOPrS. In addition, neither ML&Co. nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         Miscellaneous

         ML Trust, ML&Co., and the Partnership have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

         Because MLPF&S, one of the underwriters in the offering, is an affiliate of ML&Co. and a member of the National Association of Securities Dealers, Inc., the offering of TOPrS will be conducted pursuant to the applicable sections of Rule 2810 of the Conduct Rules of the NASD. The underwriters may not confirm sales to any discretionary account without the prior specific written approval of the customer.

         Certain of the underwriters and their affiliates engage in transactions with, and perform services for, ML&Co. in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with ML&Co. MLPF&S may use this prospectus for offers and sales related to market-making transactions in the TOPrS. MLPF&S may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         We have filed a registration statement on Form S-3 with the SEC covering the TOPrS and other securities. For further information on ML&Co. and the TOPrS, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

         The SEC allows us to incorporate by reference the information we file with them, which means:

               o  incorporated documents are considered part of the prospectus;

               o we can disclose important information to you by referring you to those documents; and

               o information that we file with the SEC will automatically update and supersede this incorporated information.

         We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

               o annual report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to our current report on Form 8-K dated December 10, 1998);

               o quarterly reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

               o current reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4,1998, February 12, 1998, February 23,
                  1998, March 19, 1998,  April 13,1998,  April 29, 1998, May 19,
                  1998,  June 2, 1998,  June 3, 1998,  June 15,  1998,  June 24,
                  1998,  June 26, 1998,  July 2, 1998,  July 14, 1998,  July 15,
                  1998,  July 29,  1998,  September 3, 1998,  September  8,1998,
                  September  29,  1998,  October 13,  1998,  October  21,  1998,
                  October 28, 1998, November 3, 1998, November 24,1998, December 1, 1998, December 10, 1998, December 28, 1998, January 19,
                  1999,  February 17, 1999, February 18, 1999, February 22, 1999
                  and February 23, 1999.

         We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and prior to effectiveness of the registration statement:

               o  reports  filed under  Sections  13(a) and (c) of the Exchange
                  Act;

               o  definitive  proxy  or  information   statements  filed  under
                  Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

               o  any reports filed under Section 15(d) of the Exchange Act.

         You should rely only on information contained or incorporated by reference in this prospectus. We have not, and the dealer has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the dealer is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

         You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.


                                 LEGAL MATTERS


         Certain matters of Delaware law relating to the legality of the TOPrS, the validity of ML Trust Agreement, the formation of ML Trust and the Partnership and the legality under state law of the TOPrS and the Partnership preferred securities are being passed upon by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to ML Trust, the Partnership and ML&Co.. The legality under state law of The Trust Guarantee, the Partnership Guarantee, the ML&Co. Debenture and the Investment Guarantees with respect to the Affiliate Debentures will be passed upon on behalf of ML Trust, the Partnership and ML&Co. by Brown & Wood LLP, New York, New York. The validity of the TOPrS, the Partnership preferred securities and The Trust Guarantee and the Partnership Guarantee will be passed upon on behalf of the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, counsel to the underwriters.


                                    EXPERTS


         The consolidated financial statements of ML&Co. and its subsidiaries included in its current report on Form 8-K dated December 10, 1998 and related financial statement schedules of ML&Co. and its subsidiaries included in the 1997 annual report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference in this prospectus. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the current report on Form 8-K dated December 10, 1998, and incorporated by reference in this prospectus, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference in this prospectus. These consolidated financial statements and related financial statement schedules, and Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated in this prospectus by reference in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing. The balance sheets of Merrill Lynch Preferred Funding VI, L.P. and Merrill Lynch Preferred Capital Trust VI as of , 1998 included in this prospectus have also been audited by and have been included in reliance upon such reports of given upon their authority as experts in accounting and auditing.

         With respect to unaudited interim financial information for the periods included in the quarterly reports on Form 10-Q which are incorporated in this prospectus by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in these quarterly reports on Form 10-Q and incorporated by reference in this prospectus, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on this information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                         INDEX OF CERTAIN DEFINED TERMS

Defined Terms                                                                                                             Page No.
-------------                                                                                                             --------

Affiliate Debentures.................................................................................................
Affiliate Investment Instruments.....................................................................................
Business Day.........................................................................................................
Change in Investment Company Act Law.................................................................................
Code.................................................................................................................
Debentures...........................................................................................................
Delaware Trustee.....................................................................................................
Depository...........................................................................................................
Eligible Institution.................................................................................................
Eligible Debt Securities.............................................................................................
Finance Subsidiary...................................................................................................
General Partner......................................................................................................
Global Partnership Security..........................................................................................
Independent Financial Advisor........................................................................................
Initial Partnership Proceeds.........................................................................................
Investment Affiliate.................................................................................................
Investment  Company Act.............................................................................................
Investment Guarantee.................................................................................................
Limited Partnership Agreement........................................................................................
Merrill Lynch........................................................................................................
ML&Co. Debenture.....................................................................................................
ML Partnership.......................................................................................................
MLPF&S...............................................................................................................
Moody's..............................................................................................................
Partnership Enforcement Event........................................................................................
Partnership Guarantee................................................................................................
Partnership Guarantee Payments.......................................................................................
Partnership Investment Company Event.................................................................................
Partnership Liquidation Distribution.................................................................................
Partnership Special Event............................................................................................
Partnership Successor Securities.....................................................................................
Partnership Tax Event................................................................................................
Property Account.....................................................................................................
Property Trustee.....................................................................................................
Purchase Agreement...................................................................................................
Redemption Price.....................................................................................................
Regular Trustees.....................................................................................................
Representatives......................................................................................................
Rights Agreement.....................................................................................................
S&P..................................................................................................................
Senior Indebtedness..................................................................................................
Special Event........................................................................................................
Special  Representative.............................................................................................
Successor Securities.................................................................................................
Tax Action...........................................................................................................
Tax Counsel..........................................................................................................
TOPrS................................................................................................................
Trust Dissolution Tax Opinion........................................................................................
Trust Enforcement Event..............................................................................................
Trust Guarantee......................................................................................................
Trust Guarantee Payments.............................................................................................
Trust Guarantee Trustee..............................................................................................
Trust Investment Company Event.......................................................................................
Trust Liquidation....................................................................................................
Trust Liquidation Distribution.......................................................................................
Trust Redemption Tax Opinion.........................................................................................
Trust Securities.....................................................................................................
Trust Special Event..................................................................................................
Trust Tax Event......................................................................................................
Underwriters' Compensation...........................................................................................
United States Person.................................................................................................




                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                          Page No.

  MERRILL LYNCH PREFERRED FUNDING VI, L.P.

       Independent Auditors' Report....................................................................................      F-2

       Balance Sheet...................................................................................................      F-3

       Notes to Balance Sheet..........................................................................................      F-3
  MERRILL LYNCH PREFERRED CAPITAL TRUST VI

       Independent Auditors' Report....................................................................................      F-4

       Balance Sheet...................................................................................................      F-5

       Notes to Balance Sheet..........................................................................................      F-5

                          INDEPENDENT AUDITORS' REPORT

To the General  Partner and Initial  Limited  Partner of Merrill Lynch Preferred
  Funding VI, L.P.


         We have audited the accompanying balance sheet of Merrill Lynch Preferred Funding VI, L.P. (the "Partnership") as of _________________. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.


         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.


         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Partnership as of _________________, in conformity with generally accepted accounting principles.

          ,  1999


New York, New York

                                 BALANCE SHEET
                  OF MERRILL LYNCH PREFERRED FUNDING VI, L.P.

                                 Balance Sheet


                               ___________, 1998

Assets................................................................   $

Partnership Securities

   Limited partner interest..........................................   $---
   General partner interest..........................................    ---
                                                                         ---
                                                                        $---

Less:  Receivables from partners for subscribed partnership
        interests....................................................   (---)



       NOTES TO BALANCE SHEET OF MERRILL LYNCH PREFERRED FUNDING VI, L.P.


     Merrill Lynch Preferred Funding VI, L.P. (the "Partnership") is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act on December 7, 1998 for the exclusive purposes of purchasing certain eligible debt instruments of Merrill Lynch & Co., Inc. ("ML&Co.") and wholly owned subsidiaries of ML&Co. (the "Affiliate Investment Instruments") with the proceeds from the sale of Partnership Preferred Securities (the "Partnership Preferred Securities") to Merrill Lynch Preferred Capital Trust VI (the "Trust") and a capital contribution from ML&Co. in exchange for the general partnership interest in the Partnership (collectively, the "Partnership Proceeds").


         The Partnership Preferred Securities will be redeemable for cash, at the option of the Partnership, in whole or in part, from time to time, after a certain date to be determined. Except as provided in the Limited Partnership Agreement and Partnership Preferred Securities Guarantee Agreement, and as otherwise provided by law, the holders of the Partnership Preferred Securities will have no voting rights.


         The Partnership Proceeds will be used initially to purchase debt instruments from ML&Co. and certain domestic wholly owned subsidiaries of ML&Co., retaining 1% in unaffiliated debt securities. The Partnership shall have a perpetual existence subject to certain termination events. ML&Co. serves as the sole general partner of the Partnership. ML&Co., in its capacity as General Partner of the Partnership, has agreed to pay all fees and expenses related to the organization and operations of the Partnership (including any taxes, duties, assessments or government charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Partnership) and the offering of the Partnership Preferred Securities and be responsible for all debts and other obligations of the Partnership (other than with respect to the Partnership Preferred Securities). The General Partner has agreed to indemnify certain officers and agents of the Partnership.

                          INDEPENDENT AUDITORS' REPORT


To  ML Trustees of

  Merrill Lynch Preferred Capital Trust VI


         We have audited the accompanying balance sheet of Merrill Lynch Preferred Capital Trust VI (the "Trust") as ____________________. This balance sheet is the responsibility of ML Trust's management. Our responsibility is to express an opinion on this balance sheet based on our audit.


         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.


         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ML Trust as of ____________ ____, in conformity with generally accepted accounting principles.

                    ,  1999


New York, New York

                                BALANCE SHEET OF
                    MERRILL LYNCH PREFERRED CAPITAL TRUST VI

                                 Balance Sheet


                               ___________, 1998

Assets..........................................................           $---


Trust securities................................................           $---


       NOTES TO BALANCE SHEET OF MERRILL LYNCH PREFERRED CAPITAL TRUST VI


         Merrill Lynch Preferred Capital Trust VI (the "Trust") is a statutory business trust formed on December 7, 1998 under the laws of the State of Delaware for the exclusive purposes of (i) issuing the Trust Originated Preferred Securities (the "TOPrS") and the common securities (together with the TOPrS, the "Trust Securities") representing undivided beneficial ownership interests in the assets of ML Trust, (ii) purchasing Partnership Preferred Securities (the "Partnership Preferred Securities") representing the limited partnership interests of Merrill Lynch Preferred Funding VI, L.P. (the "Partnership") with the proceeds from the sale of the Trust Securities, and
(iii) engaging in only those other activities necessary or incidental thereto. The Trust has a perpetual existence, subject to certain termination events as provided in the Declaration of Trust under which it was formed. Subsequent to __________________, the Trust intends to issue and sell its TOPrS in a public offering and to issue and sell its common securities to Merrill Lynch & Co., Inc. ("ML&Co."). No TOPrS have been issued as of ___________, 1998.

         The proceeds from the Trust's sale of the Trust Securities will be used to purchase the Partnership Preferred Securities from the Partnership. The Partnership Preferred Securities will be redeemable for cash, at the option of the Partnership, in whole or in part, from time to time, after a certain date to be determined. Upon any redemption of the Partnership Preferred Securities, the TOPrS will be redeemed, in whole or in part, as applicable. Holders of the TOPrS will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, trustees, which voting rights are vested exclusively in the holder of the common securities.

         ML&Co. will be obligated to pay compensation to the underwriters of the offering of the TOPrS. ML&Co. will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the TOPrS and be responsible for all debts and other obligations of the Trust (other than the Trust Securities). ML&Co. has also agreed to indemnify the Trustees and certain other persons.

                                     [LOGO]

                    Merrill Lynch Preferred Capital Trust VI


                    % Trust Originated Preferred Securities

                                    "TOPrS"

                        Liquidation Amount $25 per TOPrS
            guaranteed to the extent described in this prospectus by

                           Merrill Lynch & Co., Inc.

                                ----------------

                                   PROSPECTUS

                                ----------------



                              Merrill Lynch & Co.

                                     , 199







      The information contained in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                             Subject to Completion

            Preliminary Prospectus Supplement dated February 26, 1999


PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED             ,  1999)


                                       $
                                     [LOGO]
                           Merrill Lynch & Co., Inc.
                          Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue
                        -------------------------------


The  notes:

o We will offer notes from time to time and specify the terms and conditions of each issue of notes in a pricing supplement. o The notes will be senior unsecured debt securities of ML&Co.

o The notes will have stated maturities of nine months or more from the date they are originally issued.

o We will pay amounts due on the notes in U.S. dollars or any other consideration described in the applicable pricing supplement.

o The notes may bear interest at fixed or floating rates or may not bear any interest. If the notes bear interest at a floating rate, the floating rate may be based on one or more indices or formulas plus or minus a fixed amount or multiplied by a factor.

o We will specify whether the notes can be redeemed or repaid before their maturity and whether they are subject to mandatory redemption, redemption at the option of ML&Co. or repayment at the option of the holder of the notes.

                 Investing in the notes involves certain risks.
                        See "Risk Factors" on page S-3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement , the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                 Public Offering Price           Agent's Discounts       Proceeds, before expenses,
                                                                  And Commissions                    to
                                                                                          Merrill Lynch & Co., Inc.

Per note...................                   100%                   .05%-.60%                  99.95%-99.40%
Total(1)...................           $_00,000,000                     $ -$                         $ -$

(1)  Or the equivalent in one or more foreign or composite currencies.

         We may sell notes to the agent referred to below as principal for resale at varying or fixed offering prices or through the agent as agent using its reasonable efforts on our behalf. We may also sell notes without the assistance of the agent, whether acting as principal or as agent.

         If  we  sell  other   securities   referred  to  in  the  accompanying
prospectus, the amount of notes that we may offer and sell under this prospectus supplement may be reduced.


                        -------------------------------

                              Merrill Lynch & Co.

                        -------------------------------

             The date of this prospectus supplement is        , 1999.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                                                              Page


Risk Factors........................................................................                          S-3
Ratio of Earnings To Fixed Charges.....................................................                       S-4
Description of the Notes...............................................................                       S-5
United States Federal Income Taxation..................................................                       S-25
Plan of Distribution...................................................................                       S-32
Validity of the Notes..................................................................                       S-33


                                                PROSPECTUS

                                                                                                              Page

Merrill Lynch & Co., Inc...............................................................
Use of Proceeds........................................................................
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined
   Fixed Charges and Preferred Stock Dividends.........................................
The Securities.........................................................................
Description of Debt Securities.........................................................
Description of Debt Warrants...........................................................
Description of Currency  Warrants.....................................................
Description of Index Warrants..........................................................
Description of Preferred Stock.........................................................
Description of Depositary Shares.......................................................
Description of Preferred Stock Warrants................................................
Description of Common Stock............................................................
Description of Common Stock Warrants...................................................
Plan of Distribution...................................................................
Where You Can Find More Information....................................................
Incorporation of Information We File With the SEC......................................
Experts................................................................................




         References in this prospectus supplement to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

         References in this prospectus supplement to "MLPF&S" are to the agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                                  RISK FACTORS


         Your investment in the notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are unsophisticated with respect to the significant components of their relationships.

Structure Risks of Notes Indexed to Interest Rate, Currency or Other Indices or Formulas

         If you invest in notes indexed to one or more interest rate, currency or other indices or formulas, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in that index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Redemption May Adversely Affect Your Return on the Notes

         If your notes are redeemable at our option or are otherwise subject to mandatory redemption, we may, in the case of optional redemption, or must, in the case of mandatory redemption, choose to redeem your notes at times when prevailing interest rates may be relatively low. Accordingly, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

There May Be an Uncertain Trading Market for Your Notes; Many Factors Affect the Trading Value of Your Notes

         We cannot assure you a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness may affect the trading market of your notes. These factors include:

          o the complexity and volatility of the index or formula applicable to the notes,

          o the method of calculating the principal, premium and interest in respect of the notes,

          o    the time remaining to the maturity of the notes,

          o    the outstanding amount of the notes,

          o    the redemption features of the notes,

          o the amount of other securities linked to the index or formula applicable to the notes, and

          o the level, direction and volatility of market interest rates generally.

         In addition, because some notes were designed for specific investment objectives or strategies, these notes will have a more limited trading market and experience more price volatility. There may be a limited number of buyers for these notes. This may affect the price you receive for these notes or your ability to sell these notes at all. You should not purchase notes unless you understand and know you can bear the related investment risks.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

         Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed above on the value of your notes.


                       RATIO OF EARNINGS TO FIXED CHARGES


     In 1998, we acquird the outstanding shares of Midland Walwyn,Inc., in a transaction accounted for as a pooling-of-interests. The following information has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:





                                                     Year Ended Last Friday in December
                                                  1994   1995     1996     1997      1998
                                                  ----   ----     ----     ----      ----
Ratio of earnings to fixed charges  ......       1.2      1.2      1.2      1.2      1.1

     (a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1994 through 1997.

         For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, capitalized interest.

                            DESCRIPTION OF THE NOTES

         The notes will be issued as a series of debt securities under a senior indenture, dated as of October 1, 1993, as amended (the "1993 Indenture"), between ML&Co. and The Chase Manhattan Bank, as trustee (as used in this prospectus supplement, the "Trustee"). The term "senior debt securities," as used in this prospectus supplement, refers to all securities issued and issuable from time to time under ML&Co.'s Senior Indentures and includes the notes. The senior debt securities and ML&Co.'s Senior Indentures are more fully described in the accompanying prospectus. The following summary of certain provisions of the notes and of the 1993 Indenture is not complete and is qualified in its entirety by reference to the 1993 Indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Capitalized terms used but not defined in this prospectus supplement have the meanings given to them in the 1993 Indenture or the notes, as the case may be.

         The following description of notes will apply unless otherwise specified in an applicable pricing supplement.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor MLPF&S has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor MLPF&S is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable pricing supplement.

 Terms of the Notes

         All senior debt securities, including the notes, issued and to be issued under ML&Co.'s Senior Indentures will be unsecured general obligations of ML&Co. and will rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. from time to time outstanding. Because ML&Co. is a holding company, the right of ML&Co. and its creditors, including the holders of the notes, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of that subsidiary, except to the extent that claims of ML&Co. itself as a creditor of that subsidiary may be recognized. In addition, dividends, loans and advances to ML&Co. from certain subsidiaries, including MLPF&S, are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

         ML&Co.'s Senior Indentures do not limit the aggregate principal amount of senior debt securities which ML&Co. may issue. ML&Co. may issue its senior debt securities from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by ML&Co. for each series. ML&Co. may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other senior debt securities under its Senior Indentures in addition to the $ aggregate principal amount of notes offered by this prospectus supplement. As of September 25, 1998, ML&Co. had $19.5 billion aggregate principal amount of notes issued and outstanding. The aggregate principal amount of notes which may be offered and sold by this prospectus supplement may be reduced by the sale by ML&Co. of other securities under the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

         The notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by ML&Co. Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Notes may be issued at significant discounts from their principal amount payable at stated maturity, or on any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of ML&Co., repayment at the option of the holder or otherwise (the stated maturity date or such prior date, as the case may be, is referred to as, a "Maturity"). Some notes may not bear interest.

         Unless otherwise indicated in a note and in the applicable pricing supplement, the notes will be denominated in United States dollars and payments of principal of, and premium, if any, and interest on, the notes will be made in United States dollars. If any of the notes to be denominated other than in United States dollars or if the principal of, and interest on, the notes, and any premium provided for in any note is to be payable in or by reference to a currency or in composite currency units or in amounts determined by reference to one or more currencies other than that in which that note is denominated, provisions with respect thereto will be set forth in the note and in the applicable pricing supplement.

         Interest rates, interest rate formulae and other variable terms of the notes are subject to change by ML&Co. from time to time, but no such change will affect any note already issued or as to which ML&Co. has accepted an offer to purchase.

         Each note will be issued in fully registered book-entry form or certificated form, in denominations of $1,000 and integral multiples of $1,000, unless otherwise specified in the applicable pricing supplement. Notes in book-entry form may be transferred or exchanged only through a participating member of The Depository Trust Company ("DTC"), or any other depository as is identified in an applicable pricing supplement (the "Depository"). See "Notes in Book-Entry Form". Registration of transfer of notes in certificated form will be made at the corporate trust office of the Trustee. No service charge will be made for any registration of transfer or exchange of notes, but ML&Co. may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange, other than exchanges pursuant to the 1993 Indenture not involving any transfer.

         ML&Co. will make payments of principal of, and premium and interest, if any, on notes in book-entry form through the Trustee to the Depository or its nominee. See "Notes in Book-Entry Form." Unless otherwise specified in the applicable pricing supplement, a beneficial owner of notes in book-entry form that are denominated in a currency other than United States dollars (a "Specified Currency") electing to receive payments of principal or any premium or interest in such Specified Currency must notify the participant of DTC through which its interest is held on or before the applicable regular record date, in the case of a payment of interest, and on or before the sixteenth day, whether or not a Business Day, as defined below, before its stated maturity, in the case of principal or premium, of the beneficial owner's election to receive all or a portion of any payment in a Specified Currency. The participant must notify the Depository of any election on or before the third Business Day after the regular record date. The Depository will notify the paying agent of the election on or before the fifth Business Day after the regular record date. If complete instructions are received by the participant and forwarded to the Depository, and forwarded by the Depository to the paying agent, on or before the relevant dates, the beneficial owner of the notes in book-entry form will receive payments in the Specified Currency.

         In the case of notes in certificated form, ML&Co. will make payment of principal or premium, if any, at the Maturity of each note in immediately available funds upon presentation of the note and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below, at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or at any other place as ML&Co. may designate. Payment of interest due at Maturity will be made to the person to whom payment of the principal of the note in certificated form will be made. Payment of interest due on notes in certificated form other than at Maturity will be made at the corporate trust office of the Trustee or, at the option of ML&Co., may be made by check mailed to the address of the person entitled to receive payment as the address shall appear in the security register. Notwithstanding the immediately preceding sentence, a holder of $1,000,000 or more in aggregate principal amount of notes in certificated form, whether having identical or different terms and provisions, having the same interest payment dates will, at the option of ML&Co., be entitled to receive interest payments, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable interest payment date. Any wire instructions received by the Trustee shall remain in effect until revoked by the holder.

         "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New
York; provided, however, that, with respect to non-United States dollar-denominated notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined below, of the country issuing the Specified Currency or, if the Specified Currency is Euro, the day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open; provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Business Day. "London Business Day" means a day on which commercial banks are open for business, including dealings in the Index Currency, as defined below, in London.

         "Principal Financial Center" means, unless otherwise specified in the applicable pricing supplement,

          (1) the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, South African rand and Swiss francs, the "Principal Financial Center" will be The City of New York, Sydney and Melbourne, Toronto, Frankfurt, Amsterdam, Johannesburg and Zurich, respectively, or

          (2) the capital city of the country to which the LIBOR Currency relates, except that with respect to United States dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" will be The City of New York, Toronto, Frankfurt, Amsterdam, London, Johannesburg and Zurich, respectively.


Transaction Amount


          Interest rates offered by ML&Co. with respect to the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any transaction. ML&Co. may offer notes with similar variable terms but different interest rates concurrently at any time. ML&Co. may also concurrently offer notes having different variable terms to different investors.

Redemption at the Option of  ML&Co.

         The notes will not be subject to any sinking fund. The notes will be redeemable at the option of ML&Co. prior to their stated maturity only if an initial redemption date is specified in the applicable notes and in the applicable pricing supplement. If so indicated in the applicable pricing supplement, notes will be subject to redemption at the option of ML&Co. on any date on and after the applicable initial redemption date specified in the applicable pricing supplement. On and after the initial redemption date, if any, the related note may be redeemed at any time in whole or from time to time in part at the option of ML&Co. at the applicable redemption price referred to below together with interest on the principal of the applicable note payable to the redemption date, on notice given, unless otherwise specified in the applicable pricing supplement, not more than 60 nor less than 30 days before the redemption date. The notes will be redeemed in increments of $1,000, provided that any remaining principal amount will be an authorized denomination of the applicable note. Unless otherwise specified in the applicable pricing supplement, the redemption price with respect to a note will initially mean a percentage, the initial redemption percentage, of the principal amount of the note to be redeemed specified in the applicable pricing supplement and shall decline at each anniversary of the initial redemption date by a percentage specified in the applicable pricing supplement, of the principal amount to be redeemed until the redemption price is 100% of the principal amount.


Repayment at the Option of the Holder


         If so indicated in an applicable pricing supplement, notes will be repayable by ML&Co. in whole or in part at the option of the holders of the notes on any optional repayment date specified in the applicable pricing supplement. If no optional repayment date is indicated with respect to a note, it will not be repayable at the option of the holder before its stated maturity. Any repayment in part will be in an amount equal to $1,000 or integral multiples of $1,000, provided that any remaining principal amount will be an authorized denomination of the applicable note. The repurchase price for any note so repurchased will be 100% of the principal amount to be repaid, together with interest on the principal of the applicable note payable to the date of repayment. For any note to be repaid, the Trustee must receive, at its office maintained for such purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the Trustee, not more than 60 nor less than 30 days before the optional repayment date:

        o in the case of a note in certificated form, the note and the form entitled "Option to Elect Repayment" duly completed, or

        o in the case of a note in book-entry form, instructions to that effect from the applicable beneficial owner of the notes to the Depository and forwarded by the Depository.

Notices of elections from a holder to exercise the repayment option must be received by the Trustee by 5:00 p.m., New York City time, on the last day for giving such notice. Exercise of the repayment option by the holder of a note will be irrevocable.

         Only the Depository may exercise the repayment option in respect of global securities representing notes in book-entry form. Accordingly, beneficial owners of global securities that desire to have all or any portion of the notes in book-entry form represented by global securities repaid must instruct the participant through which they own their interest to direct the Depository to exercise the repayment option on their behalf by forwarding the repayment instructions to the Trustee as discussed above. In order to ensure that the instructions are received by the Trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of notes in book-entry form should consult the participants through which they own their interest for the respective deadlines . All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the global security or securities representing the related notes in book-entry form, on the Depository's records, to the Trustee. See " Notes in Book-Entry Form".

         If applicable, ML&Co. will comply with the requirements of Section 14(e) of the Exchange Act and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment at the option of the holder.

         ML&Co. may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by ML&Co. may, at the discretion of ML&Co., be held, resold or surrendered to the Trustee for cancellation.


Interest


         Each note will bear interest from the date of issue at the rate per annum or, in the case of a floating rate note, pursuant to the interest rate formula stated in the applicable note and in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest will be payable in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable and at Maturity. The first payment of interest on any note originally issued between a regular record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding regular record date to the registered holder on the next succeeding regular record date. The regular record date will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related interest payment date.


         Fixed Rate Notes


         Unless otherwise specified in an applicable pricing supplement, each fixed rate note will bear interest from, and including, the date of issue, at the rate per annum stated on the face of the note until the principal amount of the note is paid or made available for payment. Interest payments on fixed rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid with respect to the applicable fixed rate notes, to, but excluding, the related interest payment date or Maturity, as the case may be. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

         Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be payable semiannually on May 15 and November 15 of each year and at Maturity. If any interest payment date or the Maturity of a fixed rate note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or Maturity, as the case may be.

         Floating Rate Notes


         Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be one or more of:

          o    the CD Rate,

          o    the CMT Rate,

          o    the Commercial Paper Rate,

          o    the Eleventh District Cost of Funds Rate,

          o    the Federal Funds Rate,

          o    LIBOR,

          o    the Prime Rate,

          o    the Treasury Rate, or

          o any other Interest Rate Basis or interest rate formula that is specified in the applicable pricing supplement.

         A floating rate note may bear interest with respect to two or more Interest Rate Bases.

         Terms . Each applicable pricing supplement will specify the terms of the floating rate note being delivered, including:

          o    whether the floating rate note is

               o       a "Regular Floating Rate Note",

               o       a "Inverse Floating Rate Note" or

               o       a "Floating Rate/Fixed Rate Note",


          o    the Interest Rate Basis or Bases,


          o    the Initial Interest Rate,

          o    the Interest Reset Dates,

          o    the interest payment dates,

          o the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (the "Index Maturity"),

          o    the Maximum Interest Rate and Minimum Interest Rate, if any,

          o the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the "Spread"),

          o the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the "Spread Multiplier"),

          o if one or more of the specified Interest Rate Bases is LIBOR, the LIBOR Currency, the Index Maturity and the Designated LIBOR Page , and

          o if one or more of the specified Interest Rate Bases is the CMT Rate, the Designated CMT Telerate Page and Designated CMT Maturity Index.

         The interest rate borne by the floating rate Notes will be determined as follows:

         Regular Floating Rate Notes. Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an Addendum attached or as having "Other Provisions" apply relating to a different interest rate formula, it will be a "Regular Floating Rate Note" and, except as described below or in an applicable pricing supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:


          o    plus or minus the applicable Spread, if any, and/or


          o    multiplied by the applicable Spread Multiplier, if any.

          o Commencing on the first Interest Reset Date, the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

         Floating Rate/Fixed Rate Notes. If a floating rate note is designated as a "Floating Rate/Fixed Rate Note", it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:


          o    plus or minus the applicable Spread, if any, and/or


          o    multiplied by the applicable Spread Multiplier, if any.

          o Commencing on the first Interest Reset Date, the rate at which interest on the applicable Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that:

          o the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, and

          o the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to Maturity will be the Fixed Interest Rate, if the rate is specified in the applicable pricing supplement, or if no Fixed Interest Rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

         Inverse Floating Rate Notes. If a floating rate note is designated as an "Inverse Floating Rate Note", except as described below, it will bear interest equal to the Fixed Interest Rate specified in the related pricing supplement minus the rate determined by reference to the applicable Interest Rate Basis or Bases:


          o    plus or minus the applicable Spread, if any, and/or



          o    multiplied by the applicable Spread Multiplier, if any;

provided, however, that unless otherwise specified in the applicable pricing supplement, the interest rate on the applicable Inverse Floating Rate Note will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on the applicable Inverse Floating Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

         Each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. Except as set forth above, the interest rate in effect on each day will be:

          o if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding the applicable Interest Reset Date or

          o if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the applicable Interest Reset Date.

         Interest Reset Dates. The applicable pricing supplement will specify the dates on which the interest rate on the related floating rate note will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable pricing supplement, the Interest Reset Date will be, in the case of floating rate notes which reset:

         o      daily - each Business Day;

         o weekly - the Wednesday of each week, with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below;

         o monthly - the third Wednesday of each month, with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;

         o quarterly - the third Wednesday of March, June, September and December of each year;

         o semiannually - the third Wednesday of the two months specified in the applicable pricing supplement; and

         o annually - the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the applicable date on which interest on a fixed rate basis begins to accrue.

         If any Interest Reset Date for any floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, then the Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a floating rate note for which the Treasury Rate is an applicable Interest Rate Basis if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

          Maximum and Minimum Interest Rates. A floating rate note may also have either or both of the following:

        o a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a "Maximum Interest Rate"), and

        o a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a "Minimum Interest Rate").

The 1993 Indenture is, and any notes issued under the 1993 Indenture will be, governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested. While ML&Co. believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. It is suggested that prospective investors consult their personal advisors with respect to the applicability of these laws. ML&Co. has agreed for the benefit of the beneficial owners of the notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the notes.

         Interest Payments. Each applicable pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the applicable floating rate note until the principal of the applicable note is paid or otherwise made available for payment. Except as provided below or in the applicable pricing supplement , the interest payment dates with respect to floating rate notes will be, in the case of floating rate notes which reset:

         o daily, weekly or monthly - the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

         o quarterly - the third Wednesday of March, June, September and December of each year;

         o semiannually - the third Wednesday of the two months of each year specified in the applicable pricing supplement;

         o annually - the third Wednesday of the month of each year specified in the applicable pricing supplement; and


         o      at Maturity.


         If any interest payment date for any floating rate note, other than an interest payment date at Maturity, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding day that is a Business Day except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, the applicable interest payment date will be the immediately preceding Business Day. If the Maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity.

         All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655. All dollar amounts used in or resulting from such calculation on floating rate notes will be rounded to the nearest cent with one-half cent being rounded upward.

         Interest payments on floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid , to but excluding the related interest payment date or Maturity.

         With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

        o In the case of notes for which the Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

        o In the case of notes for which the Interest Rate Basis is the CMT Rate or the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

        o The interest factor for notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

         Interest Determination Dates. The interest rate applicable to each interest reset period commencing on the Interest Reset Date with respect to that interest reset period will be the rate determined as of the applicable "Interest Determination Date."

        o The Interest Determination Date with respect to the CD Rate, the CMT Rate and the Commercial Paper Rate will be the second Business Day preceding each Interest Reset Date for the related note.

        o The Interest Determination Date with respect to the Federal Funds Rate and the Prime Rate, will be the Business Day immediately preceding each Interest Reset Date.

        o The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below.

               The Interest Determination Date with respect to LIBOR will be the second London Business Day preceding each Interest Reset Date.

        o The Interest Determination Date with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be the preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following the auction.

        o The Interest Determination Date pertaining to a floating rate note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days before the applicable Interest Reset Date for the applicable floating rate note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined on the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

         Calculation Date. Unless otherwise provided in the applicable pricing supplement, MLPF&S will be the calculation agent. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the calculation date, if applicable, pertaining to any Interest Determination Date will be the earlier of:

        o     the  tenth   calendar   day  after   the   applicable   Interest
              Determination Date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day or

        o the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

         CD Rate. CD Rate Notes will bear interest at the rates, calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CD Rate Notes and in any applicable pricing supplement.

         "CD Rate" means:

         (1) the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the heading "CDs (secondary market)", or

         (2) if the rate referred to in clause (1) above is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

         (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time, or

         (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3) above, the CD rate in effect on the applicable Interest Determination Date.

         "H.15(519)"  means  the  weekly  statistical   release  designated  as
H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

         "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

         CMT Rate. CMT Rate Notes will bear interest at the rates, calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CMT Rate Notes and in any applicable pricing supplement.

         "CMT Rate" means:

         (1) the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities... Federal
                 Reserve Board Release H.15... Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index for:

                (a) if the Designated CMT Telerate Page is 7051, the rate on the applicable Interest Determination Date, and

                (b) if the Designated CMT Telerate Page is 7052, the weekly or the monthly average, as specified in the applicable pricing supplement, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related Interest Determination Date falls, or

         (2) if the rate referred to in clause (1) is no longer displayed on the relevant page or is not so displayed by 3:00 P.M., New York City time, on the related calculation date, the treasury constant maturity rate for the Designated CMT Maturity Index published in H.15(519), or

         (3) if the rate referred to in clause (2) is no longer published or is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury constant maturity rate for the Designated CMT Maturity Index, or other United States Treasury rate for the Designated CMT Maturity Index, for the applicable Interest Determination Date with respect to the applicable Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519), or

         (4) if the rate referred to in clause (4) applicable information is not so published by 3:00 P.M., New York City time, on the applicable calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York, which may include the agent or its affiliates (each, a "Reference Dealer"), selected by the calculation agent after eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year, or

         (5) if the calculation agent is unable to obtain three applicable Treasury Note quotations as referred to in clause (4), the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers in The City of New York selected by the calculation agent from five Reference Dealers selected by the calculation agent after eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million, or

         (6) if three or four and not five of Reference Dealers are quoting as referred to in clause (5) above, the rate will be calculated by the calculation agent as the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of quotes will be eliminated, or

         (7) if fewer than three Reference Dealers selected by the calculation agent are quoting as mentioned in clause (6), the rate in effect on the applicable Interest Determination Date.

                  If two Treasury Notes with an original maturity as described in clause (6) have remaining terms to maturity equally close to the Designated CMT Maturity Index, the calculation agent will obtain from five Reference Dealers quotations for the Treasury Notes with the shorter remaining term to maturity.

         "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. or any successor service on the page specified in the applicable pricing supplement or any other page as may replace the specified page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519), or, if no page is specified in the applicable pricing supplement, page 7052.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated or, if no maturity is specified in the applicable pricing supplement, 2 years.

         Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the rates, calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Commercial Paper Rate Notes and in any applicable pricing supplement.

         "Commercial Paper Rate" means:

         (1) the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption "Commercial Paper-Nonfinancial", or

         (2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for commercial paper having the Index Maturity specified in the applicable pricing supplement published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial", or

         (3) if the rate is referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent for commercial paper having the Index Maturity specified in the applicable pricing supplement placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, or

         (4) if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the rate in effect on the applicable Interest Determination Date .

         "Money Market Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield =                D x 360         x   100

                             ----------------------

                               360 - ( D x M )

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Eleventh District Cost of Funds Rate. Eleventh District Cost of Funds Rate Notes will bear interest at the rates, calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Eleventh District Cost of Funds Rate Notes and in any applicable pricing supplement.

         "Eleventh District Cost of Funds  Rate" means:

         (1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the applicable Interest Determination Date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. or any successor service on page 7058 or any other page as may replace the specified page on that service ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on the applicable Interest Determination Date, or

         (2) if the rate referred to in clause (1) does not appear on Telerate Page 7058 on the related Interest Determination Date, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date, or

         (3) if the Federal Home Loan Bank of San Francisco fails to announce the Index on or before the applicable Interest Determination Date for the calendar month immediately preceding the applicable Interest Determination Date, the rate in effect on the applicable Interest Determination Date.

         Federal Funds Rate. Federal Funds Rate Notes will bear interest at the rates, calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Federal Funds Rate Notes and in any applicable pricing supplement.

         "Federal Funds Rate" means:

         (1) the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as displayed on Bridge Telerate, Inc. or any successor service on page 120 or any other page as may replace the applicable page on that service ("Telerate Page 120"), or

         (2) if the rate referred to in clause (1) does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for United States dollar federal funds published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds/Effective Rate", or

         (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agent or its affiliates, selected by the calculation agent before 9:00 A.M., New York City time , on the applicable Interest Determination Date, or

         (4) if the brokers selected by the calculation agent are not quoting as mentioned in clause (3), the rate in effect on the applicable Interest Determination Date.

         LIBOR. LIBOR Notes will bear interest at the rates, calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified in the applicable LIBOR Notes and in any applicable pricing supplement.

         "LIBOR" means:

         (1) if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the LIBOR Currency, as defined below, having the Index Maturity specified in the applicable pricing supplement, commencing on the second London Business Day immediately following that Interest Determination Date that appears on the Designated LIBOR Page as of 11: 00 A.M., London time, on the applicable Interest Determination Date, or

         (2) if "LIBOR Reuters" is specified in the applicable pricing supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the second London Business Day immediately following that Interest Determination Date, that appear, on the Designated LIBOR Page specified in the applicable pricing supplement as of 11: 00 A.M., London time, on the applicable Interest Determination Date. If the Designated LIBOR Page by its terms provides only for a single rate, then the single rate will be used, or

         (3) with respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR Page as specified in clauses (1) and (2), the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agent, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR Currency for the period of the Index Maturity specified in the applicable pricing supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11: 00 A.M., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable LIBOR Currency in that market at that time, or

         (4) if fewer than two quotations referred to in clause (2) are so provided, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11: 00 A.M., in the applicable Principal Financial Center(s), on the applicable Interest Determination Date by three major banks, which may include affiliates of the agent, in the applicable Principal Financial Center selected by the calculation agent for loans in the LIBOR Currency to leading European banks, having the Index Maturity specified designated in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the applicable LIBOR Currency in that market at that time, or

         (5) if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), the rate in effect on the applicable Interest Determination Date.

                  "LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

         "Designated LIBOR  Page" means either:

          o if "LIBOR Telerate" is designated in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. or any successor service on the page specified in such pricing supplement or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency, or

          o if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service or any successor service on the page specified in the applicable pricing supplement or any other page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency.

         Prime Rate. Prime Rate Notes will bear interest at the rates, calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Prime Rate Notes and any applicable pricing supplement.

         "Prime Rate" means:

         (1) the rate on the applicable Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan", or

         (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan", or

         (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

         (4) if fewer than four rates described in clause (2) by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the agent, in The City of New York selected by the calculation agent, or

         (5) if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the rate in effect on the applicable Interest Determination Date.

         "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service or any successor service on the "US PRIME 1" Page or other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks.

         Treasury Rate. Treasury Rate Notes will bear interest at the rates, calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Treasury Rate Notes and in any applicable pricing supplement.

         "Treasury Rate" means:

         (1) the rate from the auction held on the applicable Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. or any successor service on page 56 or any other page as may replace page 56 on that service ("Telerate Page 56") or page 57 or any other page as may replace page 57 on that service ("Telerate Page 57"), or

         (2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

         (3) if the rate described in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury, or

         (4) in the event that the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

         (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

         (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

         (7) if the dealers selected by the calculation agent are not quoting as mentioned in clause (6), the rate in effect on the applicable Interest Determination Date .

         "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield =                 D x  N0
                                      -----------
                                       360 - (DxM)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.


Other Provisions; Addenda


         Any provisions with respect to an issue of notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repayment provisions or any other matter relating to the applicable notes may be modified by the terms as specified under "Other Provisions" on the face of the applicable notes or in an Addendum relating to the applicable notes, if so specified on the face of the applicable notes and in the applicable pricing supplement.


Original Issue Discount Notes


         ML&Co. may from time to time offer notes at a price less than their redemption price at Maturity, resulting in the applicable notes being treated as if they were issued with original issue discount for federal income tax purposes ("Original Issue Discount Notes"). Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. Additional considerations relating to any Original Issue Discount Notes will be described in the applicable pricing supplement.


Amortizing Notes


         ML&Co. may from time to time offer notes ("Amortizing Notes"), with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Amortizing Notes and then to the reduction of the unpaid principal amount of the Amortizing Notes. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable pricing supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable note and the applicable pricing supplement.

 Linked Notes

          ML&Co. may from time to time offer notes ("Linked Notes") the principal value of which at Maturity will be determined by reference to:

          (a) one or more equity or debt securities, including, but not limited to, the price or yield of such securities,

          (b) any statistical measure of economic or financial performance, including, but not limited to, any currency, consumer price or mortgage index, or

          (c) the price or value of any commodity or any other item or index or any combination,

(collectively, the "Linked Securities"). The payment or delivery of any consideration on any Linked Note at Maturity will be determined by the decrease or increase, as applicable, in the price or value of the applicable Linked Securities. The terms of and any additional considerations, including any material tax consequences, relating to any Linked Notes will be described in the applicable pricing supplement.

Book-Entry Notes

         Description of the Global Securities

         Upon issuance, all notes in book-entry form having the same date of issue, Maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global notes (the "Global Notes"). Each Global Note will be deposited with, or on behalf of, The Depository Trust Company as Depository registered in the name of the Depository or a nominee of the Depository. Unless and until it is exchanged in whole or in part for notes in certificated form, no Global Note may be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of the successor.

         DTC Procedures


         The following is based on information furnished by the Depository:


         The Depository will act as securities depository for the notes in book-entry form. The notes in book-entry form will be issued as fully registered securities registered in the name of Cede & Co., the Depository's partnership nominee. One fully registered Global Note will be issued for each issue of notes in book-entry form, each in the aggregate principal amount of the issue, and will be deposited with the Depository. If, however, the aggregate principal amount of any issue exceeds $200,000,000, one Global Note will be issued with respect to each $200,000,000 of principal amount and an additional Global Note will be issued with respect to any remaining principal amount of the issue.

         The Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its participants deposit with the Depository. The Depository also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of the Depository include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depository is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depository's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the Depository and its participants are on file with the SEC.

         Purchasers of notes in book-entry form under the Depository's system must be made by or through direct participants, which will receive a credit for those notes in book-entry form on the Depository's records. The ownership interest of each actual purchaser of each note in book-entry form represented by a Global Note is, in turn, to be recorded on the records of direct participants and indirect participants. Beneficial owners in book-entry form will not receive written confirmation from the Depository of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Global Note representing notes in book-entry form are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a Global Note representing notes in book-entry form will not receive notes in certificated form representing their ownership interests therein, except in the event that use of the book-entry system for such notes in book-entry form is discontinued.

         To facilitate subsequent transfers, all Global Notes representing notes in book-entry form which are deposited with, or on behalf of, the Depository are registered in the name of the Depository's nominee, Cede & Co. The deposit of Global Notes with, or on behalf of, the Depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository has no knowledge of the actual beneficial owners of the Global Notes representing the notes in book-entry form; the Depository's records reflect only the identity of the direct participants to whose accounts such notes in book-entry form are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by the Depository to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither the Depository nor Cede & Co. will consent or vote with respect to the Global Notes representing the notes in book-entry form. Under its usual procedures, the Depository mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the notes in book-entry form are credited on the applicable record date.

         ML&Co. will make principal, premium, if any, and/or interest, if any, payments on the Global Notes representing the notes in book-entry form in immediately available funds to the Depository. The Depository's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on the applicable payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the applicable participant and not of the Depository, the Trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depository is the responsibility of ML&Co. and the Trustee, disbursement of payments to direct participants will be the responsibility of the Depository, and disbursement of payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

         If applicable, redemption notices shall be sent to Cede & Co. If less than all of the notes in book-entry form of like tenor and terms are being redeemed, the Depository's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

         A beneficial owner will give notice of any option to elect to have its notes in book-entry form repaid by ML&Co., through its participant, to the Trustee, and will effect delivery of the applicable notes in book-entry form by causing the direct participant to transfer the participant's interest in the Global Note notes in book-entry form, on the Depository's records, to the Trustee.

         The Depository may discontinue providing its services as securities depository with respect to the notes in book-entry form at any time by giving reasonable notice to ML&Co. or the Trustee. In the event that a successor securities depository is not obtained, notes in certificated form are required to be printed and delivered.

          ML&Co. may decide to discontinue use of the system of book-entry transfers through the Depository or a successor securities depository. In that event, notes in certificated form will be printed and delivered.

         The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

         So long as the Depository, or its nominee, is the registered owner of a Global Note, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the 1993 Indenture. Except as provided below, beneficial owners of a Global Note will not be entitled to have the notes represented by a Global Note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the 1993 Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the 1993 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of holders or that an owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the 1993 Indenture, the Depository would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.

         Year 2000 Compliance

         Management of the Depository is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Depository has informed direct and indirect participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within the Depository, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Depository's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, the Depository's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as the Depository's direct and indirect participants, third party vendors from whom the Depository licenses software and hardware, and third party vendors on whom the Depository relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Depository has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Depository acquires services to:

        o impress upon them the importance of such services being Year 2000 compliant; and

        o determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing, of their services.


In addition, the Depository is in the process of developing such contingency plans as it deems appropriate.

         According to the Depository, the information in the preceding two paragraphs with respect to the Depository has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.


         Exchange for Notes in Certificated Form

         If:

          (a) the Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by ML&Co. within 60 days,

          (b) ML&Co. executes and delivers to the Trustee a company order to the effect that the Global Notes shall be exchangeable, or

          (c) an Event of Default has occurred and is continuing with respect to the notes,

the Global Note or Global Notes will be exchangeable for notes in certificated form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000. The certificated notes will be registered in the name or names as the Depository instructs the Trustee. It is expected that instructions may be based upon directions received by the Depository from participants with respect to ownership of beneficial interests in Global Notes.

         The information in this section concerning the Depository and the Depository's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for the accuracy of the information.

                     UNITED STATES FEDERAL INCOME TAXATION

         The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

         As used herein, the term "U.S. Holder" means a beneficial owner of a note that is for United States Federal income tax purposes:

         (1)      a citizen or resident of the United States,

         (2) a corporation or a partnership (including an entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise),

         (3) an estate whose income is subject to United States Federal income tax regardless of its source,

         (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

         (5) any other person whose income or gain in respect of a note is effectively connected with the conduct of a United States trade or business.

Certain trusts not described in clause (4) above in existence on August 20, 1996 that elect to be treated as a United States person will also be a U.S. Holder for purposes of the following discussion. As used herein, the term "non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.


U.S. Holders


         Payments of Interest. Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

         Original Issue Discount. The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of notes issued with original issue discount ("Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Code.

         For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of the note). The issue price of each note of an issue of notes equals the first price at which a substantial amount of the notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on the note or any "true" discount on the note (i.e., the excess of the note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the note would be treated as original issue discount rather than qualified stated interest.

         Payments of qualified stated interest on a note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of the U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to the Discount Note for each day during the taxable year (or portion of the taxable year) on which the U.S. Holder held the Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between

         o the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and

         o the amount of any qualified stated interest payments allocable to such accrual period.

The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

         A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium". Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

         Under the OID Regulations, Floating Rate Notes and Indexed Notes (hereinafter "Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if

         o    its  issue  price  does  not  exceed  the  total   noncontingent
              principal  payments  due under the  Variable  Note by more than a
         o    specified de minimis amount and

               it provides for stated interest, paid or compounded at least annually, at current values of:


                o  one or more qualified floating rates,


                o  a single fixed rate and one or more qualified floating rates,

                o  a single objective rate, or

                o a single fixed rate and a single objective rate that is a qualified inverse floating rate.

         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

         If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, and if the interest on a Variable Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Variable Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable
Note is issued at a "true" discount (i.e., at a price below the Variable Note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to

      (1) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or

      (2) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note.


The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.


         In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

         If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. On June 11, 1996, the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable pricing supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of notes will be discussed in the applicable pricing supplement.

          ML&Co. may issue notes which;

            o may be redeemable at the option of ML&Co. prior to their stated maturity (a "call option") and/or

            o may be repayable at the option of the holder prior to their stated maturity (a "put option").

Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.


         U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.


         Foreign-Currency Notes. The United States Federal income tax consequences of the purchase, ownership and disposition of notes providing for payments denominated in a currency other than U.S. dollars will be more fully described in the applicable pricing supplement.

         Short-Term Notes. Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

         Market Discount. If a U.S. Holder purchases a note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased the note at a "market discount", unless such market discount is less than a specified de minimis amount.

         Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of:


           o  the amount of such payment or realized gain or


           o the market discount which has not previously been included in income and is treated as having accrued on the note at the time of such payment or disposition.

Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

         A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

         Premium. If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. However, if the note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

         Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the U.S. Holder's initial investment in the note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to the note. Such gain or loss generally will be long-term capital gain or loss if the note were held for more than one year. Long-term capital gains of individuals are subject to reduced capital gain rates while short-term capital gains are subject to ordinary income rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.


Non-U.S. Holders


         A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of ML&Co., a controlled foreign corporation related to ML&Co. or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S.
Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (1) is signed by the beneficial owner of the note under penalties of perjury, (2) certifies that such owner is not a U.S. Holder and (3) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

         On October 6, 1997, the Treasury issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         Generally, a non-U.S. Holder will not be subject to United States Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

         The notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of ML&Co. or, at the time of such individual's death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.


Backup Withholding


         Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner.

         Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

         In addition, upon the sale of a note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either:


           o the broker determines that the seller is a corporation or other exempt recipient or


           o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met).

Such a sale must also be reported by the broker to the IRS, unless either:


           o  the broker determines that the seller is an exempt recipient or


           o the seller certifies its non-U.S. status (and certain other conditions are met).

Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. In addition, prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See " United States Federal Income Taxation-Non-U.S. Holders".

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.


                              PLAN OF DISTRIBUTION


         ML&Co. is offering the notes for sale on a continuing basis through the agent, MLPF&S, who will purchase the notes, as principal, from ML&Co., for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the agent, or, if so specified in an applicable pricing supplement, for resale at a fixed public offering price. Unless otherwise specified in an applicable pricing supplement, any note sold to the agent as principal will be purchased by the agent at a price equal to 100% of the principal amount of the note less a percentage of the principal amount equal to the commission applicable to an agency sale as described below of a note of identical maturity. If agreed to by ML&Co. and the agent, the agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of the principal amount of the notes, unless otherwise specified in an applicable pricing supplement. ML&Co. will pay a commission to the agent, ranging from .050% to .600% of the principal amount of a note, depending upon its stated maturity or, with respect to a note for which the stated maturity is in excess of 30 years, a commission as agreed upon by ML&Co. and the agent at the time of sale, sold through the agent.

         The agent may sell notes it has purchased from ML&Co. as principal to other dealers for resale to investors, and may allow any portion of the discount received in connection with such purchases from ML&Co. to such dealers. After the initial public offering of notes, the public offering price, in the case of notes to be resold at a fixed public offering price, the concession and the discount allowed to dealers may be changed.

         ML&Co. reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice and may reject orders, in whole or in part, whether placed directly with ML&Co. or through the agent. The agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by the agent.

         Unless otherwise specified in an applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in U.S. dollars or the Specified Currency, as the case may be, in New York City on the date of settlement.

         No Note will have an established trading market when issued. Unless specified in the applicable pricing supplement, ML&Co. will not list the notes on any securities exchange. The agent may from time to time purchase and sell notes in the secondary market, but the agent is not obligated to do so, and there can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops. From time to time, the agent may make a market in the notes.

         The agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. ML&Co. has agreed to indemnify the agent against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agent may be required to make in respect thereof. ML&Co. has agreed to reimburse the agent for certain expenses.

         From time to time, ML&Co. may issue and sell other securities described in the accompanying prospectus, and the amount of notes that ML&Co. may offer and sell under this prospectus supplement may be reduced as a result of such sales.

         In connection with the offering of notes purchased by the agent as principal on a fixed price basis, the agent is permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the agent creates a short position in the notes in connection with the offering (i.e., if it sells notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement), then the agent may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than in the absence of these purchases.

         Neither ML&Co. nor the agent make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither ML&Co. nor the agent makes any representation that the agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The distribution of the notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.


                             VALIDITY OF THE NOTES

         The validity of the notes will be passed upon for ML&Co. and the agent by Brown & Wood LLP, New York, New York.

                                     [LOGO]

                                       $

                           Merrill Lynch & Co., Inc.

                               Medium-Term Notes,

                                    Series B

                        --------------------------------

                             PROSPECTUS SUPPLEMENT

                        -------------------------------



                              Merrill Lynch & Co.

                                  ________, 1999








The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Subject to Completion
          Preliminary Prospectus dated February 26, 1999
                             PROSPECTUS


                            Merrill Lynch & Co., Inc.

                Nikkei 225 Market Index Target-Term Securities(R)
                             due September 21, 2005
                              "MITTS(R) Securities"
                          $10 principal amount per unit

          Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, our wholly-owned subsidiary, will use this prospectus when making offers and sales related to market-making transactions in the following securities.







The MITTS Securities:

  o   100%  principal  protection at maturity
      No payments  prior to the maturity date
      Senior unsecured debt securities of ML & Co.

  o Linked to the value of the Nikkei 225 Index that measures the composite price performance of selected Japanese stocks.

  o   The MITTS Securities are listed on the American
      Stock Exchange under the symbol "MLN".


Payment at Maturity:


  o  On the maturity  date,  for each unit of the MITTS
     Securities you own, we will pay you an amount equal to the sum of the principal amount of each unit and an additional amount based on any percentage increase in the value of the index as described in this prospectus.

  o You will receive no less than the principal amount of your MITTS Securities.







               Investing in the MITTS Securities involves risks.
                     See "Risk Factors" beginning on page 5.


          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


          The sale price of the MITTS Securities will be the prevailing market price at the time of sale.

                                ----------------


                               Merrill Lynch & Co.


                                ----------------

                  The date of this prospectus is        , 1999.

"MITTS" and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

RISK FACTORS..............................................................2

MERRILL LYNCH & CO., INC..................................................6

RATIO OF EARNINGS TO FIXED CHARGES........................................7

DESCRIPTION OF THE MITTS SECURITIES.......................................7

THE NIKKEI 225 INDEX.....................................................14

OTHER TERMS..............................................................16

UNITED STATES FEDERAL INCOME TAXATION....................................19

WHERE YOU CAN FIND MORE INFORMATION......................................20


INCORPORATION OF INFORMATION WE FILE WITH THE SEC........................20


PLAN OF DISTRIBUTION.....................................................21

EXPERTS..................................................................21

                                  RISK FACTORS


          Your investment in the MITTS Securities will involve risks. You should carefully consider the following discussion of risks before deciding whether an investment in the MITTS Securities is suitable for you.

You may not earn a return on your investment

          You should be aware that at maturity we will pay you no more than $10 for each unit of the MITTS Securities you own if the average value of the index over five trading days shortly before the maturity date is less than 14,152.95, the value of the index on the date the MITTS Securities were priced. This will be true even if , at some time during the life of the MITTS Securities, the value of the index was higher than 14,152.95 but later falls below 14,152.95.

Your yield may be lower than the yield on a standard debt security of comparable maturity

          The amount we pay you at maturity may be less than the return you could earn on other investments. Your yield may be less than the yield you would earn if you bought a standard senior non-callable Merrill Lynch & Co., Inc. debt security with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return will not reflect the return of owning the stocks included in the Index

          Your return will not reflect the return you would realize if you actually owned the stocks underlying the index and received the dividends paid on those stocks. This is because the value of the index is calculated by reference to the prices of the common stocks included in the index without taking into consideration the value of dividends paid on those stocks.

 Your return may be affected by currency exchange  rates

          Although the stocks included in the index are traded in Japanese yen and the MITTS Securities are denominated in U.S. dollars, we will not adjust the amount payable at maturity for the currency exchange rate in effect at the maturity of the MITTS Securities. Any amount in addition to the principal amount of each unit payable to you at maturity is based solely upon the percentage increase in the index. Changes in the currency exchange rate, however, may reflect changes in the Japanese economy that may affect the value of the index and the MITTS Securities.

Your return may be affected by factors affecting the value of Japanese stocks

          Because the underlying stocks included in the index have been issued by Japanese companies, the return on your MITTS Securities will be affected by risks relating to an investment in Japanese equity securities. The Japanese securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets and cross-shareholdings in Japanese companies on those markets may affect prices and volume of trading on those markets. Also, there is generally less publicly available information about Japanese companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

          Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. In addition, recent or future changes in the Japanese government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other Japanese laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and fluctuations in the rate of exchange between currencies may negatively affect the Japanese securities markets. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in economic factors such as growth in gross national product, rates of inflation, capital reinvestment, resources and self-sufficiency.

There may be an uncertain trading market for the MITTS  Securities in the future

     Although the MITTS Securities are listed on the AMEX under the symbol "MLN," you cannot assume that a trading market will continue to exist for the MITTS Securities. If a trading market in the MITTS Securities continues to exist, you cannot assume that there will be liquidity in the trading market. The continued existence of a trading market for the MITTS Securities will depend on our financial performance and other factors such as the appreciation, if any, of the value of the index.

          If the trading market for the MITTS Securities is limited and you do not wish to hold your investment until maturity, there may be a limited number of buyers for your MITTS Securities. This may affect the price you receive if you sell before maturity.

There are many factors affecting the trading value of the MITTS Securities

          We believe that the trading value of the MITTS Securities will be affected by the value of the index and by a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the MITTS Securities given a change in a specific factor, assuming all other conditions remain constant.

      o The value of the index. The trading value of the MITTS Securities will depend substantially on the amount by which the value of the index exceeds or does not exceed 14,152.95, the value of the index on the pricing date. If you choose to sell your MITTS Securities at a time when the value of the index exceeds 14,152.95, you may receive substantially less than the amount that would be payable at maturity based on that value because of the expectation that the index will continue to fluctuate until shortly before the maturity date when the average value of the index over five trading days is determined. If you choose to sell your MITTS Securities when the value of the index is below, or not sufficiently above, 14.152.95, you may receive less than $10 per unit of your MITTS Securities. In general, rising Japanese dividend rates, or dividends per share, may increase the value of the index while falling Japanese dividend rates may decrease the value of the index. Additionally, political, economic and other developments that affect the stocks underlying the index may also affect the value of the index and the value of the MITTS Securities.

      o Interest rates. Because we will pay, at a minimum, the principal amount per unit of the MITTS Securities at maturity, we expect that the trading value of the MITTS Securities will be affected by changes in interest rates. In general, if U.S. interest rates increase, we expect that the trading value of the MITTS Securities will decrease and, conversely, if U.S. interest rates decrease, we expect the trading value of the MITTS Securities will increase. In general, if interest rates in Japan increase, we expect that the trading value of the MITTS Securities will increase and, conversely, if interest rates in Japan decrease, we expect the trading value of the MITTS Securities will decrease. However, interest rates in Japan may also affect the Japanese economy and, in turn, the value of the index. Rising interest rates in Japan may lower the value of the index and, as a result, may decrease the value of the MITTS Securities. Falling interest rates in Japan may increase the value of the index and, as a result, may increase the value of the MITTS Securities.

      o Volatility of the Japanese yen/U.S. dollar exchange rate. The Japanese yen/U.S. dollar rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar and is expressed as a rate that reflects the amount of Japanese yen that can be purchased for one U.S. dollar. The Japanese yen/U.S. dollar rate increases when the U.S. dollar appreciates relative to the Japanese yen. Volatility is the term used to describe the size and frequency of market fluctuations. In general, if the volatility of the Japanese yen/U.S. dollar rate increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the Japanese yen/U.S. dollar rate decreases, we expect that the trading value of the MITTS Securities will decrease.

      o Correlation between the Japanese yen/U.S. dollar exchange rate and the index. Correlation is the term used to describe the relationship between the percentage changes in the Japanese yen/U.S. dollar exchange rate and the percentage changes in the index. In general, if the correlation between the Japanese yen/U.S. dollar exchange rate and the index increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the correlation between the Japanese yen/U.S. dollar exchange rate and the index decreases, we expect that the trading value of the MITTS Securities will decrease.

      o Volatility of the index. Generally, if the volatility of the index increases, we expect that the trading value of the MITTS Securities will increase and, conversely, if the volatility of the index decreases, we expect that the trading value of the MITTS Securities will decrease.

      o Time remaining to maturity. We anticipate that prior to their maturity , the MITTS Securities may trade at a value above that which would be expected based on the level of interest rates and the index. This difference would reflect a "time premium" due to expectations concerning the value of the index during the period before September 21, 2005, the stated maturity of the MITTS Securities. However, as the time remaining to the stated maturity of the MITTS Securities decreases, we expect that this time premium will decrease, lowering the trading value of the MITTS Securities.

      o Dividend Yields. Generally, if dividend yields on the stocks included in the index increase, we expect that the value of the MITTS Securities will decrease and, conversely, if dividend yields on the stocks included in the index decrease, we expect that the value of the MITTS Securities will increase.

      o Changes in our credit ratings. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the MITTS Securities. However, because your return on your MITTS Securities is dependent upon factors in addition to our ability to pay our obligations under the MITTS Securities, such as the percentage increase in the value of the index at maturity, an improvement in our credit ratings will not reduce investment risks related to the MITTS Securities.

          It is important for you to understand that the impact of one of the factors specified above, such as an increase in U.S. interest rates or a reduction in our credit ratings, may offset some or all of any increase in the trading value of the MITTS Securities attributable to another factor, such as an increase in the value of the index.

          In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the MITTS Securities of a given change in most of the factors listed above will be less if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities, except that we expect that the effect on the trading value of the MITTS Securities of a given increase or decrease in the value of the index will be greater if it occurs later in the term of the MITTS Securities than if it occurs earlier in the term of the MITTS Securities.


State law limits on interest paid


          The indenture under which the MITTS Securities are issued is governed by New York State law. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the MITTS Securities. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

          While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the holders of the MITTS
Securities, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Purchases and sales by  us and our affiliates may affect your return

          We and our affiliates may from time to time buy or sell the stocks underlying the index for their own accounts, for business reasons or in connection with hedging our obligations under the MITTS Securities. These transactions could affect the price of these stocks and the value of the index in a manner that would be adverse to your investment in the MITTS Securities.

Potential conflicts of interest

          Our subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated or MLPF&S, is our agent for the purposes of calculating the value of the index and the amount payable to you at maturity. Under certain circumstances, MLPF&S's role as our subsidiary and its responsibilities as calculation agent for the MITTS Securities could give rise to conflicts of interests. These conflicts could occur, for instance, in connection with its determination as to whether the value of the index can be calculated on a particular trading day, or in connection with judgments that it would be required to make in the event of a discontinuance of the index. See "Description of the MITTS Securities--Adjustments to the Index; Market Disruption Events" and "--Discontinuance of the Index" in this prospectus. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

          We have entered into an arrangement with one of our a subsidiaries to hedge the market risks associated with our obligation to pay amounts due at maturity on the MITTS Securities. This subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

Other Considerations

          You should reach an investment decision with regard to the MITTS Securities only after carefully considering the suitability of the MITTS Securities in the light of your particular circumstances.

          You should also consider the tax consequences of investing in the MITTS Securities and should consult with your tax adviser.

                            MERRILL LYNCH & CO., INC.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Asset Management L.P. and Merrill Lynch Mercury Asset Management, provides investment, financing, advisory, insurance, and related products on a global basis, including:

      o   securities brokerage, trading and underwriting;

      o   investment  banking,   strategic  services,   including  mergers  and
          acquisitions and other corporate finance advisory activities;

      o asset management and other investment advisory and recordkeeping services;

      o trading and brokerage of swaps, options, forwards, futures and other derivatives;

      o   securities clearance services;

      o   equity, debt and economic research;

      o banking, trust and lending services, including mortgage lending and related services; and

      o   insurance sales and underwriting services.

          We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

          Our principal executive office is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; our telephone number is (212) 449-1000.

          If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, references to "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company. ML&Co. is the issuer of the MITTS Securities described in this prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     In 1998, we acquired the outstanding shares of Midland Walwyn,Inc., in a transaction accounted for as a pooling-of-interests. The following information has been restated as if the two entities had always been combined.

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:




                                                            Year Ended Last Friday in December

                                                      1994      1995      1996    1997     1998
                                                      ====      =====     ====    ====     ====
  Ratio of earnings to fixed charges.....              1.2       1.2      1.2     1.2      1.1

     (a) The effect of combining Midland Walwyn did not change the ratios reported for the fiscal years 1994 through 1997.


         For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges, excluding capitalized interest and preferred security dividend requirements of subsidiaries. "Fixed charges" consist of interest costs, the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

                       DESCRIPTION OF THE MITTS SECURITIES

         On December 28, 1998, ML&Co. issued an aggregate principal amount of $70,000,000 or 7,000,000 units of the MITTS Securities. The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture which is more fully described in this prospectus.

         The MITTS Securities will mature on September 21, 2005.

         While at maturity a beneficial owner of a MITTS Security will receive the principal amount of the MITTS Security plus the Supplemental Redemption Amount described below, if any, there will be no other payment of interest, periodic or otherwise. See "- Payment at Maturity" below.

         The MITTS Securities are not subject to redemption by ML&Co. or at the option of any beneficial owner before maturity. Upon the occurrence of an Event of Default with respect to the MITTS Securities, beneficial owners of the MITTS Securities may accelerate the maturity of the MITTS Securities, as described under "- Events of Default and Acceleration" and "Other Terms - Events of Default" in this prospectus.

         The MITTS Securities were issued in denominations of whole units.


Payment at Maturity


         At the maturity date, a beneficial owner of a MITTS Security will be entitled to receive the principal amount of each unit plus the Supplemental Redemption Amount, if any, all as provided below. If the Supplemental Redemption Amount is not greater than zero, a beneficial owner of a MITTS Security will be entitled to receive only the principal amount of its MITTS Securities.

         The "Supplemental Redemption Amount" for a MITTS Security will be determined by the calculation agent and will equal:

                                                 (Ending Value - Starting Value)
                                                 ------------------------------
principal amount of each MITTS Security ($10 per Unit) X (Starting Value)




         provided, however, that in no event will the Supplemental Redemption Amount be less than zero.


          The "Starting Value" equals 14,152.95.

          The "Ending Value" will be determined by the calculation agent and will equal the average or arithmetic mean of the closing values of the Nikkei 225 Index (the "Index") determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Value will equal the average or arithmetic mean of the closing values of the Index on these Calculation Days, and if there is only one Calculation Day, then the Ending Value will equal the closing value of the Index on that Calculation Day. If no Calculation Days occur during the Calculation Period , then the Ending Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.


          The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

         "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.


         An "Index Business Day" is a day on which the NYSE and the AMEX are open for trading and the Index or any Successor Index, as defined on page 11 below, is calculated and published.

         All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent a determination by the calculation agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the MITTS Securities.

Hypothetical Returns


         The following table  illustrates,  for a range of  hypothetical  Ending
Values:

      o   the percentage change from the Starting Value to the Ending Value;

      o   the total amount payable per Unit of MITTS Securities;

      o   the total rate of return on the MITTS Securities;

      o   the pretax annualized rate of return on the MITTS Securities; and

      o the pretax annualized rate of return of the stocks underlying the Index, which includes an assumed aggregate dividend yield of 1.04% per annum, as more fully described below.


                      Ending          Total Amount                            Pretax
                      Value            Payable at       Total Rate of        Annualized       Pretax Annualized
                    Percentage          Maturity          Return              Rate of         Rate of Return of
                    Change  Over       Per Unit of        on the            Return on the      Stocks Underlying
Hypothetical        the Starting         MITTS             MITTS                MITTS                the
Ending  Value          Value           Securities        Securties           Securities(1)        Index(1)(2)
-------------         -------          ----------        ---------           ------------         ----------



 7,076.48             -50.00%            $ 10.00             0.00%               0.00%               -9.00%
 8,491.77             -40.00%            $ 10.00             0.00%               0.00%               -6.41%
 9,907.07             -30.00%            $ 10.00             0.00%               0.00%               -4.20%
11,322.36             -20.00%            $ 10.00             0.00%               0.00%               -2.25%
12,737.66             -10.00%            $ 10.00             0.00%               0.00%               -0.52%
14,152.95(3)            0.00%            $ 10.00             0.00%               0.00%                1.04%
15,568.25              10.00%            $ 11.00            10.00%               1.42%                2.47%
16,983.54              20.00%            $ 12.00            20.00%               2.72%                3.79%
18,398.84              30.00%            $ 13.00            30.00%               3.93%                5.00%
19,814.13              40.00%            $ 14.00            40.00%               5.06%                6.14%
21,229.43              50.00%            $ 15.00            50.00%               6.11%                7.20%
22,644.72              60.00%            $ 16.00            60.00%               7.10%                8.20%
24,060.02              70.00%            $ 17.00            70.00%               8.03%                9.15%
25,475.31              80.00%            $ 18.00            80.00%               8.92%               10.04%
26,890.61              90.00%            $ 19.00            90.00%               9.76%               10.89%
28,305.90             100.00%            $ 20.00            100.00%              10.56%              11.70%
29,721.20             110.00%            $ 21.00            110.00%              11.32%              12.48%
31,136.49             120.00%            $ 22.00            120.00%              12.05%              13.22%
32,551.79             130.00%            $ 23.00            130.00%              12.75%              13.93%
33,967.08             140.00%            $ 24.00            140.00%              13.43%              14.61%
35,382.38             150.00%            $ 25.00            150.00%              14.07%              15.27%

(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2) This rate of return assumes:

      (a) a constant dividend yield of 1.04% per annum, paid quarterly from the date of initial delivery of MITTS Securities, applied to the value of the Index at the end of each quarter assuming the value increases or decreases linearly from the Starting Value to the hypothetical Ending Value;

     (b)  no transaction fees or expenses;

     (c) the term of the MITTS Securities is from December 28, 1998 to September 21, 2005; and

     (d) a final Index value  equal to the  hypothetical Ending Value.

(3) The Starting Value of the Index.

         The above figures are for purposes of illustration only. The actual investment term, Supplemental Redemption Amount received by investors, and the respective total and pretax annualized rate of return will depend entirely on the Starting Value and the actual Ending Value determined by the calculation agent as provided herein.


Adjustments to the Index; Market Disruption Events


         If at any time the method of calculating the Index, or its value , is changed in any material respect, or if the Index is in any other way modified so that the Index does not, in the opinion of the calculation agent, fairly represent the value of the Index had the changes or modifications not been made, then, from and after that time, the calculation agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Value is to be calculated, make such adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if the changes or modifications had not been made, and calculate the closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of the Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the calculation agent shall adjust the Index in order to arrive at a value of the Index as if it had not been modified, e.g., as if the split had not occurred.

         "Market Disruption Event" means either of the following events, as determined by the calculation agent:

           o a suspension, material limitation or absence of trading on the Tokyo Stock Exchange (the "TSE") of 20% or more of the underlying stocks which then comprise the Index or a Successor Index during the one-half hour period preceding the close of trading on the applicable exchange; or

           o  the   suspension   or  material   limitation   on  the  Singapore
              International Monetary Exchange, Ltd. (the "SIMEX"), the Osaka Securities Exchange (the "OSE") or any other major futures or securities market from trading in futures or options contracts related to the Index or a Successor Index during the one-half hour period preceding the close of trading on the applicable exchange.


         For the purposes of determining whether a Market Disruption Event has occurred:



        o a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange,

        o a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event,

        o a suspension in trading in a futures or options contract on the Index by a major securities market by reason of

        o a price change violating limits set by the securities market,

        o an imbalance of orders relating to futures or options contracts or

        o a disparity in bid and ask quotes relating to futures or options contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index, and

        o an absence of trading on the TSE will not include any time when the TSE is closed for trading under ordinary circumstances.

Under certain circumstances, the duties of MLPF&S as calculation agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as a subsidiary of ML&Co.

         Based on the information currently available to ML&Co., the opening of trading on the OSE was delayed on January 17, 1995 because of the earthquake in Kobe. If this delay had occurred during the one-half hour period preceding the close of trading on the OSE, it would have constituted a Market Disruption Event. In addition, because of movements in the price for futures contracts for the Index, the OSE imposed price limits on futures contracts on January 23, 1995 that were in effect during the one-half hour period preceding the close of trading on the OSE and that would have constituted a Market Disruption Event. On January 31 and February 1 of 1994, prices for futures contracts for the Index reached price limits imposed by the OSE, which would have been a Market Disruption Event. Other than the foregoing events, to ML&Co.'s knowledge no circumstances have arisen since the inception of the Index that could have constituted a Market Disruption Event. The existence or nonexistence of these circumstances, however, is not necessarily indicative of the likelihood of these circumstances arising or not arising in the future.


Discontinuance of the Index


         If the publisher of the Nikkei 225 Index, Nihon Keizai Shimbum, Inc. ("NKS"), discontinues publication of the Index and NKS or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index (any successor or substitute index is referred to as a "Successor Index"), then, upon the calculation agent's notification of that determination to the Trustee and ML&Co., the calculation agent will substitute the Successor Index as calculated by NKS or such other entity for the Index and calculate the Ending Value as described above under "-Payment at Maturity". Upon any selection by the calculation agent of a Successor Index, ML&Co. shall cause notice to be given to holders of the MITTS Securities.

         If NKS discontinues publication of the Index and a Successor Index is not selected by the calculation agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the calculation agent for each Calculation Day in accordance with the procedures last used to calculate the Index before any discontinuance. If a Successor Index is selected or the calculation agent calculates a value as a substitute for the Index as described below, that Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists. If the calculation agent calculates a value as a substitute for the Index, "Calculation Day" shall mean any day on which the Calculation Agent is able to calculate a substitute value.

         If NKS discontinues publication of the Index before the period during which the Supplemental Redemption Amount is to be determined and the calculation agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

       o  the determination of the Ending Value and


       o a determination by the Calculation Agent that a Successor Index is available,


the calculation agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The Calculation Agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for the values to be made available by telephone.

         Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the MITTS Securities.


Events of Default and Acceleration


         If an Event of Default with respect to any MITTS Securities has occurred and is continuing, the amount payable to a beneficial owner of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount per unit, will be equal to the principal amount per unit and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the MITTS Securities. See "- Payment at Maturity" in this prospectus. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a MITTS Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount per unit of the MITTS Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the MITTS Securities.

         In case of default in payment of the MITTS Securities, whether at the stated maturity or upon acceleration, from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the beneficial owners , at the rate of 6.01% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the MITTS Securities to the date payment of that amount has been made or duly provided for.

Global Securities

         Description of the Global Securities

         Beneficial owners of the MITTS Securities may not receive physical delivery of the MITTS Securities nor may they be entitled to have the MITTS Securities registered in their names. The MITTS Securities currently are represented by one or more fully registered global securities. Each global security was deposited with, or on behalf of, The Depository Trust Company or DTC (DTC, together with any successor thereto, being a "Depositary"), as Depositary, registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for MITTS Securities in definitive form, no global security may be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of that successor.

         So long as DTC, or its nominee, is a registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the MITTS Securities represented by a global security for all purposes under the 1983 Indenture. Except as provided below, the beneficial owners of the MITTS Securities represented by a global security will not be entitled to have the MITTS Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the MITTS Securities in definitive form and will not be considered the owners or Holders under the 1983 Indenture, including for purposes of receiving any reports delivered by ML&Co. or the Trustee under the 1983 Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant of DTC on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the 1983 Indenture. ML&Co. understands that under existing industry practices, in the event that ML&Co. requests any action of Holders or that an owner of a beneficial interest in a global security desires to give or take any action which a Holder is entitled to give or take under the 1983 Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take any action, and the participants would authorize beneficial owners owning through those participants to give or take action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         DTC Procedures

         The following is based on information furnished by DTC:

         DTC is the securities depositary for the MITTS Securities. The MITTS Securities were issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global securities were issued for the MITTS Securities in the aggregate principal amount of the MITTS Securities, and were deposited with DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         Purchases of MITTS Securities under DTC's system must be made by or through direct participants, which will receive a credit for the MITTS Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the MITTS Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

         To facilitate subsequent transfers, all MITTS Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of MITTS Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the MITTS Securities; DTC's records reflect only the identity of the direct participants to whose accounts the MITTS Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote with respect to the MITTS Securities. Under its usual procedures, DTC mails an omnibus proxy to ML&Co. as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the MITTS Securities are credited on the record date identified in a listing attached to the omnibus proxy.

         Principal, premium, if any, and/or interest, if any, payments on the MITTS Securities will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the participant and not of DTC, the Trustee or ML&Co., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of ML&Co. or the Trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

          Year 2000 Compliance

         DTC has advised ML&Co. that management of DTC is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems". DTC has informed its direct and indirect participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("Depositary Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's direct and indirect participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among other. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (1) impress upon them the importance of these services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.


         According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

         Exchange for Certificated Securities

         If:

      o the Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by ML&Co. within 60 days,

      o ML&Co. executes and delivers to the Trustee a company order to the effect that the global securities shall be exchangeable, or

      o an Event of Default under the 1983 Indenture has occurred and is continuing with respect to the MITTS Securities,

the global securities will be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples of $10. The definitive MITTS Securities will be registered in the name or names as the Depositary shall instruct the Trustee. It is expected that instructions may be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in the global securities.

         In addition, ML&Co. may decide to discontinue use of the system of book-entry transfers through the Depositary. In that event, MITTS Securities in definitive form will be printed and delivered.

          The information in this section concerning DTC and DTC's system has been obtained from sources that ML&Co. believes to be reliable, but ML&Co. takes no responsibility for its accuracy.


Same-Day Settlement and Payment


         All payments of principal and the Supplemental Redemption Amount, if any, will be made by ML&Co. in immediately available funds so long as the MITTS Securities are maintained in book-entry form.

                              THE NIKKEI 225 INDEX

         Unless otherwise stated, all information relating to the Nikkei 225 Index in this prospectus has been derived from the Stock Market Indices Data Book published by NKS and other publicly-available sources. This information reflects the policies of NKS as stated in these sources; these policies are subject to change at the discretion of NKS.

         The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 underlying stocks (the "Underlying Stocks") trading on the TSE and represents a broad cross-section of Japanese industry. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. Futures and options contracts on the Nikkei 225 Index are traded on the SIMEX, the OSE and the Chicago Mercantile Exchange.


         The Nikkei 225 Index is a modified, price-weighted index (i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by


      o multiplying the per share price of each Underlying Stock by the corresponding weighting factor for that Underlying Stock (a "Weight Factor"),

      o   calculating the sum of all these products, and

      o   dividing the sum by a divisor.

         The divisor, initially set in 1949 at 225, [was 10.052 as of December 21, 1998], and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing (Y)50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of (Y)50. Each Weight Factor represents the number of shares of the related Underlying Stock which are included in one trading unit of the Nikkei 225 Index. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks, currently the TSE. The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

         In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Underlying Stock, the divisor is adjusted so that the sum of all share prices immediately after the change multiplied by the applicable Weight Factor and divided by the new divisor, which will be the level of the Nikkei 225 Index immediately after the change, will equal the level of the Nikkei 225 Index immediately prior to the change.

         Underlying Stocks may be deleted or added by NKS. However, to maintain continuity in the Nikkei 225 Index, the policy of NKS is generally not to alter the composition of the Underlying Stocks except when an Underlying Stock is deleted in accordance with the following criteria. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock or transfer of the stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason; or transfer of the stock to the Second Section of the TSE. Upon deletion of a stock from the Underlying Stocks, NKS will select, in accordance with criteria established by it, a replacement for deleted Underlying Stock. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the Underlying Stocks. In such case, an existing Underlying Stock with low trading volume and not representative of a market will be deleted.

         NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The MITTS Securities are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this prospectus that NKS makes any representation or warranty, implied or express, to ML&Co., the holder of the MITTS Securities or any member of the public regarding the advisability of investing in securities generally or in the MITTS Securities in particular or the ability of the Nikkei 225 Index to track general stock market performance. NKS has no obligation to take the needs of ML&Co. or the holder of the MITTS Securities into consideration in determining, composing or calculating the Nikkei 225 Index. NKS is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the MITTS Securities that have been issued or in the determination or calculation of the equation by which the MITTS Securities are to be settled in cash. NKS has no obligation or liability in connection with the administration or marketing of the MITTS Securities.

         The use of and reference to the Nikkei 225 Index in connection with the MITTS Securities have been consented to by NKS, the publisher of the Nikkei 225 Index.

          [Where investors can get information on the historical values, of the Nikkei 225 Index-to come]

         None of ML&Co., the calculation agent and MLPF&S accepts any responsibility for the calculation, maintenance or publication of the Nikkei 225 Index or any Successor Index. NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which the Index is applied in determining any Starting Values or Ending Values or any Supplemental Redemption Amount upon maturity of the MITTS Securities.


The Tokyo Stock Exchange


          The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.


         Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on such trading day will generally be available in the United States by the opening of business on the same calendar day.


         The TSE has adopted measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. Price floors and ceilings are expressed in absolute Japanese yen, rather than percentage, limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Index, which limitations may, in turn, adversely affect the value of the MITTS Securities.


                                   OTHER TERMS


         The MITTS Securities were issued as a series of senior debt securities under the 1983 Indenture, dated as of April 1, 1983, as amended and restated, between ML&Co. and The Chase Manhattan Bank, as trustee (the "Trustee"). A copy of the 1983 Indenture is filed as an exhibit to the registration statement relating to the MITTS Securities of which this prospectus is a part. The following summaries of certain provisions of the 1983 Indenture are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the 1983 Indenture, including the definitions of terms in the 1983 Indenture.

         Series of senior debt securities may from time to time be issued under the 1983 Indenture, without limitation as to aggregate principal amount, in one or more series and upon terms as ML&Co. may establish under the provisions of the 1983 Indenture.

         The 1983 Indenture and the MITTS Securities are governed by and construed in accordance with the laws of the State of New York.

         ML&Co. may issue senior debt securities with terms different from those of senior debt securities previously issued, and issue additional senior debt securities of a previously issued series of senior debt securities.

         The senior debt securities are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of ML&Co. However, because ML&Co. is a holding company, the rights of ML&Co. and its creditors, including the holders of senior debt securities, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of ML&Co. itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to ML&Co. are restricted by net capital requirements under the Exchange Act, and under rules of exchanges and other regulatory bodies.

Limitations Upon Liens


         ML&Co. may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, other than those liens specifically permitted by the 1983 Indenture, on the Voting Stock owned directly or indirectly by ML&Co. of any Subsidiary, other than a Subsidiary which, at the time of the incurrence of the secured indebtedness, has a net worth of less than $3,000,000, unless the outstanding senior debt securities are secured equally and ratably with the secured indebtedness.

          "Subsidiary" is defined in the 1983 Indenture as any corporation of which at the time of determination, ML&Co. and/or one or more subsidiaries of ML&Co. owns or controls directly or indirectly 50% of the shares of Voting Stock of that corporation.

         "Voting Stock" is defined in the 1983 Indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes of the 1983 Indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.


Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S


         ML&Co. may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary.

         "Controlled Subsidiary" is defined in the 1983 Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by ML&Co.

         In addition,  ML&Co. may not permit MLPF&S to:

      o merge or consolidate, unless the surviving company is a Controlled Subsidiary, or


      o convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation


          ML&Co. may consolidate or merge with or into any other corporation and ML&Co. may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

      o the resulting corporation, if other than ML&Co., is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of ML&Co.'s obligations to:

                o pay any amounts due and payable or deliverable with respect to all the Senior Debt Securities ; and

                o   perform  and  observe  of  all  of  the   obligations   and
                    conditions of the 1983 Indenture to be performed or observed by ML&Co., and

       o ML&Co. or the successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the 1983 Indenture.


Modification and Waiver


         The 1983 Indenture may be modified and amended by ML&Co. and the Trustee with the consent of holders of at least 66 2/3% in principal amount of each outstanding series of debt securities affected. However, without the consent of each holder of any outstanding debt security affected, no amendment or modification to any Indenture may:

       o change the stated maturity date of the principal of, or any installment of interest or Additional Amounts payable on, any senior debt security or any premium payable on redemption , or change the redemption price;

       o reduce the principal amount of, or the interest or Additional Amounts payable on, any senior debt security or reduce the amount of principal which could be declared due and payable before the stated maturity date;

       o change the place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any senior debt security;

       o impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

       o reduce the percentage in principal amount of the outstanding senior debt securities of any series, the consent of whose holders is required to modify or amend the 1983 Indenture; or

       o modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any past default to less than a majority.

         No modification or amendment of ML&Co.'s Subordinated Indenture or any Subsequent Indenture for subordinated debt securities may adversely affect the rights of any holder of ML&Co.'s Senior Indebtedness without the consent of each holder affected. The Holders of at least a majority in principal amount of outstanding senior debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by ML&Co. with provisions in the 1983 Indenture, except as described under "--Events of Default".

 Events of Default

          Each of the following will be Events of Default with respect to senior debt securities of any series:

       o default in the payment of any interest or Additional Amounts payable when due and continuing for 30 days;

       o  default in the payment of any principal or premium when due;

       o  default in the deposit of any sinking fund payment, when due;

       o default in the performance of any other obligation of ML&Co. contained in the Indenture for the benefit of that series or in the senior debt securities of that series, continuing for 60 days after written notice as provided in the 1983 Indenture;

       o specified events in bankruptcy, insolvency or reorganization of ML&Co.; and

       o any other Event of Default provided with respect to senior debt securities of that series which are not inconsistent with the 1983 Indenture.

         If an Event of Default occurs and is continuing for any series of senior debt securities, other than as a result of the bankruptcy, insolvency or reorganization of ML&Co., the Trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities, due and payable or deliverable immediately. At any time after a declaration of acceleration has been made with respect to senior debt securities of any series but before the Trustee has obtained a judgment or decree for payment of money , the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind any declaration of acceleration and its consequences, if all payments due, other than those due as a result of acceleration, have been made and all Events of Default have been remedied or waived.

         Any Event of Default with respect to any series of debt securities may be waived by the holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of that series, except a default:

       o in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

       o in respect of an obligation or provision of any Indenture which cannot be modified under the terms of that Indenture without the consent of each holder of each series of debt securities affected.

         The holders of a majority in principal amount of the outstanding senior debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to those senior debt securities, provided that any direction shall not be in conflict with any rule of law or the 1983 Indenture. Before proceeding to exercise any right or power under the 1983 Indenture at the direction of the holders, the Trustee shall be entitled to receive from the Holders reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

         The MITTS Securities and other series of senior debt securities issued under the 1983 Indenture do not have the benefit of any cross-default provisions with other indebtedness of ML&Co.

         ML&Co. is required to furnish to the Trustee annually a statement as to the fulfillment by ML&Co. of all of its obligations under the 1983 Indenture.

                      UNITED STATES FEDERAL INCOME TAXATION

         Solely for purposes of applying the final Treasury Department Regulations (the "Final Regulations") concerning the United States Federal income tax treatment of contingent payment debt instruments to the MITTS Securities, ML&Co. has determined that the projected payment schedule for the MITTS Securities will consist of payment on the maturity date of the principal amount and a projected Supplemental Redemption Amount equal to $4.8938 per Unit (the "Projected Supplemental Redemption Amount"). This represents an estimated yield on the MITTS Securities equal to 6.01% per annum (compounded semiannually).

         The projected payment schedule (including both the Projected Supplemental Redemption Amount and the estimated yield on the MITTS Securities) has been determined solely for United States Federal income tax purposes (i.e., for purposes of applying the Final Regulations to the MITTS Securities), and is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero.

         The following table sets forth the amount of interest that will be deemed to have accrued with respect to each Unit of the MITTS Securities during each accrual period over the term of the MITTS Securities based upon the projected payment schedule for the MITTS Securities (including both the Projected Supplemental Redemption Amount and the estimated yield equal to 6.01% per annum (compounded semiannually)) as determined by ML&Co. for purposes of applying the Final Regulations to the MITTS Securities:


                  Accrual Period                       Interest Deemed to            Total Interest
                  --------------                         Accrue During           Deemed  to Have Accrued
                                                       Accrual  Period          on the MITTS Securities
                                                          (per Unit)          as of End  of Accrual Period
                                                          ---------                     (per Unit)
                                                                                        ---------



December 28, 1998 through March 21, 1999............       $ 0.1356                      $ 0.1356
March 22, 1999 through September 21, 1999...........       $ 0.3045                      $ 0.4401
September 22, 1999 through March 21, 2000...........       $ 0.3138                      $ 0.7539
March 22, 2000 through September 21, 2000...........       $ 0.3231                      $ 1.0770
September 22, 2000 through March 21, 2001...........       $ 0.3329                      $ 1.4099
March 22, 2001 through September 21, 2001...........       $ 0.3428                      $ 1.7527
September 22, 2001 through March 21, 2002...........       $ 0.3532                      $ 2.1059
March 22, 2002 through September 21, 2002...........       $ 0.3638                      $ 2.4697
September 22, 2002 through March 21, 2003...........       $ 0.3747                      $ 2.8444
March 22, 2003 through September 21, 2003...........       $ 0.3860                      $ 3.2304
September 22, 2003 through March 21, 2004...........       $ 0.3976                      $ 3.6280
March 22, 2004 through September 21, 2004...........       $ 0.4095                      $ 4.0375
September 22, 2004 through March 21, 2005...........       $ 0.4218                      $ 4.4593
March 22, 2005 through September 21, 2005...........       $ 0.4345                      $4.8938

         Projected Supplemental Redemption Amount = $ 4.8938 per Unit.

         All prospective investors in the Securities should consult their own tax advisors concerning the application of the Final Regulations to their investment in the MITTS Securities. Investors in the MITTS Securities may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the MITTS Securities, by submitting a written request to Merrill Lynch & Co., Inc., Attn: Darryl W. Colletti, Corporate Secretary's Office, 100 Church Street, 12th Floor, New York, New York 10080-6512.

         WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         We have filed a registration statement on Form S-3 with the SEC covering the MITTS Securities and other securities. For further information on ML&Co. and the MITTS Securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

         The SEC allows us to incorporate by reference the information we file with them, which means:

       o  incorporated documents are considered part of the prospectus;

       o we can disclose important information to you by referring you to those documents; and

       o information that we file with the SEC will automatically update and supersede this incorporated information.

         We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

       o annual report on Form 10-K for the year ended December 26, 1997 (excluding the financial information which was restated in Exhibit 99(i) to our current report on Form 8-K dated December 10, 1998);

       o quarterly reports on Form 10-Q for the quarters ended March 27, 1998, June 26, 1998 and September 25, 1998; and

       o current reports on Form 8-K dated January 20, 1998, January 30, 1998, February 4,1998, February 12, 1998, February 23, 1998, March 19, 1998,
          April  13,1998,  April 29, 1998, May 19, 1998,  June 2, 1998,  June 3,
          1998,  June 15, 1998, June 24, 1998, June 26, 1998, July 2, 1998, July
          14, 1998, July 15, 1998, July 29, 1998,  September 3, 1998,  September
          8,1998,  September  29,  1998,  October 13,  1998,  October 21,  1998,
          October 28, 1998, November 3, 1998, November 24,1998, December 1, 1998, December 10, 1998, December 28, 1998, January 19, 1999, February 17, 1999, February 19, 1999, February 22, 1999 and February 23, 1999.

         We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and prior to effectiveness of the registration statement:

       o  reports filed under Sections 13(a) and (c) of the Exchange Act;

       o definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

       o  any reports filed under Section 15(d) of the Exchange Act.

         You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

          You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 100 Church Street, New York, New York 10080-6512, Telephone: (212) 602-8435.

                              PLAN OF DISTRIBUTION

         This prospectus has been prepared in connection with secondary sales of the MITTS Securities and is to be used by MLPF&S when making offers and sales related to market-making transactions in the MITTS Securities.

          MLPF&S  may  act  as  principal  or  agent  in  these   market-making
transactions.

          The MITTS Securities may be offered on the AMEX or off the exchange in negotiated transactions or otherwise.

          The distribution of the MITTS Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.


                                     EXPERTS


         The consolidated financial statements of ML&Co. and its subsidiaries included in ML&Co.'s current report on Form 8-K dated December 10, 1998 and related financial statement schedules of ML&Co. and its subsidiaries included in the 1997 annual report on Form 10-K, and incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference in this prospectus. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 26, 1997 included in the current report on Form 8-K dated December 10, 1998, and incorporated by reference in this prospectus, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included or incorporated by reference in this prospectus. These consolidated financial statements and related financial statement schedules, and Selected Financial Data incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been incorporated in this prospectus by reference in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

         With respect to unaudited interim financial information for the periods included in the quarterly reports on Form 10-Q which are incorporated in this prospectus by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in these quarterly reports on Form 10-Q and incorporated by reference in this prospectus, they did not audit and they do not express an opinion on any interim financial information. Accordingly, the degree of reliance on their reports on this information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for any report on unaudited interim financial information because any report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.




                        Subject to Completion
      Preliminary Prospectus Supplement, dated, February , 1999

PROSPECTUS SUPPLEMENT                                           [LOGO]
(To pospectus dated           )

                                                  units
                      Merrill Lynch & Co., Inc.
                Market Index Target-Term Securities SM
                           due March , 2006
                        "MITTS(R) Securities"
                    $10 principal amount per unit

The MITTS Securities:

     o   100% principal protection at maturity
     o No payments prior to the maturity date o Senior unsecured debt securities of ML&Co.
     o Linked to the value of the Index o We have applied to list the MITTS Securities on the American Stock Exchange under the trading symbol " ".
     o   Closing date: , 1999

Payment at Maturity:

     o On the maturity date, for each unit of the MITTS Securities you own, we will pay you an amount equal to the sum of the principal amount of each unit and an additional amount based on the percentage increase, if any, in the value of the
               Index adjusted by an adjustment factor as described in this prospectus.
     o You will receive no less than the principal amount of your MITTS Securities.

                Investing in the MITTS Securities involves risk.

     See "Risk Factors"beginning on page S- of this prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or passed upon the adequacy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

                                                             Per unit  Total
                                                             --------  -----
Public offering price....................................... $10.00      $
Underwriting  discountl..................................... $           $
Proceeds, before expenses, to Merrill Lynch & Co., Inc...... $           $


     The public offering price and the underwriting discount for any single transaction to purchase:

     (a) between units and units will be $ per unit and $ per unit, respectively; and
     (b) more than units will be $ per unit and $ per unit, respectively.


                              -------------------
                              Merrill Lynch & Co.
                              -------------------

            The date of this prospectus supplement is March , 1999.


------------------
"MITTS" is a registered service mark and "Market Index Target-Term Securities" are registered service marks owned by Merrill Lynch & Co., Inc.

                          TABLE OF CONTENTS

                       SUMMARY INFORMATION--Q&A

     This summary includes questions and answers that highlight selected information from the prospectus and prospectus supplement to help you understand the Market Index Target-Term Securities due , or the MITTS Securities. You should carefully read the accompanying prospectus and this prospectus supplement to fully understand the terms of the MITTS Securities, the Index (the " Index" or "Index"), and the tax and other considerations that are important to you in making a decision about whether to invest in the MITTS Securities. You should carefully review the "Risk Factors" section, which highlights certain risks associated with an investment in the MITTS Securities, to determine whether an investment in the MITTS Securities is appropriate for you.

     References in this prospectus supplement to "ML&Co.", "we", "us" and "our" are to Merrill Lynch & Co., Inc.

     References in this prospectus supplement to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.


What are the MITTS Securities?

     The MITTS Securities are a series of senior debt securities issued by ML&Co. and are not secured by collateral. The MITTS Securities will rank equally with all of our other unsecured and unsubordinated debt. The MITTS Securities will mature on , . We cannot redeem the MITTS Securities at any earlier date. We will make no payments on the MITTS Securities until maturity.

     Each unit of MITTS Securities represents $10 principal amount of MITTS Securities. You may transfer the MITTS Securities only in whole units. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the MITTS Securities in the form of a global certificate, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the MITTS Securities by individual investors. You should refer to the section "Description of the MITTS Securities--Depositary" in this prospectus supplement.

What will I receive at the stated maturity date of the MITTS Securities?

     We have designed the MITTS Securities for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in possible increases in the Index as reduced by the Adjustment Factor. At the stated maturity date, you will receive a payment on the MITTS Securities equal to the sum of two amounts: the "Principal Amount" and the "Supplemental Redemption Amount".

Principal Amount

     The Principal Amount per unit is $10.

Supplemental Redemption Amount

     The Supplemental Redemption Amount per unit will equal:

               $10 X (Adjusted Ending Value - Starting Value)
               ----------------------------------------------
                            Starting Value

but will not be less than zero.

     "Starting Value", means the closing value of the Index on the date the MITTS Securities are priced for initial sale to the public. We will disclose the Starting Value in the final prospectus supplement delivered to you in connection with sales of the MITTS Securities.

     "Adjusted Ending Value" means the average of the values of the Index, as reduced by the application of the Adjustment Factor, at the close of the market on five business days before the maturity of the MITTS Securities. We may calculate the Adjusted Ending Value by reference to fewer than five or even a single day's closing value if, during the period shortly before the stated maturity date of the MITTS Securities, there is a disruption in the trading of the component stocks comprising the Index or certain futures or options relating to the Index.

     The "Adjustment Factor" is expected to be between % and % per year and will be prorated based on a 365-day year and applied each calendar day to reduce the value of the Index. We will determine the Adjustment Factor on the date the securities are priced for initial sale to the public and it will appear in the final prospectus supplement delivered to you in connection with sales of the MITTS Securities. As a result of the application of the Adjustment Factor, the adjusted value of the Index used to calculate your Supplemental Redemption Amount at the stated maturity of the MITTS Securities will be approximately % to % less than the actual Index value on any day during the Calculation Period. For a detailed discussion of how the Adjustment Factor will affect the value of the Index used to calculate your Supplemental Redemption Amount (i.e., the Adjusted Ending Value), see "Description of the MITTS Securities--Payment at Maturity" in this prospectus supplement.

     For more specific information about the Supplemental Redemption Amount, please see the section "Description of the MITTS Securities" in this prospectus supplement.

     We will pay you a Supplemental Redemption Amount only if the Adjusted Ending Value is greater than the Starting Value. If the Adjusted Ending Value is less than, or equal to, the Starting Value, the Supplemental Redemption Amount will be zero. We will pay you the Principal Amount of the MITTS Securities regardless of whether any Supplemental Redemption Amount is payable.

-------------------------------------------------------------------------------

Examples

     Here are two examples of Supplemental Redemption Amount calculations assuming an Adjustment Factor of % (the midpoint of the expected range of % and %):

Example 1--The Index, as adjusted, is below the Starting Value at maturity:

  Hypothetical Starting Value:  1,223.55
  Hypothetical closing value of the Index at maturity:  1,468.26
  Hypothetical Adjusted Ending Value:  1,177.71


                                                                                      Supplemental
                                                                             = $0.00  Redemption
  Supplemental Redemption Amount (per unit) = $10  X  (1,177.71-1,223.55 )            Amount cannot
                                                      -------------------             be less than zero)
                                                           1,223.55



  Total payment at maturity (per unit) = $10 + $0 = $10

Example 2--The Index, as adjusted, is above the Starting Value at maturity:

  Hypothetical Starting Value:  1,223.55
  Hypothetical closing value of the Index at maturity:  2,080.04
  Hypothetical Adjusted Ending Value:  1,668.42

                                                    (1,668.42-1,223.55)
  Supplemental Redemption Amount (per unit) = $10 X ------------------ = $3.64
                                                          1,223.55

  Total payment at maturity (per unit) = $10 + $3.64 = $13.64

-------------------------------------------------------------------------------

Who publishes the Index and what does the Index measure?

         [Description of Index].

     Please note than an investment in the MITTS Securities does not entitle you to any ownership interest in the stocks of the companies included in the Index.


How has the Index performed historically?

     Tables showing the year end closing value of the Index for each year from through 1998 and the month-end closing value of the Index from January 1990 through January 1999 are provided in the section "The Index--Historical Data on the Index", in this prospectus supplement. We have provided this historical information to help you evaluate the behavior of the Index in various economic environments; however, past performance of the Index is not necessarily indicative of how the Index will perform in the future.


What about taxes?

     Each year, you will be required to pay taxes on ordinary income from the MITTS Securities over their term based upon an estimated yield for the MITTS Securities, even though you will not receive any payments from us until maturity. We have determined this estimated yield, in accordance with regulations issued by the U.S. Treasury Department, solely in order for you to figure the amount of taxes that you will owe each year as a result of owning a MITTS Security. This estimated yield is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, or that the actual Supplemental Redemption Amount will even exceed zero. We have determined that this estimated yield will equal % per annum (compounded semiannually).

     Based upon this estimated yield, if you pay your taxes on a calendar year basis and if you buy a MITTS Security for $10 and hold the MITTS Security until maturity, you will be required to pay taxes on the following amounts of ordinary income from the MITTS Securities each year: $ in 1999, $ in 2000, $ in 2001, $ in 2002, $ in 2003, $ in 2004, $ in 2005 and $ in 2006. However, in
2006, the amount of ordinary income that you will be required to pay taxes on from owning such MITTS Security may be greater or less than $ , depending upon the Supplemental Redemption Amount, if any, you receive. Also, if the Supplemental Redemption Amount is less than $ , you may have a loss which you could deduct against other income you may have in 2006, but under current tax regulations, you would neither be required nor allowed to amend your tax returns for prior years. For further information, see "United States Federal Income Taxation" in this prospectus supplement.


Will the MITTS Securities be listed on a stock exchange?

     We have applied to list the MITTS Securities on the AMEX under the trading symbol "FML". You should be aware that the listing of the MITTS Securities on the NYSE will not necessarily ensure that a liquid trading market will be available for the MITTS Securities. You should review "Risk Factors--Uncertain trading market".


What is the role of MLPF&S?

     Our subsidiary, MLPF&S, is the underwriter for the offering and sale of the MITTS Securities. After the initial offering, MLPF&S intends to buy and sell MITTS Securities to create a secondary market for holders of the MITTS Securities, and may stabilize or maintain the market price of the MITTS Securities during the initial distribution of the MITTS Securities. However, MLPF&S will not be obligated to engage in any of these market activities or continue them once it has started.

     MLPF&S will also be our agent for purposes of calculating, among other things, the Adjusted Ending Value and the Supplemental Redemption Amount. Under certain circumstances, these duties could result in a conflict of interest between MLPF&S's status as a subsidiary of ML&Co. and its responsibilities as calculation agent.




Who is ML&Co.?

     Merrill Lynch & Co., Inc. is a holding company with various subsidiary and affiliated companies that provide investment, financing, insurance and related services on a global basis. For information about ML&Co. see the section "Merrill Lynch & Co., Inc." in the accompanying prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section "Where You Can Find More Information" in this prospectus supplement.


Are there any risks associated with my investment?

     Yes, an investment in the MITTS Securities is subject to risk. Please refer to the section "Risk Factors" in this prospectus supplement.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee and the NASD fee.

     Registration fee...........................................    $4,170,000
     Fees and expenses of accountants...........................       400,000
     Fees and expenses of counsel...............................     1,500,000
     NASD fee...................................................        30,500
     Fees and expenses of Trustees and Warrant Agents...........       800,000
     Printing expenses..........................................       800,000
     Printing and engraving of securities.......................       100,000
     Rating agency fees.........................................       500,000
     Stock exchange listing fees................................       300,000
     Miscellaneous..............................................         4,500
                                                                     ---------

          Total.................................................    $8,605,000
                                                                    ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe such person's conduct was unlawful.

     Article XIII, Section 2 of the Restated Certificate of Incorporation of the Company provides in effect that, subject to certain limited exceptions, the Company shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware.

     Each of the underwriting and distribution agreements and forms thereof filed as Exhibit 1 provides for the indemnification of the Company, its controlling persons, its directors and certain of its officers by the
Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

     The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, the Company has entered into contracts with all of its directors providing for indemnification of such persons by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

     The Declaration of Trust of the Trust provides, to the fullest extent permitted by applicable law, for indemnity of the Regular Trustees, any Affiliate of any Regular Trustee, any officer, director, shareholder, member, partner, employees, representative or agent of any Regular Trustee, or any officer, director, shareholder member, partner, employee representative or agent of the Trust or its Affiliates (each a "Company Indemnified Person"), from and against losses and expenses incurred by such Company Indemnified Person in connection with any action, suit or proceeding, except that if such action, suit or proceedings is by or in the right of the Trust, the indemnity shall be limited to expenses of such Company Indemnified Person.

     The Limited Partnership Agreement of the Partnership provides that to the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless each of the General Partner, and any Special Representative, any Affiliate of the General Partner or any Special Representative, any officer, director, shareholder, member, partner, employee representative or agent of the General Partner or any Special Representative, or any of their respective Affiliates, or any employee of agent of the Partnership or its Affiliates (each, a "Partnership Indemnified Person"), from and against any loss, damage or claim incurred by such Partnership Indemnified Person by reason of any act or omission performed or omitted by such Partnership Indemnified Person in good faith on behalf of the Partnership and in a manner such Partnership Indemnified Person reasonably believed to be within the scope of authority conferred on such Partnership Indemnified Person by the Limited Partnership Agreement, except that no Partnership Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Partnership Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions. The Limited Partnership Agreement also provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Partnership Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Partnership Indemnified Person to repay such amount if it shall be determined that the Partnership Indemnified Person is not entitled to be indemnified as authorized in the Limited Partnership Agreement.

     The Regular Trustees of the Trust are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Act, which might be incurred by them in such capacity and against which they cannot be indemnified by the Company or the Trust. Any agents, dealers or underwriters who execute the agreements filed as Exhibit 1 of this Registration Statement with respect to Trust Originated Preferred Securities (ServiceMark) will agree to indemnify the Company's directors and their officers and the Trustees who signed the Registration Statement with respect to such securities against certain liabilities that may arise under the Act with respect to information furnished to the Company or the Trust by or on behalf of any such indemnifying party.

ITEM 16. LIST OF EXHIBITS.


Exhibit                                                                                      Incorporation by Reference
Number                                       Description                                         to Filings Indicated
------                                       -----------                                     ---------------------------

1(a)                     Form of Underwriting Agreement for Debt Securities and           Exhibit 1(a) to Company's Registration
                           Debt, Currency and Index Warrants, including forms of          Statement on Form S-3 (No. 333-59997).
                           Terms Agreement.

1(b)                       Form of  Distribution  Agreement,  including  form of Terms    Exhibit 1(b) to Company's   Registration
                           Agreement, relating to Medium-Term Notes, Series B (a          Statement on Form S-3 (No. 33-51489).
                           series of Senior Debt Securities).

1(c)                     Form of Underwriting Agreement for Preferred Stock and           Exhibit 1(c) to Company's Registration
                           Common Stock Warrants, Preferred Stock, Depositary Shares      Statement on Form S-3 (No. 333-59997).
                           and Common Stock.

1(d)                     Form of Purchase Agreement relating to the Trust Preferred       Exhibit 1.1 to Company's Registration
                           Securities.                                                    Statement on Form S-3 (No. 333-42859).

4(a)(i)                  Senior Indenture, dated as of April 1, 1983, as amended and      Exhibit 99(c) to Company's  Registration
                           restated (the "1983 Senior  Indenture"),  between the          Statement on Form 8-A dated July 20, 1992.
                           Company and The Chase Manhattan Bank, formerly known as
                           Chemical Bank (successor by merger to Manufacturers

                           Hanover Trust Company)


4(a)(ii)                 Senior  Indenture,  dated as of  October 1, 1993 (the "1993      Exhibit 4 to Company's Current Report on
                           Senior Indenture"),  between  the Company and the Chase        Form 8-K dated October 7, 1993.
                           Manhattan Bank (successor by merger to The Chase
                           Manhattan Bank, N.A.).

4(a)(iii)                Form of initial Subsequent Indenture with respect to Senior
                           Debt Securities.*

4(a)(iv)                 Form of Subsequent Indenture with respect to Senior Debt
                           Securities.*

4(b)(i)                  Supplemental  Indenture to the 1983 Senior Indenture, dated      Exhibit 99(c) to Company's  Registration
                           March 15, 1990, between the Company and The Chase              Statement on Form 8-A dated July 20, 1992.
                           Manhattan  Bank,  formerly  known  as  Chemical  Bank
                           (successor by merger to  Manufacturers  Hanover Trust
                           Company).

4(b)(ii)                 Eighth Supplemental Indenture to the 1983 Senior Indenture,      Exhibit 4(b) to Post-Effective Amendment
                           dated  March 1, 1996, between the Company and The Chase        No. 1 to Company's Registration Statement
                           Manhattan  Bank,  formerly  known as Chemical Bank             on Form S-3 (No. 33-65135).
                           (successor by merger to Manufacturers Hanover Trust
                           Company).

4(b)(iii)                Ninth Supplemental Indenture to the 1983 Senior Indenture,       Exhibit 4(b) to Post-Effective  Amendment
                           dated June 1, 1996, between the Company and The Chase          No. 4 to Company's Registration  Statement
                           Manhattan Bank,  formerly  known as Chemical  Bank             on Form S-3 (No. 33-65135).
                           (successor by merger to Manufacturers Hanover Trust
                           Company).
______________________
*    Previously filed.

Exhibit                                                                                      Incorporation by Reference
Number                                       Description                                         to Filings Indicated
------                                       -----------                                     ---------------------------

4(b)(iv)                 Tenth Supplemental Indenture to the 1983 Senior Indenture,       Exhibit 4(b) to Post-Effective  Amendment
                           dated July 1, 1996, between the Company and The Chase          No. 5 to Company's  Registration Statement
                           Manhattan Bank,  formerly  known as  Chemical  Bank            on Form S-3 (No. 33-65135).
                           (successor by merger to Manufacturers Hanover Trust

                           Company)


4(b)(v)                  Supplemental  Indenture to the 1983 Senior Indenture, dated      Exhibit 4(b)(ii) to Company's
                           October 25, 1993, between  the  Company  and  The  Chase       Registration Statement on Form S-3
                           Manhattan  Bank  (successor by merger to The Chase             (No. 33-61559).
                           Manhattan Bank, N.A.).

4(b)(vi)                 Twelfth Supplemental Indenture to the 1983 Senior Indenture      Exhibit 4(a) to Company's  Current  report
                           dated as of September 1, 1998 between the Company and The      on Form 8-K dated October 21, 1998.
                           Chase Manhattan Bank, formerly known as Chemical Bank
                           (successor by merger to Manufacturers Hanover Trust
                           Company).

4(b)(vii)                First Supplemental Indenture to the 1993 Senior Indenture,       Exhibit 4(a) to Company's  Current Report
                           dated as of June 1, 1998, between the Company and The          on Form 8-K dated July 2, 1998.
                           Chase  Manhattan  Bank  (successor  by  merger to The
                           Chase Manhattan Bank N.A.).

4(c)(i)                  Form of Subordinated Indenture between the Company and The       Exhibit 4.7 to Company's Registration
                           Chase Manhattan Bank.                                          Statement on Form S-3 (No. 333-16603).

4(c)(ii)                 Form of Subsequent Indentures with respect to Subordinated
                           Debt Securities.*


4(d)                     Form of 7-3/4% Note due March 1, 1999.                           Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated March 2, 1992.

4(e)                     Form of 6-3/8% Note due March 30, 1999.                          Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated March 30, 1994.

4(f)                     Form of Equity Participation Security with Minimum Return        Exhibit 4(ooo) to Amendment No. 1 to
                           Protection due June 30, 1999.                                  Company's Registration Statement on
                                                                                          Form S-3 (No. 33-54218).

4(g)                     Form of European Portfolio Market Index Target-Term              Exhibit 4 to Company's Current Report on
                           Security due June 30, 1999.                                    Form 8-K dated December 30, 1993.

4(h)                     Form of 8-1/4% Note due November 15, 1999.                       Exhibit 4(cc) to Company's Registration
                                                                                          Statement on Form S-3 (No. 33-45327).

4(i)                     Form of Stock Market Annual Reset Term Note due                  Exhibit 4 to Company's Current Report on
                           December 31, 1999 (Series A).                                  Form 8-K dated April 29, 1993.

4(j)                     Form of Japan Index Equity Participation Security with           Exhibit 4 to Company's Current Report on
                           Minimum Return Protection due January 31, 2000.                Form 8-K dated January 27, 1994.

4(k)                     Form of 8-3/8% Note due February 9, 2000.                        Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated February 9, 1995.

4(l)                     Form of 6.70% Note due August 1, 2000.                           Exhibit 4 to Company's Report on Form 8-K
                                                                                          dated August 1, 1995.

4(m)                     Form of AMEX Oil Index Stock Market Annual Reset Term Note       Exhibit 4 to Company's Current Report on
                           due December 29, 2000.                                         Form 8-K dated March 31, 1994.

4(n)                     Form of 8% Note due February 1, 2002.                            Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated February 4, 1992.

______________________
*    Previously filed.

Exhibit                                                                                      Incorporation by Reference
Number                                       Description                                         to Filings Indicated
------                                       -----------                                     ---------------------------
4(o)                     Form of Step-Up Note due April 30, 2002.                         Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated April 30, 1992.

4(p)                     Form of Step-Up Note due May 6, 2002.                            Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated May 6, 1992.

4(q)                     Form of 7-3/8% Note due August 17, 2002.                         Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated August 17, 1992.

4(r)                     Form of Major 8 European Index Market Index Target-Term          Exhibit 4 to Company's Current Report on
                           Security due August 30, 2002.                                  Form 8-K dated August 1, 1997.

4(s)                     Form of 6.64% Note due September 19, 2002.                       Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated September 19, 1995.

4(t)                     Form of 8.30% Note due November 1, 2002.                         Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated May 4, 1992.

4(u)                     Form of Major 11 European Market Index Target-Term Security      Exhibit 4 to Company's Current Report on
                           due December 6, 2002.                                          Form 8-K dated November 26, 1997.

4(v)                     Form of 6-7/8% Note due March 1, 2003.                           Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated March 1, 1993.

4(w)                     Form of 7.05% Note due April 15, 2003.                           Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated April 15, 1993.

4(x)                     Form of 6.55% Note due August 1, 2004.                           Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated August 1, 1997.

4(y)                     Form of Russell 2000 Index Market Index Target-Term              Exhibit 4 to Company's Current Report on
                           Security due September 30, 2004.                               Form 8-K dated September 29, 1997.

4(z)                     Form of 6-1/4% Note due January 15, 2006.                        Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated January 20, 1994.

4(aa)                    Form of 6-3/8% Note due September 8, 2006.                       Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated September 8, 1993.

4(bb)                    Form of 8% Note due June 1, 2007.                                Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated June 1, 1992.

4(cc)                    Form of S&P 500 Inflation Adjusted Market Index Target-Term      Exhibit 4 to Company's Current Report on
                           Security due September 24, 2007.                               Form 8-K dated September 24, 1997.

4(dd)                    Form of 7% Note due April 27, 2008.                              Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated April 27, 1993.

4(ee)                    Form of 6-1/4% Note due October 15, 2008.                        Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated October 15, 1993.

4(ff)                    Form of 8.40% Note due November 1, 2019.                         Exhibit 4(z) to Company's Registration
                                                                                          Statement on Form S-3 (No. 33-35456).

4(gg)                    Form of Fixed Rate Medium-Term Note (without redemption          Exhibit 4(kk) to Company's Registration
                           provisions).                                                   Statement on Form S-3 (No. 33-54218).

4(hh)                    Form of Fixed Rate Medium-Term Note (with redemption             Exhibit 4(ll) to Company's Registration
                           provisions).                                                   Statement on Form S-3 (No. 33-54218).

Exhibit                                                                                      Incorporation by Reference
Number                                       Description                                         to Filings Indicated
------                                       -----------                                     ---------------------------
4(ii)                    Form of Fixed Rate Medium-Term Note (without redemption          Exhibit 4(d) to Company's Registration
                           provisions, minimum denomination $1,000).                      Statement on Form S-3 (No. 33-38879).

4(jj)                    Form of Fixed Rate Medium-Term Note (with redemption             Exhibit 4(c) to Company's Registration
                           provisions, minimum denominations $1,000).                     Statement on Form S-3 (No. 33-38879).

4(kk)                    Form of Fixed Rate Medium-Term Note, Series B.                   Exhibit 4(xiii) to Company's Quarterly
                                                                                          Report on Form 10-Q for the quarter ended
                                                                                          September 24, 1993.

4(ll)                    Form of Federal Funds Rate Medium-Term Note.                     Exhibit 4(oo) to Company's Registration
                                                                                          Statement on Form S-3 (No. 33-54218).

4(mm)                    Form of Floating Rate Medium-Term Note, Series B.                Exhibit 4(xiv) to Company's Quarterly
                                                                                          Report on Form 10-Q for the quarter ended
                                                                                          September 24, 1993.

4(nn)                    Form of Commercial Paper Rate Medium-Term Note.                  Exhibit 4(qq) to Company's Registration
                                                                                          Statement on Form S-3 (No. 33-54218).

4(oo)                    Form of Commercial Paper Index Rate Medium-Term Note.            Exhibit 4(i) to Company's Registration
                                                                                          Statement on Form S-3 (File No. 33-38879).

4(pp)                    Form of Constant Maturity Treasury Rate Indexed Medium-Term      Exhibit 4(ccc) to Company's Registration
                           Note, Series B.                                                Statement on Form S-3 (No. 33-52647).

4(qq)                    Form of Constant Maturity Treasury Rate Indexed Medium-Term      Exhibit 4(xv) to Company's Annual Report
                           Note II, Series B.                                             on Form 10-K for the year ended
                                                                                          December 30, 1994.

4(rr)                    Form of JPY Yield Curve Flattening Medium-Term Note, Series      Exhibit 4(ddd) to Company's Registration
                           B.                                                             Statement on Form S-3 (No. 33-52647).

4(ss)                    Form of LIBOR Medium-Term Note.                                  Exhibit 4(pp) to Company's Registration
                                                                                          Statement on Form S-3 (No. 33-54218).

4(tt)                    Form of Multi-Currency Medium-Term Note, Series B.               Exhibit 4(fff) to Company's Registration
                                                                                          Statement on Form S-3 (No. 33-52647).

4(uu)                    Form of Nine Month Renewable Floating Rate Medium-Term           Exhibit 4(ix) to Company's Quarterly
                           Note, Series B.                                                Report on Form 10-Q for the quarter ended
                                                                                          September 24, 1993.

4(vv)                    Form of Treasury Rate Medium-Term Note.                          Exhibit 4(aaa) to Company's Registration
                                                                                          Statement on Form S-3 (No. 33-54218).

4(ww)                    Form of Collared LIBOR Medium-Term Note due February 14,         Exhibit 4(ww) to Company's Registration
                           2000.                                                          Statement on Form S-3 (No. 33-54218).

4(xx)                    Form of Japanese Yen Swap Rate Linked Medium-Term Note,          Exhibit 4(mmm) to Company's Registration
                           Series B.                                                      Statement on Form S-3 (No. 33-52647).

4(yy)                    Form of Step-Up Medium-Term Note due May 20, 2008.               Exhibit 4(ggg) to Amendment No. 1 to
                                                                                          Company's Registration Statement on
                                                                                          Form S-3 (No. 33-54218).

4(zz)                    Form of Warrant Agreement, including form of Warrant             Exhibit 4(aa) to Company's Registration
                           Certificate.                                                   Statement on Form S-3 (No. 33-35456).

Exhibit                                                                                      Incorporation by Reference
Number                                       Description                                         to Filings Indicated
------                                       -----------                                     ---------------------------
4(aaa)                   Form of Currency [Put/Call] Warrant Agreement, including         Exhibit 4 to Company's Registration
                           form of Global Currency Warrant Certificate.                   Statement on Form S-3 (No. 33-17965).

4(bbb)                   Form of Index Warrant Agreement, including form of Global        Exhibit 4(kkk) to Amendment No. 1 to
                           Index Warrant Certificate.                                     Company's Registration Statement on
                                                                                          Form S-3 (No. 33-54218).

4(ccc)                   Form of Index Warrant Trust Indenture, including form of         Exhibit 4(lll) to Amendment No. 1 to
                           Global Index Warrant Certificate.                              Company's Registration Statement on
                                                                                          Form S-3 (No. 33-54218).

4(ddd)                   Form of 6-1/2% Note due April 1, 2001.                           Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated April 1, 1996.

4(eee)                   Form of 6% Note due January 15, 2001.                            Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated January 17, 1996.

4(fff)                   Form of 6% Note due March 1, 2001.                               Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated February 29, 1996.

4(ggg)                   Form of 7% Note due March 15, 2006.                              Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated March 18, 1996.

4(hhh)                   Form of 7-3/8% Note due May 15, 2006.                            Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated May 15, 1996.

4(iii)                   Form of 6% STRYPES due June 1, 1999.                             Exhibit 4(c) to Company's Form 8-K/A
                                                                                          dated June 7, 1996.

4(jjj)                   Form of 7-1/4% STRYPES due June 15, 1999.                        Exhibit 4(c) to Post-Effective Amendment
                                                                                          No. 4 to Company's Registration Statement
                                                                                          on Form S-3 (33-65135).

4(kkk)                   Form of 6-1/4% STRYPES due July 1, 2001.                         Exhibit 4(c) to Company's Current Report
                                                                                          on Form 8-K dated July 9, 1996.

4(lll)                   Form of S&P 500 Market Index Target-Term Security due            Exhibit 4 to Company's Current Report on
                           May 10, 2001.                                                  Form 8-K dated May 13, 1996.

4(mmm)                   Form of AMEX Hong Kong 30 Index Equity Participation Note        Exhibit 4 to Company's Current Report on
                           due February 16, 1999.                                         Form 8-K dated February 7, 1996.

4(nnn)                   Form of Technology Market Index Target-Term Security due         Exhibit 4(a) to Company's Current Report
                           August 15, 2001.                                               on Form 8-K dated August 12, 1996.

4(ooo)                   Form of Top Ten Yield Market Index Target-Term Security due      Exhibit 4(b) to Company's Current Report
                           August 15, 2006.                                               on Form 8-K dated August 12, 1996.

4(ppp)                   Form of Healthcare/Biotechnology Portfolio Market Index          Exhibit 4 to Company's Current Report on
                           Target-Term Security due October 31, 2001.                     Form 8-K dated October 30, 1996.

4(qqq)                   Form of 7% Note due January 15, 2007.                            Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated January 13, 1997.

4(rrr)                   Form of S&P 500 Market Index Target-Term Security due            Exhibit 4 to Company's Current Report on
                           September 16, 2002.                                            Form 8-K dated March 14, 1997.

4(sss)                   Form of Nikkei 225 Market Index Target-Term Security due         Exhibit 4 to Company's Current Report on
                           June 14, 2002.                                                 Form 8-K dated June 3, 1997.

Exhibit                                                                                      Incorporation by Reference
Number                                       Description                                         to Filings Indicated
------                                       -----------                                     ---------------------------
4(ttt)                   Form of 6.56% Note due December 16, 2007.                        Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated December 16, 1997.

4(uuu)                   Form of 7-7/8% STRYPES due February 1, 2001 (Payable with        Exhibit 4(c) to Company's Current Report
                           Shares of Common Stock of CIBER, Inc.).                        on Form 8-K dated January 30, 1998.

4(vvv)                   Form of Floating Rate Note due February 4, 2003.                 Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated February 4, 1998.

4(www)                   Form of 6% Note due February 12, 2003.                           Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated February 12, 1998.

4(xxx)                   Form of Oracle Corporation Indexed Callable Protected            Exhibit 4 to Company's Current Report on
                           Growth Security due March 31, 2003.                            Form 8-K dated March 19, 1998.

4(yyy)                   Form of Telebras Indexed Callable Protected Growth Security      Exhibit 4 to Company's Current Report on
                           due May 19, 2005.                                              Form 8-K dated May 19, 1998.

4(zzz)                   Form of 6-3/4% Note due June 1, 2028.                            Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated June 3, 1998.

4(aaaa)                  Form of Floating Rate Note due June 24, 2003.                    Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated June 24, 1998.

4(bbbb)                  Form of S&P 500 Market Index Target-Term Security due            Exhibit 4 to Company's Current Report on
                           July 1, 2005.                                                  Form 8-K dated June 26, 1998.

4(cccc)                  Form of Medium-Term Notes,  Series B, 3% Stock Linked Note       Exhibit 4 to Company's Current Report on
                           due June 10,  2000  (Linked to the  performance  of Honda      Form 8-K dated June 10, 1998.
                           Motor Co., Ltd. Common Stock)

4(dddd)                  Form of Medium-Term Notes,  Series B, 5% Stock Linked Note       Exhibit 4(c) to Company's Current Report
                           due July 3, 2000 (Linked to the performance of the Common      on Form 8-K dated July 2, 1998.
                           Stock of Travelers Group, Inc.).

4(eeee)                  Form of Medium-Term Notes, Series B, 7% Stock Portfolio
                           Linked Note due August 18, 2000 (Linked to the
                           performance of the Common Stock of Intuit Inc., CKS
                           Group, Inc. and CNET, Inc.).*

4(ffff)                  Form of  Medium-Term  Notes,  Series B, Single  Stock
                           Linked  Note  due  August  13,  1999  (Linked  to the
                           performance    of   the   Common    Stock   of   Case
                           Corporation).*

4(gggg)                  Form of 5-3/4%  Stock Return Income DEbt Securities due          Exhibit 4 to Company's Current Report on
                           June 1, 2000.                                                  Form 8-K dated December 1, 1998.

4(hhhh)                  Form of 6% Note due July 15, 2003.                               Exhibit (4)(a) to Company's Current
                                                                                          Report on Form 8-K dated July 15, 1998.

4(iiii)                  Form of 6-1/2% Note due July 15, 2018.                           Exhibit (4)(b) to Company's Current
                                                                                          Report on Form 8-K dated July 15, 1998.

4(jjjj)                  Form of Preferred Stock and Common Stock Warrant Agreement,      Exhibit 4(cccc) to Company's Registration
                           including forms of Preferred Stock and Common Stock            Statement on Form S-3 (File
                           Warrant Certificates.                                          No. 333-44173).

______________________
*    Previously filed.

Exhibit                                                                                      Incorporation by Reference
Number                                       Description                                         to Filings Indicated
------                                       -----------                                     ---------------------------
4(kkkk)                  Form of Deposit Agreement, including form of Depositary          Exhibit 4(ffff) to Company's Registration
                           Receipt Certificate representing the Depositary Shares.        Statement on Form S-3 (File
                                                                                          No. 333-44173).

4(llll)                  Form of Certificate of Trust of Merrill Lynch Preferred
                           Capital Trust VI.*

4(mmmm)                  Form of Amended and Restated Declaration of Trust of
                           Merrill Lynch Preferred Capital Trust VI, including form
                           of Trust Preferred Security.*

4(nnnn)                  Form of Certificate of Limited Partnership of Merrill Lynch
                           Preferred Funding VI, L.P.*

4(oooo)                  Form of Amended and Restated Limited Partnership Agreement
                           of Merrill Lynch Preferred Funding VI, L.P.*

4(pppp)                  Form  of   Trust   Preferred   Securities   Guarantee
                           Agreement,   between   the   Company  and  The  Chase
                           Manhattan Bank, as guarantee trustee,  including form
                           of Partnership Preferred Security.*

4(qqqq)                  Form of Partnership Preferred Securities Guarantee
                           Agreement between the Company and The Chase Manhattan
                           Bank, as guarantee trustee.*

4(rrrr)                  Form of Subordinated  Debenture Indenture between the            Exhibit 4 to Registration Statement on
                           Company and The Chase Manhattan Bank, as guarantee             Form S-3 (File No. 333-16603).
                           trustee.

4(ssss)                  Form of Affiliate Debenture Guarantee Agreement between the
                           Company and The Chase Manhattan Bank, as guarantee
                           trustee.*

4(tttt)                  Form of Subordinated Debenture.*

4(uuuu)                  Restated Certificate of Incorporation of the Company, dated      Exhibit 3(i) to Company's Quarterly
                           April 28, 1998.                                                Report on Form 10-Q for the quarter ended
                                                                                          March 27, 1998.

4(vvvv)                  By-Laws of the Company, effective as of April 15, 1997.          Exhibit 3(ii) to Company's Quarterly
                                                                                          Report on Form 10-Q for the quarter ended
                                                                                          March 27, 1997.

4(wwww)                  Form of Certificate of Designations of the Company               Exhibit 4(ssss) to Company's Registration
                           establishing the rights, preferences, privileges,              Statement on Form S-3 (File  No.
                           qualifications, restrictions, and limitations relating to      333-44173).
                           a series of the Preferred Stock.

4(xxxx)                  Form of certificate representing Preferred Stock.                Exhibit 4(d) to Company's Registration
                                                                                          Statement on Form S-3 (File No. 33-55363).

4(yyyy)                  Form of certificate representing Common Stock.                   Exhibit 4(uuuu) to Company's Registration
                                                                                          Statement on Form S-3 (File
                                                                                          No. 333-44173).

4(zzzz)                  Form of Liquid Yield Option Note Indenture.                      Exhibit 4(vvvv) to Company's Registration
                                                                                          Statement on Form S-3 (File
                                                                                          No. 333-44173).

4(aaaaa)                 Form of Subsequent Liquid Yield Option Note Indenture.           Exhibit 4(wwww) to Company's Registration
                                                                                          Statement on Form S-3 (File
                                                                                          No. 333-44173).

4(bbbbb)                 Form of Market Index Target-Term Security based upon the         Exhibit 4 to Company's Current Report on
                           Dow Jones Industrial Average due January 14, 2003.             Form 8-K dated December 23, 1997.

______________________
*    Previously filed.

Exhibit                                                                                      Incorporation by Reference
Number                                       Description                                         to Filings Indicated
------                                       -----------                                     ---------------------------
4(ccccc)                 Form of  Supplemental  Indenture  to the 1983  Senior            Exhibit 4(yyyy) to Company's Registration
                           Indenture, the 1993 Senior Indenture and the Subordinated      Statement  on Form S-3 (File
                           Indenture  between  the Company and The Chase Manhattan        No. 333-44173).
                           Bank, as trustee.

4(ddddd)                 Form of Amended and Restated Rights Agreement,  dated as of      Exhibit 4 to Company's Current Report on
                           December 2, 1997 between the Company and ChaseMellon           Form 8-K dated December 2, 1997.
                           Shareholder Services, L.L.C., as Rights Agent.

4(eeeee)                 Certificate of Designations of the Company establishing the      Exhibit 3(f) to Company's Registration
                           rights, preferences, privileges, qualifications,               Statement on Form S-3 (File No. 33-19975).
                           restrictions and limitations relating to the Company's
                           Series A Junior Preferred Stock.

4(fffff)                 Form of Amendment No. 1 to the Form of Distribution              Exhibit 4(bbbbb) to Company's
                           Agreement.                                                     Registration Statement on Form S-3 (File
                                                                                          No. 333-19975).

4(ggggg)                 Form of EuroFund Market Index Target-Term Security due           Exhibit 4 to Company's Current Report on
                           February 28, 2006.                                             Form 8-K dated September 3, 1998.

4(hhhhh)                 Form of S&P 500 Market Index Target-Term Security due            Exhibit 4 to Company's Current Report on
                           September 28, 2005.                                            Form 8-K dated September 29, 1998.

4(iiiii)                 Form of 6-3/8% Note due October 15, 2008.                        Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated October 28, 1998.

4(jjjjj)                 Form of 6% Note due November 15, 2004.                           Exhibit (4)(b) to Company's Current
                                                                                          Report on Form 8-K dated November 24,
                                                                                          1998.

4(kkkkk)                 Form of 6-7/8% Note due November 15, 2018.                       Exhibit (4)(c) to Company's Current
                                                                                          Report on Form 8-K dated November 24,
                                                                                          1998.

4(lllll)                 Form of Medium-Term Notes, Series B, 1.5% Principal              Exhibit 99(b) to Company's Registration
                           Protected Note due December 15, 2005 (Linked to the            Statement on Form 8-A dated December 3,
                           performance of the Dow Jones Euro STOXX 50 Index).             1998.

4(mmmmm)                 Form of Nikkei 225 Market Index Target-Term  Security due        Exhibit 4 to Company's Current Report on
                           September 21, 2005.                                            Form 8-K dated December 28, 1998.

4(nnnnn)                 Form of 6% Note due February 17, 2009.                           Exhibit 4 to Company's Current Report on
                                                                                          Form 8-K dated February 17, 1999.

4(ooooo)                 Form of Energy  Select  Sector  SPDR(R)  Fund  Market Index      Exhibit 4 to Company's Current Report on
                           Tartget-Term  Securities due February 21, 2006.                Form 8-K dated February 18, 1999.

5(a)                     Opinion of Brown & Wood LLP.*

5(b)                     Opinion of Brown & Wood LLP.*

5(c)                     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*

5(d)                     Opinion of Brown & Wood LLP.*

12(a)                    Computation of Ratio of Earnings to Fixed Charges of the         Exhibit 12 to Company's Annual Report on
                           Company.                                                       Form 10-K for the year ended December 26,
                                                                                          1997 and Exhibit 12 to Company's Quarterly
                                                                                          Report on Form 10-Q for the quarter
                                                                                          ended September 25, 1998.

Exhibit                                                                                      Incorporation by Reference
Number                                       Description                                         to Filings Indicated
------                                       -----------                                     ---------------------------
12(b)                    Computation of Ratio of Earnings to Combined Fixed Charges       Exhibit 12 to Company's Annual Report on
                           and Preferred Stock Dividends of the Company.                  Form 10-K for the year ended December 26,
                                                                                          1997 and Exhibit 12 to Company's Quarterly
                                                                                          Report on Form 10-Q for the quarter
                                                                                          ended September 25, 1998.

15                       Letter re Unaudited Interim Financial Information.*

23(a)                    Consents of Brown & Wood LLP. (included as part of Exhibit 5).*


23(b)                    Consent of Deloitte & Touche LLP.**

24                       Power of Attorney of the Company.*


25(a)                    Form T-1  Statement  of  Eligibility  under the Trust
                           Indenture Act of 1939 of The Chase Manhattan Bank.*

25(b)                    Form T-1 Statement of Eligibility under the Trust Indenture
                           Act of 1939 of The Chase Manhattan Bank under the Amended
                           and Restated Declaration of Trust (contained in Exhibit
                           4(mmmm)); Trust Preferred Securities Guarantee Agreement
                           (contained in Exhibit  4(pppp)); Subordinated Indenture
                           (contained in Exhibit  4(rrrr)); and Affiliate Debenture
                           Guarantee Agreement (contained in Exhibit  4(ssss)).*

99(a)                    Opinion  of  Deloitte  & Touche  LLP with  respect to
                           certain  financial data appearing in the Registration
                           Statement.**

99(b)                    Opinion of Deloitte & Touche LLP with respect to certain
                           summary financial information and selected financial data
                           incorporated by reference in the Registration Statement.**

_________________
*    Previously filed.
**   To be filed.

ITEM 17. UNDERTAKINGS


     Each of the undersigned registrants hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


               (i) To include any prospectus required by Section 10(a)(3) of the securities act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.


          (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.


          (b) That, for purpose of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 26th day of February, 1999.

                   MERRILL LYNCH & CO., INC.



                   By:  /s/ E. Stanley O'Neal
                       ---------------------------------------------------------
                        E. Stanley O'Neal
                        (Executive Vice President and Chief Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the 26th day of February, 1999.

Signature                                            Title
---------                                            -----


                         *                          Chairman of the Board, Chief Executive Officer and Director
          ----------------------------------
                 (David H. Komansky)

                         *                          President, Chief Operating Officer and Director
          ----------------------------------
              (Herbert M. Allison, Jr.)


              /s/     E. Stanley O'Neal              Executive Vice President and Chief Financial Officer (Principal Financial
          ----------------------------------
                 (E. Stanley O'Neal)                 Officer)


                         *                          Senior Vice President and Controller (Principal Accounting Officer)
          ----------------------------------
               (Michael J. Castellano)

                         *                          Director
          ----------------------------------
                    (W. H. Clark)

                         *                          Director
          ----------------------------------
                  (Jill K. Conway)

                         *                          Director
          ----------------------------------
               (Stephen L. Hammerman)

                         *                          Director
          ----------------------------------
              (Earle H. Harbison, Jr.)

                         *                          Director
          ----------------------------------
                 (George B. Harvey)

                         *                          Director
          ----------------------------------
                 (William R. Hoover)

                         *                          Director
          ----------------------------------
                 (Robert P. Luciano)

                         *                          Director
          ----------------------------------
                 (Aulana L. Peters)

                         *                          Director
          ----------------------------------
                (John J. Phelan, Jr.)

                         *                          Director
          ----------------------------------
                 (John L. Steffens)

Signature                                            Title
---------                                            -----
                         *                          Director
          ----------------------------------
                 (William L. Weiss)

*By:              /s/ E. Stanley O'Neal
--------------------------------------------
                E. Stanley O'Neal
                (Attorney-in-Fact)


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 26th day of February, 1999.


                            MERRILL LYNCH PREFERRED FUNDING VI, L.P.
                            BY:   MERRILL LYNCH & CO., INC.,
                            as General Partner



                            By:    /s/ Theresa Lang
                                   ---------------------------------------------
                                   Name:  Theresa Lang
                                   Title:    Senior Vice President and Treasurer

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 26th day of February, 1999.


                            MERRILL LYNCH PREFERRED CAPITAL TRUST VI


                            By:    /s/ Theresa Lang
                                   ---------------------------------------------
                                   Name:  Theresa Lang
                                   Title: Regular Trustee



                            By:    /s/ Stanley Schaefer
                                   ---------------------------------------------
                                   Name:  Stanley Schaefer
                                   Title: Regular Trustee

                                                            EXHIBIT INDEX

Exhibit                                                                                           Incorporation by Reference
Number                                          Description                                          to Filings Indicated
------                                          -----------                                       --------------------------

1(a)               Form of Underwriting Agreement for Debt Securities and            Exhibit 1(a) to Company's  Registration
                     Debt, Currency and Index Warrants, including forms of           Statement on Form S-3 (No. 333-59997).
                     Terms Agreement.

1(b)               Form  of  Distribution  Agreement,  including  form of Terms      Exhibit 1(b) to Company's  Registration
                     Agreement,  relating to Medium-Term Notes, Series B (a          Statement on Form S-3 (No. 33-51489).
                     series of Senior Debt Securities).

1(c)               Form of Underwriting Agreement for Preferred Stock and            Exhibit 1(c) to Company's Registration
                     Common Stock Warrants, Preferred Stock, Depositary              Statement on Form S-3 (No. 333-59997).
                     Shares and Common Stock.

1(d)               Form of Purchase Agreement relating to the Trust Preferred        Exhibit 1.1 to Company's Registration
                     Securities.                                                     Statement on Form S-3 (No. 333-42859).

4(a)(i)            Senior  Indenture,  dated  as of  April  1,  1983,  as amended    Exhibit 99(c) to Company's  Registration
                     and restated  (the "1983 Senior  Indenture"),  between the      Statement on Form 8-A dated July 20, 1992.
                     Company and The Chase Manhattan  Bank,  formerly known
                     as Chemical Bank (successor by merger to Manufacturers
                     Hanover Trust Company).

4(a)(ii)           Senior  Indenture,  dated as of  October  1, 1993 (the "1993      Exhibit 4 to Company's  Current Report on
                     Senior Indenture"),  between  the  Company and the Chase        Form 8-K dated October 7, 1993.
                     Manhattan Bank (successor by merger to The Chase
                     Manhattan Bank, N.A.).

4(a)(iii)          Form of initial Subsequent Indenture with respect to
                     Senior Debt Securities.*

4(a)(iv)           Form of Subsequent Indenture with respect to Senior Debt
                     Securities.*

4(b)(i)            Supplemental  Indenture to the 1983 Senior  Indenture, dated      Exhibit 99(c) to Company's  Registration
                     March 15, 1990,  between the Company and The Chase              Statement on Form 8-A dated July 20, 1992.
                     Manhattan  Bank,   formerly  known  as  Chemical  Bank
                     (successor  by merger to  Manufacturers  Hanover Trust
                     Company).

4(b)(ii)           Eighth  Supplemental  Indenture  to  the  1983  Senior            Exhibit 4(b) to  Post-Effective  Amendment
                     Indenture, dated March 1, 1996,  between the Company and        No. 1 to Company's  Registration Statement
                     The Chase Manhattan Bank, formerly known as Chemical            on Form S-3 (No. 33-65135).
                     Bank (successor by merger to Manufacturers Hanover Trust
                     Company).

4(b)(iii)          Ninth Supplemental Indenture to the 1983 Senior Indenture,        Exhibit 4(b) to  Post-Effective  Amendment
                     dated June 1, 1996,  between the Company and The Chase          No. 4 to Company's Registration  Statement
                     Manhattan Bank, formerly known as Chemical Bank                 on Form S-3 (No. 33-65135).
                     (successor by merger to Manufacturers Hanover Trust
                     Company).

4(b)(iv)           Tenth Supplemental Indenture to the 1983 Senior Indenture,        Exhibit 4(b) to  Post-Effective  Amendment
                     dated July 1, 1996,  between the Company and The Chase          No. 5 to Company's Registration  Statement
                     Manhattan Bank, formerly known as Chemical Bank                 on Form S-3 (No. 33-65135).
                     (successor by merger to Manufacturers Hanover Trust
                     Company).

4(b)(v)            Supplemental  Indenture to the 1983 Senior  Indenture, dated      Exhibit 4(b)(ii) to Company's Registration
                     October  25,  1993,  between the Company and The Chase          Statement on Form S-3 (No. 33-61559).
                     Manhattan Bank (successor by merger to The Chase
                     Manhattan Bank, N.A.).
____________________________
*    Previously filed.

Exhibit                                                                                           Incorporation by Reference
Number                                          Description                                          to Filings Indicated
------                                          -----------                                       --------------------------
4(b)(vi)          Twelfth  Supplemental  Indenture  to the  1983  Senior             Exhibit 4(a) to Company's Current report
                    Indenture dated as of  September  1, 1998  between  the          on Form 8-K dated October 21, 1998.
                    Company and The Chase Manhattan  Bank,  formerly known
                    as Chemical Bank (successor by merger to Manufacturers
                    Hanover Trust Company).

4(b)(vii)         First Supplemental Indenture to the 1993 Senior Indenture,         Exhibit 4(a) to Company's Current Report
                    dated as of June 1, 1998,  between the Company and The           on Form 8-K dated July 2, 1998.
                    Chase Manhattan Bank (successor by merger to The Chase
                    Manhattan Bank N.A.).

4(c)(i)           Form of Subordinated Indenture between the Company and The         Exhibit 4.7 to Company's Registration
                    Chase Manhattan Bank.                                            Statement on Form S-3 (No. 333-16603).

4(c)(ii)          Form of Subsequent Indentures with respect to Subordinated
                    Debt Securities.*


4(d)              Form of 7-3/4% Note due March 1, 1999.                             Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated March 2, 1992.

4(e)              Form of 6-3/8% Note due March 30, 1999.                            Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated March 30, 1994.

4(f)              Form of Equity Participation Security with Minimum Return          Exhibit 4(ooo) to Amendment No. 1 to
                    Protection due June 30, 1999.                                    Company's Registration Statement on
                                                                                     Form S-3 (No. 33-54218).

4(g)              Form of European Portfolio Market Index Target-Term                Exhibit 4 to Company's Current Report on
                    Security due June 30, 1999.                                      Form 8-K dated December 30, 1993.

4(h)              Form of 8-1/4% Note due November 15, 1999.                         Exhibit 4(cc) to Company's Registration
                                                                                     Statement on Form S-3 (No. 33-45327).

4(i)              Form of Stock Market Annual Reset Term Note due                    Exhibit 4 to Company's Current Report on
                    December 31, 1999 (Series A).                                    Form 8-K dated April 29, 1993.

4(j)              Form of Japan Index Equity Participation Security with             Exhibit 4 to Company's Current Report on
                    Minimum Return Protection due January 31, 2000.                  Form 8-K dated January 27, 1994.

4(k)              Form of 8-3/8% Note due February 9, 2000.                          Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated February 9, 1995.

4(l)              Form of 6.70% Note due August 1, 2000.                             Exhibit 4 to Company's Report on Form 8-K
                                                                                     dated August 1, 1995.

4(m)              Form of AMEX Oil Index Stock Market Annual Reset Term Note         Exhibit 4 to Company's Current Report on
                    due December 29, 2000.                                           Form 8-K dated March 31, 1994.

4(n)              Form of 8% Note due February 1, 2002.                              Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated February 4, 1992.

4(o)              Form of Step-Up Note due April 30, 2002.                           Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated April 30, 1992.

4(p)              Form of Step-Up Note due May 6, 2002.                              Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated May 6, 1992.

4(q)              Form of 7-3/8% Note due August 17, 2002.                           Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated August 17, 1992.

____________________________
*    Previously filed.

Exhibit                                                                                           Incorporation by Reference
Number                                          Description                                          to Filings Indicated
------                                          -----------                                       --------------------------
4(r)              Form of Major 8 European Index Market Index Target-Term            Exhibit 4 to Company's Current Report on
                    Security due August 30, 2002.                                    Form 8-K dated August 1, 1997.

4(s)              Form of 6.64% Note due September 19, 2002.                         Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated September 19, 1995.

4(t)              Form of 8.30% Note due November 1, 2002.                           Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated May 4, 1992.

4(u)              Form of Major 11 European Market Index Target-Term                 Exhibit 4 to Company's Current Report on
                    Security due December 6, 2002.                                   Form 8-K dated November 26, 1997.

4(v)              Form of 6-7/8% Note due March 1, 2003.                             Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated March 1, 1993.

4(w)              Form of 7.05% Note due April 15, 2003.                             Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated April 15, 1993.

4(x)              Form of 6.55% Note due August 1, 2004.                             Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated August 1, 1997.

4(y)              Form of Russell 2000 Index Market Index Target-Term                Exhibit 4 to Company's Current Report on
                    Security due September 30, 2004.                                 Form 8-K dated September 29, 1997.

4(z)              Form of 6-1/4% Note due January 15, 2006.                          Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated January 20, 1994.

4(aa)             Form of 6-3/8% Note due September 8, 2006.                         Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated September 8, 1993.

4(bb)             Form of 8% Note due June 1, 2007.                                  Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated June 1, 1992.

4(cc)             Form of S&P 500 Inflation Adjusted Market Index                    Exhibit 4 to Company's Current Report on
                    Target-Term Security due September 24, 2007.                     Form 8-K dated September 24, 1997.

4(dd)             Form of 7% Note due April 27, 2008.                                Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated April 27, 1993.

4(ee)             Form of 6-1/4% Note due October 15, 2008.                          Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated October 15, 1993.

4(ff)             Form of 8.40% Note due November 1, 2019.                           Exhibit 4(z) to Company's Registration
                                                                                     Statement on Form S-3 (No. 33-35456).

4(gg)             Form of Fixed Rate Medium-Term Note (without redemption            Exhibit 4(kk) to Company's Registration
                    provisions).                                                     Statement on Form S-3 (No. 33-54218).

4(hh)             Form of Fixed Rate Medium-Term Note (with redemption               Exhibit 4(ll) to Company's Registration
                    provisions).                                                     Statement on Form S-3 (No. 33-54218).

4(ii)             Form of Fixed Rate Medium-Term Note (without redemption            Exhibit 4(d) to Company's Registration
                    provisions, minimum denomination $1,000).                        Statement on Form S-3 (No. 33-38879).

4(jj)             Form of Fixed Rate Medium-Term Note (with redemption               Exhibit 4(c) to Company's Registration
                    provisions, minimum denominations $1,000).                       Statement on Form S-3 (No. 33-38879).

4(kk)             Form of Fixed Rate Medium-Term Note, Series B.                     Exhibit 4(xiii) to Company's Quarterly
                                                                                     Report on Form 10-Q for the quarter ended
                                                                                     September 24, 1993.

Exhibit                                                                                           Incorporation by Reference
Number                                          Description                                          to Filings Indicated
------                                          -----------                                       --------------------------
4(ll)              Form of Federal Funds Rate Medium-Term Note.                      Exhibit 4(oo) to Company's Registration
                                                                                     Statement on Form S-3 (No. 33-54218).

4(mm)              Form of Floating Rate Medium-Term Note, Series B.                 Exhibit 4(xiv) to Company's Quarterly
                                                                                     Report on Form 10-Q for the quarter ended
                                                                                     September 24, 1993.

4(nn)              Form of Commercial Paper Rate Medium-Term Note.                   Exhibit 4(qq) to Company's Registration
                                                                                     Statement on Form S-3 (No. 33-54218).

4(oo)              Form of Commercial Paper Index Rate Medium-Term Note.             Exhibit 4(i) to Company's Registration
                                                                                     Statement on Form S-3 (File No. 33-38879).

4(pp)              Form of Constant Maturity Treasury Rate Indexed                   Exhibit 4(ccc) to Company's Registration
                     Medium-Term Note, Series B.                                     Statement on Form S-3 (No. 33-52647).

4(qq)              Form of Constant Maturity Treasury Rate Indexed                   Exhibit 4(xv) to Company's Annual Report on
                     Medium-Term Note II, Series B.                                  Form 10-K for the year ended December 30,
                                                                                     1994.

4(rr)              Form of JPY Yield Curve Flattening Medium-Term Note,              Exhibit 4(ddd) to Company's Registration
                     Series B.                                                       Statement on Form S-3 (No. 33-52647).

4(ss)              Form of LIBOR Medium-Term Note.                                   Exhibit 4(pp) to Company's Registration
                                                                                     Statement on Form S-3 (No. 33-54218).

4(tt)              Form of Multi-Currency Medium-Term Note, Series B.                Exhibit 4(fff) to Company's Registration
                                                                                     Statement on Form S-3 (No. 33-52647).

4(uu)              Form of Nine Month Renewable Floating Rate Medium-Term            Exhibit 4(ix) to Company's Quarterly Report
                     Note, Series B.                                                 on Form 10-Q for the quarter ended
                                                                                     September 24, 1993.

4(vv)              Form of Treasury Rate Medium-Term Note.                           Exhibit 4(aaa) to Company's Registration
                                                                                     Statement on Form S-3 (No. 33-54218).

4(ww)              Form of Collared LIBOR Medium-Term Note due February 14,          Exhibit 4(ww) to Company's Registration
                     2000.                                                           Statement on Form S-3 (No. 33-54218).

4(xx)              Form of Japanese Yen Swap Rate Linked Medium-Term Note,           Exhibit 4(mmm) to Company's Registration
                     Series B.                                                       Statement on Form S-3 (No. 33-52647).

4(yy)              Form of Step-Up Medium-Term Note due May 20, 2008.                Exhibit 4(ggg) to Amendment No. 1 to
                                                                                     Company's Registration Statement on
                                                                                     Form S-3 (No. 33-54218).

4(zz)              Form of Warrant Agreement, including form of Warrant              Exhibit 4(aa) to Company's Registration
                     Certificate.                                                    Statement on Form S-3 (No. 33-35456).

4(aaa)             Form of Currency [Put/Call] Warrant Agreement, including          Exhibit 4 to Company's Registration
                     form of Global Currency Warrant Certificate.                    Statement on Form S-3 (No. 33-17965).

4(bbb)             Form of Index Warrant Agreement, including form of Global         Exhibit 4(kkk) to Amendment No. 1 to
                     Index Warrant Certificate.                                      Company's Registration Statement on
                                                                                     Form S-3 (No. 33-54218).

Exhibit                                                                                           Incorporation by Reference
Number                                          Description                                          to Filings Indicated
------                                          -----------                                       --------------------------
4(ccc)             Form of Index Warrant Trust Indenture, including form of          Exhibit 4(lll) to Amendment No. 1 to
                     Global Index Warrant Certificate.                               Company's Registration Statement on
                                                                                     Form S-3 (No. 33-54218).

4(ddd)             Form of 6-1/2% Note due April 1, 2001.                            Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated April 1, 1996.

4(eee)             Form of 6% Note due January 15, 2001.                             Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated January 17, 1996.

4(fff)             Form of 6% Note due March 1, 2001.                                Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated February 29, 1996.

4(ggg)             Form of 7% Note due March 15, 2006.                               Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated March 18, 1996.

4(hhh)             Form of 7-3/8% Note due May 15, 2006.                             Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated May 15, 1996.

4(iii)             Form of 6% STRYPES due June 1, 1999.                              Exhibit 4(c) to Company's Form 8-K/A dated
                                                                                     June 7, 1996.

4(jjj)             Form of 7-1/4% STRYPES due June 15, 1999.                         Exhibit 4(c) to Post-Effective Amendment
                                                                                     No. 4 to Company's Registration Statement
                                                                                     on Form S-3 (33-65135).

4(kkk)             Form of 6-1/4% STRYPES due July 1, 2001.                          Exhibit 4(c) to Company's Current Report on
                                                                                     Form 8-K dated July 9, 1996.

4(lll)             Form of S&P 500 Market Index Target-Term Security due             Exhibit 4 to Company's Current Report on
                     May 10, 2001.                                                   Form 8-K dated May 13, 1996.

4(mmm)             Form of AMEX Hong Kong 30 Index Equity Participation Note         Exhibit 4 to Company's Current Report on
                     due February 16, 1999.                                          Form 8-K dated February 7, 1996.

4(nnn)             Form of Technology Market Index Target-Term Security due          Exhibit 4(a) to Company's Current Report on
                     August 15, 2001.                                                Form 8-K dated August 12, 1996.

4(ooo)             Form of Top Ten Yield Market Index Target-Term Security           Exhibit 4(b) to Company's Current Report on
                     due August 15, 2006.                                            Form 8-K dated August 12, 1996.

4(ppp)             Form of Healthcare/Biotechnology Portfolio Market Index           Exhibit 4 to Company's Current Report on
                     Target-Term Security due October 31, 2001.                      Form 8-K dated October 30, 1996.

4(qqq)             Form of 7% Note due January 15, 2007.                             Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated January 13, 1997.

4(rrr)             Form of S&P 500 Market Index Target-Term Security due             Exhibit 4 to Company's Current Report on
                     September 16, 2002.                                             Form 8-K dated March 14, 1997.

4(sss)             Form of Nikkei 225 Market Index Target-Term Security due          Exhibit 4 to Company's Current Report on
                     June 14, 2002.                                                  Form 8-K dated June 3, 1997.

4(ttt)             Form of 6.56% Note due December 16, 2007.                         Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated December 16, 1997.

4(uuu)             Form of 7-7/8%  STRYPES due  February 1, 2001  (Payable with      Exhibit 4(c) to Company's Current Report on
                     Shares of Common Stock of CIBER,  Inc.)                         Form 8-K dated January 30, 1998.

4(vvv)             Form of Floating Rate Note due February 4, 2003.                  Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated February 4, 1998.

4(www)             Form of 6% Note due February 12, 2003.                            Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated February 12, 1998.

Exhibit                                                                                           Incorporation by Reference
Number                                          Description                                          to Filings Indicated
------                                          -----------                                       --------------------------
4(xxx)             Form of Oracle Corporation Indexed Callable Protected             Exhibit 4 to Company's Current Report on
                     Growth Security due March 31, 2003.                             Form 8-K dated March 19, 1998.

4(yyy)             Form of Telebras Indexed Callable Protected Growth                Exhibit 4 to Company's Current Report on
                     Security due May 19, 2005.                                      Form 8-K dated May 19, 1998.

4(zzz)             Form of 6-3/4% Note due June 1, 2028.                             Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated June 3, 1998.

4(aaaa)            Form of Floating Rate Note due June 24, 2003.                     Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated June 24, 1998.

4(bbbb)            Form of S&P 500 Market Index Target-Term Security due             Exhibit 4 to Company's Current Report on
                     July 1, 2005.                                                   Form 8-K dated June 26, 1998.

4(cccc)            Form of Medium-Term Notes, Series B, 3% Stock Linked Note         Exhibit 4 to Company's Current Report on
                     due June 10, 2000 (Linked to the  performance of Honda          Form 8-K dated June 10, 1998.
                     Motor Co., Ltd. Common Stock).

4(dddd)            Form of Medium-Term  Notes,  Series B, 5% Stock Linked Note       Exhibit 4(c) to Company's Current Report on
                     due July 3, 2000  (Linked to the  performance  of the           Form 8-K dated July 2, 1998.
                     Common Stock of Travelers Group, Inc.).

4(eeee)            Form of Medium-Term Notes, Series B, 7% Stock Portfolio
                     Linked  Note due August 18, 2000 (Linked to the
                     performance of the Common Stock of Intuit Inc., CKS
                     Group, Inc. and CNET, Inc.).*

4(ffff)            Form of  Medium-Term  Notes,  Series B,  Single  Stock
                     Linked  Note  due  August  13,  1999  (Linked  to  the
                     performance of the Common Stock of Case Corporation).*

4(gggg)            Form of 5-3/4%  Stock Return Income DEbt Securities due           Exhibit 4 to Company's Current Report on
                     June 1, 2000.                                                   Form 8-K dated December 1, 1998.

4(hhhh)            Form of 6% Note due July 15, 2003.                                Exhibit (4)(a) to Company's Current Report
                                                                                     on Form 8-K dated July 15, 1998.

4(iiii)            Form of 6-1/2% Note due July 15, 2018.                            Exhibit (4)(b) to Company's Current Report
                                                                                     on Form 8-K dated July 15, 1998.

4(jjjj)            Form of Preferred Stock and Common Stock Warrant                  Exhibit 4(cccc) to Company's Registration
                     Agreement, including forms of Preferred Stock and Common        Statement on Form S-3 (File No. 333-44173).
                     Stock Warrant Certificates.

4(kkkk)            [Form  of Deposit  Agreement,  including  form of                 Exhibit 4(ffff) to Company's  Registration
                     Depositary Receipt Certificate representing the                 Statement on Form S-3 (File No. 333-44173).
                     Depositary Shares.

4(llll)            Form of Certificate of Trust of Merrill Lynch Preferred
                     Capital Trust VI.*

4(mmmm)            Form of Amended and Restated Declaration of Trust of
                     Merrill Lynch Preferred Capital Trust VI, including form
                     of Trust Preferred Security.*

4(nnnn)            Form of Certificate of Limited Partnership of Merrill
                     Lynch Preferred Funding VI, L.P.*

____________________________
*    Previously filed.

Exhibit                                                                                           Incorporation by Reference
Number                                          Description                                          to Filings Indicated
------                                          -----------                                       --------------------------
4(oooo)            Form of Amended and Restated Limited Partnership Agreement
                     of Merrill Lynch Preferred Funding VI, L.P.*

4(pppp)            Form of Trust Preferred Securities Guarantee
                     Agreement, between the Company and The Chase Manhattan
                     Bank,  as  guarantee   trustee,   including   form  of
                     Partnership Preferred Security.*

4(qqqq)            Form of Partnership Preferred Securities Guarantee
                     Agreement between the Company and The Chase Manhattan
                     Bank, as guarantee trustee.*

4(rrrr)            Form of Subordinated  Debenture  Indenture between the            Exhibit 4 to Registration Statement on
                     Company and The Chase  Manhattan Bank, as guarantee             Form S-3 (File No. 333-16603).
                     trustee.

4(ssss)            Form of Affiliate Debenture Guarantee Agreement between
                     the Company and The Chase Manhattan Bank, as guarantee
                     trustee.*

4(tttt)            Form of Subordinated Debenture.*

4(uuuu)            Restated Certificate of Incorporation of the Company,             Exhibit 3(i) to Company's Quarterly Report
                     dated April 28, 1998.                                           on Form 10-Q for the quarter ended
                                                                                     March 27, 1998.

4(vvvv)            By-Laws of the Company, effective as of April 15, 1997.           Exhibit 3(ii) to Company's Quarterly Report
                                                                                     on Form 10-Q for the quarter ended
                                                                                     March 27, 1997.

4(wwww)            Form of Certificate of Designations of the Company                Exhibit 4(ssss) to Company's Registration
                     establishing the rights, preferences, privileges,               Statement on Form S-3 (File  No.
                     qualifications, restrictions, and limitations relating          333-44173).
                     to a series of the Preferred Stock.

4(xxxx)            Form of certificate representing Preferred Stock.                 Exhibit 4(d) to Company's Registration
                                                                                     Statement on Form S-3 (File No. 33-55363).

4(yyyy)            Form of certificate representing Common Stock.                    Exhibit 4(uuuu) to Company's Registration
                                                                                     Statement on Form S-3 (File No. 333-44173).

4(zzzz)            Form of Liquid Yield Option Note Indenture.                       Exhibit 4(vvvv) to Company's Registration
                                                                                     Statement on Form S-3 (File No. 333-44173).

4(aaaaa)           Form of Subsequent Liquid Yield Option Note Indenture.            Exhibit 4(wwww) to Company's Registration
                                                                                     Statement on Form S-3 (File No. 333-44173).

4(bbbbb)           Form of Market Index Target-Term Security based upon the          Exhibit 4 to Company's Current Report on
                     Dow Jones Industrial Average due January 14, 2003.              Form 8-K dated December 23, 1997.

4(ccccc)           Form of  Supplemental  Indenture  to the  1983  Senior            Exhibit 4(yyyy) to Company's  Registration
                     Indenture, the 1993 Senior  Indenture and the                   Statement on Form S-3 (File No. 333-44173).
                     Subordinated Indenture between the Company and The Chase
                     Manhattan Bank, as trustee.

4(ddddd)           Form of Amended and Restated Rights  Agreement,  dated as of      Exhibit 4 to Company's Current Report on
                     December 2, 1997  between the Company and  ChaseMellon          Form 8-K dated December 2, 1997.
                     Shareholder Services, L.L.C., as Rights Agent.

4(eeeee)           Certificate of Designations of the Company establishing           Exhibit 3(f) to Company's Registration
                     the rights, preferences, privileges, qualifications,            Statement on Form S-3 (File No. 33-19975).
                     restrictions and limitations relating to the Company's
                     Series A Junior Preferred Stock.

____________________________
*    Previously filed.

Exhibit                                                                                           Incorporation by Reference
Number                                          Description                                          to Filings Indicated
------                                          -----------                                       --------------------------
4(fffff)           Form of Amendment No. 1 to the Form of Distribution               Exhibit 4(bbbbb) to Company's Registration
                     Agreement.                                                      Statement on Form S-3 (File No. 333-19975).

4(ggggg)           Form of EuroFund Market Index Target-Term Security due            Exhibit 4 to Company's Current Report on
                     February 28, 2006.                                              Form 8-K dated September 3, 1998.

4(hhhhh)           Form of S&P 500 Market Index Target-Term Security due             Exhibit 4 to Company's Current Report on
                     September 28, 2005.                                             Form 8-K dated September 29, 1998.

4(iiiii)           Form of 6-3/8% Note due October 15, 2008.                         Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated October 28, 1998.

4(jjjjj)           Form of 6% Note due November 15, 2004.                            Exhibit (4)(b) to Company's Current Report
                                                                                     on Form 8-K dated November 24, 1998.

4(kkkkk)           Form of 6-7/8% Note due November 15, 2018.                        Exhibit (4)(c) to Company's Current Report
                                                                                     on Form 8-K dated November 24, 1998.

4(lllll)           Form of Medium-Term Notes, Series B, 1.5% Principal               Exhibit 99(b) to Company's Registration
                     Protected Note due December 15, 2005 (Linked to the             Statement on Form 8-A dated December 3,
                     performance of the Dow Jones Euro STOXX 50 Index).              1998.

4(mmmmm)           Form of Nikkei 225 Market Index  Target-Term  Security due        Exhibit 4 to Company's Current Report on
                     September 21, 2005.                                             Form 8-K dated December 28, 1998.

4(nnnnn)           Form of 6% Note due February 17, 2009.                            Exhibit 4 to Company's Current Report on
                                                                                     Form 8-K dated February 17, 1999.

4(ooooo)           Form of Energy Select Sector SPDR(R) Fund Market Index            Exhibit 4 to Company's  Current  Report on
                     Target-Term Securities  due  February  21,  2006.               Form 8-K  dated February 18, 1999.

5(a)               Opinion of Brown & Wood LLP.*

5(b)               Opinion of Brown & Wood LLP.*

5(c)               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*

5(d)               Opinion of Brown & Wood LLP.*

12(a)              Computation of Ratio of Earnings to Fixed Charges of the          Exhibit 12 to Company's Annual Report on
                     Company.                                                        Form 10-K for the year ended December 26,
                                                                                     1997 and Exhibit 12 to Company's
                                                                                     Quarterly Report on Form 10-Q for the
                                                                                     quarter ended September 25, 1998.

12(b)              Computation of Ratio of Earnings to Combined Fixed Charges        Exhibit 12 to Company's Annual Report on
                     and Preferred Stock Dividends of the Company.                   Form 10-K for the year ended December 26,
                                                                                     1997 and Exhibit 12 to Company's
                                                                                     Quarterly Report on Form 10-Q for the
                                                                                     quarter ended September 25, 1998.

15                 Letter re Unaudited Interim Financial Information.*

23(a)              Consents of Brown & Wood LLP. (included as part of Exhibit
                     5).*

____________________________
*    Previously filed.

**   To be filed.

Exhibit                                                                                           Incorporation by Reference
Number                                          Description                                          to Filings Indicated
------                                          -----------                                       --------------------------

23(b)              Consent of Deloitte & Touche LLP.**


24                 Power of Attorney of the Company (included on page II-16).*

25(a)              Form T-1  Statement  of  Eligibility  under  the Trust
                     Indenture Act of 1939 of The Chase Manhattan Bank.*


25(b)              Form T-1 Statement of Eligibility under the Trust
                     Indenture Act of 1939 of The Chase Manhattan Bank under
                     the Amended and Restated Declaration of Trust (contained
                     in Exhibit  4(mmmm)); Trust Preferred Securities
                     Guarantee Agreement (contained in Exhibit  4(pppp));
                     Subordinated Indenture (contained in Exhibit  4(vvvv));
                     and Affiliate Debenture Guarantee Agreement (contained
                     in Exhibit  4(ssss)).*

99(a)              [Opinion of Deloitte & Touche LLP with respect to
                     certain financial data appearing in the Registration
                     Statement.**

99(b)              [Opinion of Deloitte & Touche LLP with respect to
                     certain summary financial information and selected
                     financial data incorporated by reference in the
                     Registration Statement.**

____________________________
*    Previously filed.
**   To be filed.